UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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OraSure Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2020	Proxy Statement Notice of Annual Meeting of Stockholders Tuesday, May 19, 2020 ● 10:00 a.m. (Eastern Time)

Letter to the Stockholders

Stephen S. Tang, Ph.D. President and Chief Executive Officer

April 9, 2020

Dear Fellow Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 19, 2020 at 10:00 a.m. Eastern Time. Once again, this year’s Annual Meeting will be a completely virtual meeting, conducted as a live webcast. You will be able to attend the Annual Meeting online, vote your shares electronically if you wish, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OSUR2020.

Pursuant to the Securities and Exchange Commission (“SEC”) rule allowing companies to furnish proxy materials to their stockholders over the internet, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to stockholders on or about April 9, 2020. The Notice contains information on how to access copies of the proxy materials and vote your shares.

At the Annual Meeting, you will be asked to (i) elect two Class II Directors to serve on the Board of Directors until the Annual Meeting of Stockholders in 2023; (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year; (iii) approve, by an advisory (non-binding) vote, the compensation of the Company’s named executive officers as disclosed in the proxy materials,  (iv) approve an amendment and restatement of the OraSure Technologies, Inc. Stock Award Plan (the “Stock Award Plan” or “Plan”) to increase the number of shares of Common Stock authorized to be granted under the Plan; and (v) transact such other business as may properly come before the meeting, and any adjournment(s) or postponement(s) thereof.

The Board of Directors has approved the nominees for Class II Directors and recommends that you vote FOR their election to the Board of Directors. In addition, the Board of Directors recommends that you vote FOR the ratification of KPMG LLP’s appointment, FOR the approval of the Company’s executive compensation, and FOR the Amended and Restated Stock Award Plan.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting online, we urge you to submit your vote as soon as possible. You will have the option to vote by telephone, via the internet, or by completing, signing, dating and returning a paper Proxy Card. Additional details on these options can be found in the Notice sent to you and in the other proxy materials. You may, of course, attend the Annual Meeting online and vote your shares during the meeting regardless of whether you have previously voted by phone, the internet or mail.

Thank you for your cooperation, your ongoing support of, and continued interest in, OraSure Technologies, Inc.

Sincerely yours,

Stephen S. Tang, Ph.D.

President and Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

OF ORASURE TECHNOLOGIES, INC.

DATE AND TIME

Tuesday May 19, 2020

10:00 a.m. (Eastern Time)

To be held virtually by visiting

www.virtualshareholdermeeting.com/OSUR2020

ITEMS OF BUSINESS

The 2020 Annual Meeting of Stockholders will be held for the following purposes:

•    To elect two (2) Class II Directors, each to serve for a term expiring at the Company’s Annual Meeting of Stockholders in 2023;

•    To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

•    To approve, by an advisory (non-binding) vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement accompanying this Notice;

•  To approve an amendment and restatement of the Company’s Stock Award Plan to increase the number of shares of Common Stock authorized to be granted under the Plan; and

•    To consider such other business as may properly come before the meeting, and any adjournment(s) or postponement(s) thereof.

HOW TO VOTE

Via the Internet.    Go to www.proxyvote.com to vote your shares online prior to the Annual Meeting. Have the control number that is printed in your Notice of Internet Availability of Proxy Materials or Proxy Card available and follow the instructions. You may also vote online during the Annual Meeting by going to www.virtualshareholdermeeting.com/OSUR2020 and following the instructions.

By Phone.    Call the toll-free number on your Notice of Internet Availability of Proxy Materials or Proxy Card and follow the prompts.

By Mail.    You can vote by mail by requesting a paper copy of the materials, which will include a Proxy Card. Please review your Notice of Internet Availability of Proxy Materials for instructions on how to request a paper copy of the materials. Mark, sign and date your Proxy Card and return it as indicated on the Proxy Card.

Who Can Vote:  Only holders of shares of the Company’s Common Stock of record at the close of business on March 27, 2020 will be entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) or postponement(s) thereof. Additional information is included in the Proxy Statement accompanying this Notice.

By Order of the Board of Directors,

Jack E. Jerrett

Secretary

April 9, 2020

Proxy Statement Table of Contents

PROXY STATEMENT SUMMARY

We are providing these proxy materials to stockholders of OraSure Technologies, Inc., a Delaware corporation (as used herein, “we,” “us,” “our” or the “Company”), in connection with the Company’s solicitation of proxies (each, a “Proxy”) for use at the Annual Meeting of Stockholders to be held on May 19, 2020, at 10:00 a.m. Eastern Time, and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting”).

As a stockholder, you are invited to participate in the Annual Meeting and are requested to vote on the matters described in this Proxy Statement. The Annual Meeting will be conducted in a completely virtual manner through a live webcast that you can access online by going to www.virtualshareholdermeeting.com/OSUR2020. The webcast will not include a presentation by management. A question and answer session will be provided at the Annual Meeting only for questions that are germane to the matters being discussed and voted on at the meeting.

This summary highlights information contained elsewhere in this Proxy Statement, but does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting your shares.

2020 ANNUAL MEETING INFORMATION
•	Date and Time: Tuesday, May 19, 2020 at 10:00 a.m. (ET)
•	Location: Online by visiting www.virtualshareholdermeeting.com/OSUR2020
•	Record Date: March 27, 2020

PROPOSALS FOR STOCKHOLDER CONSIDERATION

	Proposals	Board Recommendation	Page Reference for More Detail

1.)	Election of two Class II Directors	FOR EACH NOMINEE	59

2.)	Ratification of Appointment of Independent Registered Public Accounting Firm for 2020	FOR	64

3.)	Advisory (Non-Binding) Vote to Approve Executive Compensation	FOR	65
4.)	Amendment and Restatement of Stock Award Plan	FOR	66

Proposal No. 1 – Election of Directors

The table below provides summary information about each of our nominees for Class II Directors, whose new terms will expire at the 2023 Annual Meeting of Stockholders. The Board is recommending that stockholders vote for each Director nominee.

Aradhana Sarin, M.D. joined our Board as a Class II Director in 2018.  Dr. Sarin recently informed us that she has decided to leave the Board so that she can focus on her responsibilities as Chief Financial Officer at Alexion Pharmaceuticals.  As a result, Dr. Sarin will not stand for re-election at the Annual Meeting with the other Class II Directors.  The Board and the Company would like to thank Dr. Sarin for her many contributions as a member of the Board and wish her well in her future endeavors.

				Committee Memberships[1]			Other
Name and Principal Occupation	Age	Director Since	Independent	AC	CC	N& GC	Public Boards
Mara G. Aspinall President and Chief Executive Officer of Health Catalysts Group	57	2017	Yes	√	√		Yes

Ronny B. Lancaster Former Senior Vice President for Federal Government Relations of Assurant, Inc.	68	2003	Yes	√	√	No

[1]	AC = Audit Committee; CC = Compensation Committee; N&GC = Nominating & Corporate Governance Committee; C = Chairman; Ö = Member.

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has selected KPMG LLP (“KPMG”) to be our independent registered public accounting firm for the 2020 fiscal year. The Board believes KPMG is well qualified to serve in this capacity and is recommending that the engagement of KPMG be ratified by our stockholders.

Proposal No. 3 – Advisory (Non-Binding) Vote to Approve Executive Compensation

Our business is diverse and growing, and we operate in extremely competitive markets around the world. It takes commitment from all of the talented people throughout our Company, and especially our executive team, to manage the many facets of our business.

We have designed our compensation program to enable us to attract, retain and motivate our executives and reward them for achieving our objectives and delivering value to stockholders over the long-term. Therefore, we are asking our stockholders to approve, by an advisory (non-binding) vote, the compensation of our named executive officers (“NEOs”) as described in this Proxy Statement.

Our compensation program is designed to focus and reward our executives for balancing both short and long-term priorities.   To fulfill this mission, we have adopted a

pay-for-performance philosophy that forms the foundation for executive compensation decisions made by our Board and the Compensation Committee of the Board (the “Compensation Committee”). In addition, our compensation decisions are designed to align the interests of our executives with the interests of our stockholders and incorporate strong corporate governance principles.

The Compensation Discussion and Analysis portion of this Proxy Statement (the “CD&A”) contains a detailed description of our executive compensation philosophy and program, the compensation decisions the Board and Compensation Committee have made under that program and the factors considered in making those decisions, focusing on the compensation of our NEOs for the year ended December 31, 2019, who were:

Stephen S. Tang, Ph.D., President and Chief Executive Officer (“CEO”)
Roberto Cuca, Chief Financial Officer (“CFO”)
Anthony Zezzo, II, Executive Vice President, Business Unit Leader, Infectious Disease
Kathleen G. Weber, Executive Vice President, Business Unit Leader, Molecular Solutions [1]
Jack E. Jerrett, Senior Vice President, General Counsel and Chief Compliance Officer

___________________________

1 Ms. Weber was appointed as Executive Vice President, Business Unit Leader, Molecular Solutions, at the Company’s

  subsidiary, DNA Genotek, Inc. (“DNAG”), effective as of January 1, 2019.

At our 2019 Annual Meeting, 97% of the votes cast approved the compensation paid to our NEOs for the 2018 fiscal year, as disclosed in our 2019 Proxy Statement. The Board and Compensation Committee take seriously the results of each “say-on-pay” (“SOP”) vote and the views of our stockholders regarding executive compensation. Accordingly, as has been our practice following each SOP vote, we conducted an outreach effort to contact our stockholders in order to obtain their views on the reasons for the vote and to solicit their input on our compensation practices. As part of that effort, we attempted to contact stockholders who, in the aggregate, beneficially owned approximately 34% of our outstanding Common Stock to discuss our compensation practices. The stockholders we contacted generally either did not respond or indicated that there was no need to meet with them at this time.  We believe this reaction, coupled with the strong positive SOP vote at the 2019 Annual Meeting, confirms that the structure of our compensation program is strongly supported by our stockholders. The CD&A provides further information on our outreach effort, which we intend to continue. The Board is recommending that stockholders vote in favor of the compensation of our NEOs as described in this Proxy Statement.

Proposal No. 4 – Amendment and Restatement of Stock Award Plan

In order to enable the Company to continue to attract qualified directors, officers, employees and outside advisors, and to compensate these individuals in a manner that is competitive with compensation provided by other medical diagnostic and healthcare companies, the Board has determined that additional shares of Common Stock are needed to be available for grants under the Company’s Stock Award Plan. In addition, the Board wants to ensure that sufficient shares are available, if needed, to provide retention or other equity awards in connection with potential acquisitions or other business development activities.

Accordingly, subject to stockholder approval, the Board approved an amendment and restatement of the OraSure Technologies, Inc. Stock Award Plan (last amended and restated, February 21, 2017) (the “Stock Award Plan” or the “Plan”) to increase the number of shares to be authorized for grant under the Plan by 5,000,000 shares.  As a result of this increase there will be a total of 5,668,183 shares available in the Stock Award Plan on or after April 4, 2020, subject to stockholder approval. A copy of the Amended and Restated Stock Award Plan reflecting this amendment is attached as Exhibit A to this Proxy Statement.

MOST SIGNIFICANT COMPENSATION COMPONENTS

We believe that all components of our executive compensation program are strongly tied to performance of both the Company and our executives and are aligned with the best interests of our stockholders. These components consist of the following:

Base Salary	Salaries are based on the individual executive’s position relative to market and the executive’s individual performance and contribution.
Annual Cash Incentive Plan Bonuses

Annual incentive cash bonuses reflect market-based targets and are contingent upon (i) our achievement of corporate financial objectives, which are used to determine overall bonus pool funding, and (ii) the executive’s individual performance against pre-determined objectives, for such executive, which are used to determine individual bonus payouts.

Equity Awards under our Long-Term Incentive Policy (“LTIP”)

Long-term incentive equity compensation reflects market-based targets with the value of individual awards contingent upon each executive’s individual performance against pre-determined objectives during the fiscal year prior to award. Fifty percent (50%) of each NEO’s annual LTIP award consists of performance-vested restricted units (“PRUs”) which require achievement of certain financial performance metrics selected by the Board and Compensation Committee and the satisfaction of a 3-year service period for vesting of the award.  The other fifty percent (50%) consists of time-vested restricted stock (“RS”).

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Key features of our compensation program illustrate our commitment to pay-for-performance, the strong alignment of our executives’ interests with those of our stockholders and strong corporate governance. Several of the more significant of these features are summarized below:

•	Compensation is market driven with total compensation of our executives targeted at the 50th percentile of the Peer Group.	•	Regular stockholder outreach on compensation/ governance matters.

●	Compensation is predominantly variable or performance-based.	•	Use of a third-party compensation consultant to provide independent advice on compensation matters.

●	Balanced mix of cash/equity, fixed/variable, short-term/long-term compensation components.	•	Strong stock ownership/retention requirements for executives.

•	In order to incentivize growth, performance objectives for annual bonus pool funding target key financial measures and/or important strategic goals.	●	No economic perquisites for NEOs.

•	The Board’s discretionary ability to adjust annual incentive bonus pool funding is limited to +/- 10% of pool amount in order to avoid excessive discretionary bonus pool adjustments.	•	Use of peer company benchmarking and tally sheets.

•

 Long-term equity incentive awards include 50% PRUs that vest only if (i) a three-year compound average growth rate for product revenues and/or a one-year earnings per share (“EPS”) or income before income taxes (“IBIT”) target is met and (ii) a three-year service period is satisfied.

		•	Compensation recoupment policy.
•

 No excise tax gross-up in any of our NEO employment agreements and no “single trigger” change-in-control severance in any of our new executive employment agreements, including our CEO’s and CFO’s agreements.

		•	No hedging or pledging of our Common Stock.

2019 PERFORMANCE HIGHLIGHTS

Our 2019 performance was mixed as we successfully advanced several significant strategic priorities while we continued to see both positive and negative trends in our business throughout the year. We believe that compensation awarded to executives for 2019 was closely aligned with our performance.

We advanced our innovation growth strategy in 2019 with the acquisitions of two leading microbiome laboratory service providers, CoreBiome, Inc. (“CoreBiome”) and Diversigen, Inc. (“Diversigen”).  We also acquired the manufacturer of a proprietary first-void urine collection product, Novosanis NV (“Novosanis”).  These acquisitions increased our product and service offerings and enabled us to address new market opportunities, which we expect will contribute to our future growth.  We also completed the sale of our cryosurgical systems product line in order to better align with our long-term strategy and focus our resources on higher priority growth opportunities.

During 2019, we also received several important regulatory approvals, including a generic 510(k) clearance from the U.S. Food and Drug Administration (“FDA”) for our Oragene® saliva DNA collection kit, an FDA 510(k) clearance of our rapid Ebola test, and approval from the World Health Organization (“WHO”) for the use of our prequalified OraQuick® HIV professional and self-test products for pediatric testing.  These approvals are important accomplishments that improved the competitive positioning for these products.

Our consolidated net revenues of $154.6 million in 2019 represented a 15% decline from 2018, but this decline was caused by three factors: (i) lower genomic revenues and royalty income resulting from changes in the promotional strategy and purchasing patterns by the leading ancestry testing firms in the consumer genomics market, (ii) the divestiture of our cryosurgical systems business in August and (iii) a reduction in research funding from the Biomedical Advanced Research and Development Authority (“BARDA”) related to our rapid Ebola test and a rapid Zika test.

Despite these declines, there were several positives in our performance which illustrate the underlying strength of our business. For example, the overall growth in our infectious disease testing business was driven largely by the continued strong performance of our OraQuick® HIV self-test product, which delivered a 15% revenue increase in 2019 compared to 2018.  Our domestic HCV business also delivered an 8% increase in revenues compared to the prior year period, reflecting the impact of additional funding and new testing programs.

On the molecular front, our microbiome business delivered a robust 91% increase in revenues due to higher product sales and the addition of laboratory service revenues resulting from our acquisitions of CoreBiome and Diversigen. We also saw underlying strength in sub-markets within genomics outside of ancestry testing, such as disease risk management, which have helped offset the decline in genomic product sales that we saw in 2019.

We generated $9.8 million in cash from operations in 2019 and we ended 2019 with approximately $190 million in cash and short-term investments on our balance sheet, which we can use for our future growth.

 We

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING AND VOTING

1. WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board of Directors (the “Board”) is furnishing proxy materials, including this Proxy Statement, a Proxy Card and the Company’s Annual Report to Stockholders for the year ended December 31, 2019 (the “2019 Annual Report”), to our stockholders in order to solicit proxies to be voted at the Annual Meeting (each, a “Proxy”). Each stockholder can access these documents on the internet in accordance with the rules and regulations of the SEC. On or about April 9, 2020, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to each stockholder at the holder’s address of record, indicating that this Proxy Statement is now available to our stockholders of record entitled to vote at the Annual Meeting.

SEC rules permit us to deliver only one copy of the Notice or a single set of proxy materials to multiple stockholders sharing the same address. Upon written or oral request, we will deliver separate Notices and/or copies of our 2019 Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of the Notice was delivered. Stockholders may notify the

Company of their requests by calling or writing us at OraSure Technologies, Inc., 220 East First Street, Bethlehem, Pennsylvania 18015, Attention: Corporate Secretary; (610) 882-1820.

All stockholders and beneficial holders have the ability to access a copy of our proxy materials on the internet at the website referred to in the Notice. Stockholders will not receive printed copies of the proxy materials unless they request those copies. The Notice also instructs stockholders as to how to submit a Proxy through the internet. If you would like to receive a paper or e-mail copy of your proxy materials, you should follow the instructions for requesting such materials included in the Notice. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.

2. WHAT IS A PROXY?

A Proxy is your legal designation of another person to vote the shares of Common Stock you own. That other person is called a “proxy.” If you designate someone as your proxy in a written document, that document also is called a Proxy or a Proxy Card.

Jack E. Jerrett and Michele Miller, each of whom are officers of the Company, have been designated as proxies by the Board of Directors for the Annual Meeting.

3. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Annual Meeting is March 27, 2020 (the “record date”). The record date is established by the Board as required by Delaware law. Only stockholders of record at the close of business on the record date are entitled to:

(a)	receive notice of the Annual Meeting; and
(b)	vote at the meeting and any adjournment(s) or postponement(s) of the meeting.

Each stockholder of record on the record date is entitled to one vote for each share of Common Stock held. On the record date, there were 62,748,088 shares of our Common

Stock outstanding and entitled to vote at the Annual Meeting.

A list of stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the meeting at our principal executive offices at 220 East First Street, Bethlehem, PA 18015, and electronically during the Annual Meeting at www.virtualshareholdermeeting.com/OSUR2020 when you enter the control number provided in the Notice sent to you.

4. WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, Computershare, Inc., you are a stockholder of record.

If your shares of stock are held for you in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 7 describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares of stock without instructions from you.

It is important that you vote your shares if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 7.

5. HOW CAN I VOTE MY SHARES FOR THE ANNUAL MEETING?

All stockholders have a choice of voting via the internet, over the telephone or by completing and mailing a paper Proxy Card, as described below.

Voting via the Internet or by Telephone. Stockholders of record desiring to vote online via the internet or by telephone prior to the Annual Meeting, should go to www.proxyvote.com or call the toll free number indicated on the Proxy Card or Notice. You may vote via the internet or by telephone provided you do so by 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on May 18, 2020. Stockholders who attend the Annual Meeting via the internet may vote their shares at that time up to and during the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/OSUR2020.

Street name holders may vote via the internet or by telephone if their brokers, banks or other nominees make those methods available. If that is the case, each broker, bank or nominee will include instructions with the Notice or Proxy Statement.

The telephone and internet voting procedures, including the use of control numbers, are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that your instructions have been recorded properly.

If you vote via the internet, you should understand that you will be responsible for any costs associated with this method of voting, such as usage charges from internet access providers and telephone companies.

Voting by Mail. If you desire to vote prior to the Annual Meeting by using a paper Proxy Card instead of by telephone or via the internet, you will need to either print a copy of the Proxy Card from the website indicated in your Notice or follow the instructions in your Notice to request that a paper copy be sent to you. You will then need to complete, sign, date and return the Proxy Card, as described on the Proxy Card. Street name holders should complete and return the voting card provided by their broker, bank or nominee.

Voting at the Annual Meeting. All stockholders of record may vote online during the Annual Meeting, as described above. Submitting a Proxy via the internet, over the telephone or by mail will not affect your right to withdraw your Proxy and vote during the Annual Meeting.

6. HOW WILL MY SHARES BE VOTED IF I SEND IN A PROXY?

If you are represented by a properly executed Proxy, whether delivered by phone, the internet or mail, your shares will be voted in accordance with your instructions.

If you do not provide instructions with your Proxy, your shares will be voted according to the recommendations of our Board as stated on the Proxy.

7. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Stockholders of Record:    If you are a stockholder of record, your shares will not be voted if you do not provide your Proxy, unless you vote online during the Annual Meeting. It is, therefore, important that you vote your shares.

Street Name Holders:    If your shares are held in street name and you do not provide your signed and dated voting instruction form to your bank, broker or other nominee, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under rules of the NASDAQ Stock Exchange (“NASDAQ”), shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions.

At the upcoming Annual Meeting, only the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at our Annual Meeting (specifically, the election of Director nominees, the advisory vote to approve the compensation of the Company’s NEO’s and approval of our Amended and Restated Stock Award Plan) are not considered “routine” under NASDAQ rules, so the broker, bank or other nominee cannot vote your shares on any of these proposals unless you provide to the broker, bank or other nominee voting instructions for each of these matters. If you do not provide voting instructions on these matters, your shares will not be voted on the matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

8. HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote online or if you properly return a Proxy by internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of our outstanding shares of Common Stock as of the March 27, 2020 record date, must be present online or by Proxy at the meeting. This is referred to as a quorum. Broker non-votes, votes withheld and abstentions are included in determining whether there are a sufficient number of shares present to constitute a quorum.

9. HOW CAN I REVOKE A PROXY?

You can revoke a Proxy before the completion of voting at the Annual Meeting by:

(a)	Giving written notice to the Corporate Secretary of the Company to revoke your Proxy; or
(b)	Delivering a later-dated Proxy that indicates the change in your vote; or
(c)

Logging on to www.proxyvote.com in the same manner you would to submit your Proxy electronically or calling the telephone number indicated in your Notice, and in each case, following the instructions to revoke or change your vote; or

(d)	Attending the Annual Meeting online and voting, which will automatically cancel any Proxy previously given. Attendance alone will not revoke any Proxy that you have given previously.

If you choose any of the first three methods, you must take the described action no later than 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on May 18, 2020. Once voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your Proxy or change your vote. If your shares are held in street name by a broker or other nominee, you must contact that institution to change or revoke your vote.

10. WHAT ITEMS WILL BE VOTED ON AT THE ANNUAL MEETING?

At the Annual Meeting, action will be taken on the matters set forth in the accompanying Notice and described in this Proxy Statement. The Board knows of no other matters to be presented for action at the Annual Meeting.

If any other matters do properly come before the Annual Meeting, the persons named in the Proxy Card will have discretionary authority to vote on those matters in accordance with their best judgment.

11. WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

Solicitation of Proxies is made on behalf of the Board. The cost of soliciting Proxies will be borne by the Company. In addition to solicitations by e-proxy and/or by mail, certain of our Directors, officers and regular employees may solicit Proxies personally or by telephone or other means without additional compensation.

We have also engaged Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, to provide proxy solicitation services at an estimated fee of $7,500 plus expenses. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons, and we will, upon request, reimburse them for their reasonable expenses in so doing.

12. HOW CAN I PARTICIPATE IN THE ANNUAL MEETING?

This year’s Annual Meeting will be a completely virtual meeting of stockholders, and will be conducted via live webcast on the Internet. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on March 27, 2020, the record date for the meeting, or if you hold a valid Proxy for the Annual Meeting.

You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OSUR2020. To participate in the Annual Meeting, you will need the control number that is included on your Notice, on our proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time, and you should allow ample time to complete the online check-in procedures.

13. WHAT IF I HAVE TECHNICAL DIFFICULTIES OR TROUBLE VIEWING THE VIRTUAL MEETING

We have technicians ready to assist you with any technical difficulties during the virtual Annual Meeting.  If you encounter any difficulties accessing the virtual meeting or during the meeting, please call one of the following numbers:

Domestic:  (800) 586-1548

International:  (303) 562-9288

14. ARE VOTES CONFIDENTIAL?

We will continue our long-standing practice of holding the votes of each stockholder in confidence from Directors, officers and employees, except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in the case of a contested proxy solicitation; (c) if a stockholder makes a written comment on the Proxy Card or otherwise communicates his or her vote to the Company; or (d) as needed to allow the independent inspectors of election to certify the results of the vote.

15. WHO COUNTS THE VOTES?

We will continue, as we have for many years, to retain an independent inspector of election to receive and tabulate the Proxies and certify the results. These activities will be handled electronically.

16. MAY STOCKHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?

Yes. The Chairman of the Board will answer stockholders’ written questions submitted during the question and answer period of the meeting. Stockholders should confine their questions to matters that relate to the business of the meeting. The Chairman will determine which questions are appropriate to answer during the meeting.

We reserve the right to edit or reject any questions we deem profane or otherwise inappropriate.  Detailed guidelines for submitting written questions during the meeting are available at www.virtualshareholdermeeting.com/OSUR2020.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The following table sets forth information, as of March 27, 2020, regarding the beneficial ownership of the Company’s Common Stock by (a) each person who is known by us to be the beneficial owner of more than five percent of the Common Stock outstanding; (b) each Director and nominee for election as Director; (c) each of our executive officers named in the Summary Compensation Table in this Proxy Statement; and (d) all of our Directors and executive officers as a group. Unless otherwise indicated, the address of each person identified below is c/o OraSure Technologies, Inc., 220 East First Street, Bethlehem, Pennsylvania 18015.

               Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shares of Common Stock which a person has a right to acquire pursuant to the exercise of stock options held by that person that are exercisable within 60 days of March 27, 2020 are deemed to be outstanding for the purpose of computing the ownership percentage of that person, but are not deemed outstanding for computing the ownership percentage of any other person.

Name and Address of Beneficial Owner	Amount and Nature of the Beneficial Ownership[1,2]	Percent of Class
Black Rock, Inc.[3] 40 East 52nd Street New York, NY 10022	9,852,763	15.9%
Renaissance Technologies, LLC[4] 800 Third Avenue New York, NY 10022	4,189,813	6.8%
The Vanguard Group[5] 100 Vanguard Blvd. Malvern, PA 19355	3,915,124	6.3%
Wellington Management Group[6] 280 Congress Street Boston, MA 02210	3,578,821	5.8%
Dimensional Fund Advisors[7] Building One, 6300 Bee Cave Road Austin, TX 78746	3,315,416	5.4%
American Capital Management, Inc.[8] 551 Madison Ave., Suite 902 New York, NY 10022	3,158,570	5.1%
Anthony Zezzo II		*
Stephen S. Tang, Ph.D.		*
Jack E. Jerrett		*
Kathleen G. Weber		*
Michael Celano		*
Eamonn P. Hobbs		*
Charles W. Patrick		*
Mara Aspinall		*
Roberto Cuca		*
Aradhana Sarin, M.D.		*
Ronny B. Lancaster		*
James A. Datin		*
David J. Shulkin, M.D.		*
All Directors and executive officers as a group (13 people)	1,344,020	2.1%

__________________

*	Less than 1%
[1]	Subject to community property laws where applicable, beneficial ownership consists of sole voting and investment power except as otherwise indicated.

2  Includes shares subject to options exercisable within 60 days of March 27, 2020, as follows: Mr. Zezzo, 121,333 shares; Mr. Jerrett, 20,057 shares; Ms. Weber, 14,533 shares; Mr. Celano, 40,000 shares; Mr. Hobbs, 40,000 shares; Ms. Aspinall, 40,000 shares; and Dr. Sarin, 40,000 shares; and all Directors and executive officers as a group, 338,333 shares. Also includes unvested RS, as follows:  Mr. Zezzo, 51,047 shares; Dr. Tang, 154,028 shares; Mr. Jerrett, 51,080 shares; Ms. Weber, 43,870 shares; Mr. Celano, 15,330 shares; Mr. Hobbs, 12,382 shares; Mr. Patrick, 12,382 shares; Ms. Aspinall, 12,382 shares; Mr. Cuca, 73,863 shares; shares; Dr. Sarin, 12,382 shares; Mr. Lancaster, 12,382 shares; and Mr. Datin, 13,432 shares; and all Directors and executive officers as a group, 461,539 shares. Does not include unvested PRUs.

[3]

Based on information contained in a Schedule 13G/A filed February 4, 2020. The filing person has sole voting power with respect to 9,715,576 shares and sole dispositive power with respect to all of the indicated shares.

[4]

Based on information contained in a Schedule 13G/A filed February 13, 2020.  The filing persons have sole voting power with respect to 4,156,716 shares, sole dispositive power with respect to 4,157,489 shares and shared dispositive power with respect to 32,324 shares.

5 Based on information contained in a schedule 13G/A filed February 12, 2020.  The filing person has sole voting power with respect to 58,654 shares, shared voting power with respect to 4,900 shares, sole dispositive power with respect to 3,858,361 shares and shared dispositive power with respect to 56,763 shares.

[6]

Based on information contained in a Schedule 13G filed January 28, 2020. The filing person has shared voting power with respect to 3,044,411 shares and shared dispositive power with respect to all of the indicated shares.

[7]

Based on information contained in a Schedule 13G filed February 12, 2020. The filing person has sole voting power with respect to 3,146,907 shares and sole dispositive power with respect to all of the indicated shares.

[8]

Based on information contained in a Schedule 13G filed February 20, 2020. The filing person has sole voting with respect to 8,090 shares and sole dispositive power with respect to all of the indicated shares.

CORPORATE GOVERNANCE

BOARD RESPONSIBILITIES, OPERATION AND COMPOSITION

               The primary responsibility of the Board of Directors is to promote the long-term success of the Company. In fulfilling this role, each Director must exhibit good faith business judgment as to what is in the best interests of the Company. The Board is responsible for establishing broad corporate policies, setting strategic direction and overseeing management. The Company’s management is responsible for the day-to-day operations of the Company.

               The Board is divided into three classes with each class consisting of one-third of the total number of Directors on the Board. There are currently eight Directors serving on the Board. At each Annual Meeting of Stockholders, the nominees for the class of Directors whose term is expiring at that annual meeting are elected for a three-year term. A Director holds office until the Annual Meeting of Stockholders for the year in which his or her term expires or until his or her successor is elected and duly qualified, subject to prior death, resignation, retirement, disqualification or removal. Each nominee for election at the Annual Meeting currently serves as a Director.

               The Board typically holds regular meetings in February, May, August and November of each year, with special meetings held as needed. The Board’s organizational meeting follows the Annual Meeting of Stockholders. The Board meets in executive session at all regularly scheduled meetings. The Board held 13 meetings and acted by written consent on one occasion during the fiscal year ended December 31, 2019. Each member of the board attended more than 75 percent of the combined total of meetings of the Board and of the Committees of the Board on which such member served during the period in the year in which he or she served as a Director.

The Board holds four regularly scheduled meetings each year and special meetings as needed. Directors attended greater than 75% of all Board and Committee meetings during 2019.

GOVERNANCE GUIDELINES AND CODE OF CONDUCT

               The Board has adopted Corporate Governance Principles which, along with the Charters for each of its Committees and the Company’s Code of Business Conduct and Ethics, provide a framework for the governance of the Company. The Company’s Corporate Governance Principles address matters such as the responsibilities and composition of the Board, Director independence and the conduct of Board and Committee meetings. The Company’s Code of Business Conduct and Ethics sets forth guiding principles of business ethics and certain legal requirements applicable to all Company employees and non-employee Directors. Copies of the current Corporate Governance Principles and Code of Business Conduct and Ethics are available on the Company’s website, www.orasure.com.

We operate under a Code of Business Conduct and Ethics and Corporate Governance Principles, which apply to all employees and non-employee Board members.

INDEPENDENT BOARD CHAIRMAN

The positions of Chairman of the Board and CEO of the Company are held by different individuals, with the Chairman being independent of management.

Currently, the Company’s Chief Executive Officer does not hold the position of Chairman of the Board as the Company believes it is appropriate for the Board to be led by an individual who is independent of management. The Board has carefully considered its leadership structure and believes at this time that the Company and its stockholders are best served by having the positions of Chairman and Chief Executive Officer filled by different individuals. This allows the Chief Executive Officer to, among other things, focus on the Company’s day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing strategic advice and oversight of management. In the future, however, the Board may reconsider whether its Chief Executive Officer should also serve as Board Chairman or may elect to rotate the position of Board Chairman to other independent Directors.

DIRECTOR INDEPENDENCE

               Our Corporate Governance Guidelines require, among other things, that a majority of the members of the Board meet the independence requirements of the SEC and NASDAQ, on which our Common Stock is listed. Each year our Board, with assistance from the Nominating and Corporate Governance Committee, conducts a review of Director independence. The most recent annual review occurred in the first quarter of 2020, during which the Board considered transactions and  relationships, if any, between each Director and any member of such Director’s immediate family

A majority of our Directors are independent as required under applicable SEC and NASDAQ rules. All standing Board Committees consist of independent Directors.

and the Company. As a result of this review, the Board determined that Mara Aspinall, Michael Celano, James A. Datin, Eamonn P. Hobbs, Ronny B. Lancaster, Charles W. Patrick, Aradhana Sarin, M.D. and David J. Shulkin, M.D., are “independent,” as that term is defined in the applicable rules of NASDAQ and the SEC. Stephen S. Tang, Ph.D., was determined by the Board not to be independent because he is currently an executive officer employed by the Company. Based on the foregoing, the Board of Directors is comprised of a majority of independent Directors. All standing Committees of the Board are also comprised solely of independent Directors.

OVERSIGHT OF RISK MANAGEMENT

               As part of its oversight of the Company’s operations, the Board and Audit Committee monitor the management of risks by the Company’s executives. The Audit Committee reviews the risks that the Company may face and receives reports from senior management on the nature of these risks and the procedures and processes in place to manage and mitigate such risks. Substantive areas of risk reviewed by the Audit Committee include financial, legal, regulatory, operational, information technology, cybersecurity and employment matters. The Audit Committee provides a report to the full Board on the matters covered during each of its meetings, including

The Board and Audit Committee monitor the major risks facing the Company and the procedures and processes implemented by management to mitigate those risks.

its risk monitoring activities. In addition, senior management provides periodic reports to the full Board on the major risks facing the Company and the processes and procedures in place to manage such risks. Management also conducts a risk assessment of the Company’s compensation policies and practices, including its executive compensation program, as described in greater detail in the Section of this Proxy Statement entitled, “Compensation Committee Matters.”

ANNUAL MEETING ATTENDANCE AND STOCKHOLDER COMMUNICATIONS

               The Board has approved a policy concerning Board members’ attendance at our Annual Meeting of Stockholders and a process for security holders to send communications to members of the Board. A description of the Board’s policy on annual meeting attendance is provided on our website, at www.orasure.com. As a general matter, each Board member is required to attend each Annual Meeting of Stockholders. Our 2019 Annual Meeting was attended by all members of the Board.

               Security holders may communicate with the Board by sending their communications to OraSure Technologies, Inc., 220 East First Street, Bethlehem, Pennsylvania 18015, Attention: Corporate Secretary, fax: (610) 882-2275, email: corporatesecretary@orasure.com.

All Board members are required to attend each Annual Meeting of Stockholders. The entire Board attended the 2019 Annual Meeting.

COMMITTEES OF THE BOARD

               The Board currently has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Members of these committees are each “independent,” as defined in the Exchange Act and NASDAQ rules applicable to such Committees. In addition, the Board has determined that Michael Celano is an “audit committee financial expert,” as that term is defined by applicable rules of the SEC. Each committee operates pursuant to a written charter, copies of which are available on our website, at www.orasure.com. Additional information on each standing committee is provided below:

AUDIT COMMITTEE
Committee Members:*

Responsibilities:

•      Oversees accounting and financial reporting process, internal controls and audits.

•      Consults with management and the Company’s independent registered public accounting firm on, among other items, matters related to the annual audits, the published financial statements and the accounting principles applied.

•      Appoints, evaluates and retains our independent registered public accounting firm.

•      Responsible for the compensation, termination and oversight of our independent registered public accounting firm.

•      Evaluates the independent registered public accounting firm’s qualifications, performance and independence.

•      Approves all services provided by the independent registered public accounting firm.

•      Monitors the Company’s major risk exposures and reviews risk assessment and mitigation policies.

•      Maintains procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

Aradhana Sarin, M.D.	(C, I)
Mara G. Aspinall	(I)
Michael Celano	(, I)
James A. Datin	(I)
Charles W. Patrick	(I)
David J. Shulkin, M.D.*	(I)
Number of Meetings during fiscal 2019: 8

C – Committee Chair

– Determined by the Board to be an audit committee financial expert as defined under applicable SEC Rules.

I – Determined by the Board to be independent under applicable SEC and NASDAQ rules.

*- In February 2019, Eamonn P. Hobbs left the Audit Committee and joined the Nominating and Corporate Governance Committee, where he currently serves as Chairman.  In August 2019, Mr. Datin was appointed as a Director and a member of the Audit Committee and Compensation Committee. In April 2020, Dr. Shulkin was appointed as a Class I Director and a member of the Audit Committee and Nominating and Corporate Governance Committee.  Ms. Aspinall will be appointed as Chairman of the Audit Committee upon Dr. Sarin’s resignation immediately prior to the Annual Meeting.

COMPENSATION COMMITTEE
Committee Members:

Responsibilities:

•      Oversees compensation for executives and non-employee Directors.

•      Reviews and recommends to the Board for approval the performance criteria and goals and objectives for CEO compensation.

•      In consultation with other independent non-employee Directors, evaluates the CEO’s annual performance.

•      Evaluates and recommends to the Board for approval the CEO’s compensation.

•      In consultation with the CEO, reviews and approves the compensation of other executive officers.

•      Establishes performance measures and goals and evaluates the attainment of such goals under performance-based incentive compensation plans.

•      Reviews compensation and benefits issues relating to the Company.

•      Reviews and recommends for Board approval, the terms of any employment or retirement agreements between the Company and each executive officer.

•      Periodically reviews and administers the Company’s Compensation Recoupment Policy for executive officers and non-employee Directors.

•      Reviews compliance with the Company’s Stock Ownership Guidelines.

Ronny B. Lancaster	(C, I)
Mara G. Aspinall	(I)
Michael Celano	(I)
James A. Datin	(I)
Eamonn P. Hobbs	(I)
Number of Meetings during fiscal 2019: 6

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Committee Members:

Responsibilities:

•      Identifies, evaluates and recommends candidates for nomination or re-election to the Board.

•      Reviewsand makes recommendations to the Board on the range of skills, qualifications and expertise required for service as a Director.

•      Reviewsand recommends for Board approval the appropriate structure of the Board.

•      Reviews and recommends for Board approval the appropriate structure of Board committees, and recommends committee assignments and candidates for the position of Chairman of each committee.

•      Develops and recommends for Board approval a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics, and procedures for the implementation thereof.

•      Periodically reviews and recommends for Board approval the Board’s leadership structure, including whether the same person should serve as both CEO and Chairman of the Board.

•      Assists in the development of succession plans for the Company’s CEO and other executives.

•      Assists the Board in evaluating the independence of individual Directors for purposes of Board and committee service.

•      Develops and implements an annual self-evaluation process for the Board and its committees

Eamonn P. Hobbs*	(C, I)
Ronny B. Lancaster	(I)
Charles W. Patrick	(I)
Aradhana Sarin, M.D.	(I)
David J. Shulkin, M.D.*	(I)
Number of Meetings during fiscal 2019: 4

C – Committee Chair

– Determined by the Board to be an audit committee financial expert as defined under applicable SEC Rules.

I – Determined by the Board to be independent under applicable SEC and NASDAQ rules.

* – Mr. Hobbs joined the Nominating and Corporate Governance Committee and was appointed as Chairman of the Committee in February 2019. In August 2019, Mr. Datin was appointed as a Director and a member of the Audit Committee and Compensation Committee. In April 2020, Dr. Shulkin was appointed as a Director and a member of the Audit Committee and Nominating and Corporate Governance Committee.

NOMINATION OF DIRECTORS

               Our Bylaws provide that nominations for election to the Board may be made by the Board or by any stockholder entitled to vote for the election of Directors at the Annual Meeting. A stockholder’s notice of nomination must be made in writing to the Company’s Corporate Secretary and must be delivered to or received at our principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the meeting. However, in the event that less than one hundred

Stockholders can nominate individuals to serve on the Board by following the procedures described in the Company’s Bylaws.

(100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, in order for notice by the stockholder to be timely, notice must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The notice to the Corporate Secretary must set forth, with respect to the nominee, the name, age, business address, residence address, principal occupation or employment of the person, the class and number of shares of capital stock of the Company which are beneficially owned by the person, and any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Exchange Act.  The notice must also include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of the stockholder and such beneficial owner; (ii) the class and number of shares of capital stock of the Company which are held of record or beneficially owned by such stockholder and such beneficial owner and any other direct or indirect pecuniary or economic interest in any capital stock of the Company of such stockholder and beneficial owner, including without limitation, any derivative instrument, swap, option, warrant, short interest, hedge, profit sharing arrangement or borrowed or loaned shares; (iii) a description of any arrangements or understandings between such stockholder and beneficial owner and each proposed nominee and any other person (including their names) pursuant to which the nomination(s) are to be made by such stockholder and such beneficial owner or with respect to actions to be proposed or taken by such nominee if elected as a Director; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors, or may otherwise be required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. We may also require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a Director of the Company.

               The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates. Candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as candidates recommended by other sources, but only if the stockholder makes a recommendation in accordance with the advance notification provisions set forth in the Company’s Bylaws.

DIRECTOR QUALIFICATIONS

The Board considers diversity, including personal factor such as race and gender, and other relevant factors in evaluating Director candidates.  In determining whether incumbent Directors will be nominated for re-election, we evaluate the individual’s background, experience and prior service as a Director.

               Although there is no formal policy governing Board diversity, the Nominating and Corporate Governance Committee considers diversity as one of many factors in identifying new candidates for the Board. Such diversity includes personal characteristics such as race and gender as well as diversity in background and skills and experience that relate to our Board’s performance of its responsibilities.  The Nominating and Corporate Governance Committee does not assign specific weight to any particular criteria when reviewing candidates and may not apply the same criteria to all prospective nominees.

INSIDER TRADING

Our Insider Trading Policy prohibits trading by Directors, executive officers or employees who are in possession of material nonpublic information about the Company.

               We have a policy designed to prevent any trading in the Company’s Common Stock or other securities by Directors, executive officers and all other employees of the Company and its affiliates while such person is in possession of material nonpublic information. The policy prohibits trading in the Company’s securities on the basis of material nonpublic information, requires preapproval of transactions in Company securities for Directors, executive officers and all other employees and establishes regular trading windows after each calendar quarter following the Company’s announcement of its quarterly financial results.

PROHIBITION AGAINST SHORT SALES, HEDGING AND PLEDGING

               We believe it is inappropriate for any employee of the Company or its affiliates or any member of the Board to engage in short-term or speculative transactions involving Company securities, including entering into financial instruments or engaging in other transactions that hedge or offset, or that are designed to hedge or offset, any decrease in the market value of our Common Stock. As a result, our insider trading policy prohibits Directors, executive officers and all other employees from entering into transactions involving our Common Stock, such as short sales, the buying or selling of puts or calls, the purchase of securities on margin, prepaid variable forward contracts, equity swaps, collars, exchange funds and other similar financial instruments. Our policy also prohibits employees and Directors from pledging shares of our Common Stock as collateral.

We have implemented several governance policies related to our Common Stock. Our policies prohibit short-term, speculative transactions in our stock, such as hedging, pledging and short sales.

STOCK OWNERSHIP AND RETENTION GUIDELINES

We have implemented stock ownership and retention guidelines for our CEO, other executives and members of the Board.

               The Board has adopted stock ownership and retention guidelines applicable to our President and CEO, our CFO and all of our other executive officers and all non-employee members of the Board. Under these guidelines, the covered individuals must meet the following ownership requirements, expressed either as a multiple of base salary (in the case of Company officers) or annual cash fees (in the case of non-employee Board members):

Covered Individual	Multiple of Base Salary or Director Fees
President and Chief Executive Officer	6x
Chief Financial Officer	2x
Other Executive Officers	1x
Non-Employee Directors	3x

               Any individual who becomes subject to the guidelines is required to meet the guidelines within five years. Any individual already subject to the guidelines who becomes subject to a higher ownership requirement, due to a promotion, a further amendment to the guidelines or an increase in compensation, is required to meet the new ownership requirement within five years following the effective date of promotion, change in compensation or guideline amendment. In determining whether an individual meets the required ownership requirement, shares owned directly or indirectly, restricted stock (including both time and performance-based) and shares deferred under our deferred compensation plan will be counted. Compliance will be determined as of December 31 of each fiscal year. The guidelines also require each covered individual to retain at least 50% of the net shares acquired upon the exercise of stock options and the vesting of restricted stock until the individual’s holdings of Common Stock equal or exceed the applicable ownership requirement. As of December 31, 2019, all covered officers and non-employee Directors were in compliance with the stock ownership guidelines.

AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE FOR THE YEAR ENDED DECEMBER 31, 2019

The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that Section. This report shall not be deemed “incorporated by reference” into any document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filing.

The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee management’s conduct of the Company’s financial reporting process, including monitoring (1) the participation of management and the outside independent registered public accounting firm in the financial reporting process, (2) the Company’s systems of internal accounting and financial controls, (3) the annual independent audit of the Company’s financial statements and (4) the qualifications, independence and performance of the outside independent registered public accounting firm. The Audit Committee selects the Company’s outside independent registered public accounting firm, and once selected, the outside independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the outside independent registered public accounting firm. The Audit Committee is composed of five (5) non-employee directors and operates pursuant to a Charter that was last amended and restated by the Board on February 20, 2018 (which can be found on the Company’s website at www.orasure.com).

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management, which included a discussion of not only the quality, but also the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee met with the independent registered public accounting firm, with and without management, to discuss the results of their audit and their judgments regarding the Company’s accounting policies. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed under applicable standards, including those in Public Company Accounting Oversight Board Auditing Standard No. 1301, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board as currently in effect, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the firm’s independence and has discussed with the independent registered public accounting firm the firm’s independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC and selected KPMG LLP as the independent registered public accounting firm for fiscal year 2020. The Board is recommending that stockholders ratify that selection at the Annual Meeting.

Submitted by the Audit Committee of the Company’s Board of Directors:

Aradhana Sarin, M.D., Chairman

Mara G. Aspinall

Michael Celano

James A. Datin

Charles W. Patrick

February 25, 2020

AUDIT FEES; AUDIT RELATED FEES; TAX FEES; ALL OTHER FEES

The following table presents fees for professional audit services rendered by KPMG LLP (i) for the audits of our annual consolidated financial statements and review of the financial statements in our Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2019 and 2018, and (ii) for the audits of our internal control over financial reporting as of December 31, 2019 and 2018. The following table also includes fees billed for other services rendered by KPMG:

	2019	2018
Audit fees[1]	$1,095,750	$749,000
Audit-related fees[2]	$201,000	$217,335
Tax fees[3]	$216,512	$272,224
Total fees	$1,513,262	$1,238,559

[1]

Includes fees related to the audits of our consolidated annual financial statements, interim reviews of our quarterly financial statements and audits of our internal control over financial reporting for each indicated year and procedures related to several business combination transactions which occurred in 2019.

[2]	Includes fees for due diligence related to several acquisitions in 2019 and 2018 and fees for preparation of a written consent for a Universal Shelf Registration Statement on Form S-3 in 2018.
[3]	During the fiscal years ended December 31, 2019 and 2018, KPMG was engaged to provide tax compliance, planning and consulting services.

PRE-APPROVAL PROCEDURES

The Audit Committee has adopted a general practice of pre-approving all audit and non-audit services provided to the Company by our independent registered public accounting firm. The Chairman of the Audit Committee has been delegated the authority to pre-approve audit and non-audit services having an aggregate value of up to $50,000 between meetings of the Audit Committee, provided that such pre-approval is communicated to the Audit Committee at its next scheduled meeting. All services by KPMG in 2019 and 2018 were approved in accordance with these practices.

COMPENSATION COMMITTEE MATTERS

The Compensation Committee assists the Board in developing and managing the compensation provided to executive officers of the Company and non-employee members of the Board. The Compensation Committee is responsible for developing and overseeing the implementation of the Company’s compensation philosophy and for setting executive compensation at levels that are sufficiently competitive so that the Company can attract, retain, motivate and reward high quality executives who can contribute to the Company’s success.

COMPENSATION PROCESSES AND PROCEDURES

Compensation for executives is established by the Compensation Committee in accordance with the compensation philosophy established under its charter as set forth in the CD&A Section of this Proxy Statement. In setting executive compensation, the Compensation Committee considers the Company’s and each executive’s performance against previously established objectives, internal pay equity, the compensation practices of the Company’s peer group (as set forth in the CD&A) (“Peer Group”), the Company’s industry position and general industry compensation data. The Compensation Committee periodically retains independent compensation consultants to review our executive compensation practices and to assist in establishing competitive compensation levels for our executives.

ANNUAL PERFORMANCE EVALUATIONS

On an annual basis, the Compensation Committee and other non-employee Directors evaluate the performance of the CEO, based on the overall performance of the Company. The CEO also evaluates the performance of the other NEOs against their respective predetermined performance objectives. Annual performance objectives for the NEOs are established at the beginning of the applicable year and generally include two parts: (1) the Company’s overall target financial objectives, and (2) individual objectives in the functional areas for which the executive is responsible. For each NEO, these objectives are then weighted to reflect their relative importance to the Company and the executive’s functional responsibilities.

Depending on the Company’s overall performance and the extent to which an executive achieves his or her individual objectives for a particular year, the executive will be rated as “Does Not Meet,” “Does Not Consistently Meet,” “Meets Expectations,” “Exceeds Expectations” or “Outstanding.” On occasion, a blended rating such as “Meets/Exceeds” or “High Meets” will be used to indicate performance between the foregoing performance rating levels. The Compensation Committee uses the performance ratings and other factors to determine base salary adjustments, incentive cash bonuses and long-term incentive equity awards. Although this approach was also followed in evaluating Dr. Tang’s performance for 2019, Dr. Tang’s performance assessment is primarily based on the Company’s overall performance.

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee is comprised of independent non-employee Directors who oversee our executive compensation program. Each year, the Compensation Committee determines or recommends (in the case of the CEO) the appropriate level of compensation for all NEOs. As an initial guideline, the Compensation Committee sets the total direct compensation opportunity (base salary, annual incentive bonus target, and long-term incentive equity target) for each of our executive officers within a range around the 50th percentile of comparable medical diagnostics and healthcare companies. The variation of actual pay relative to the market data is dependent on the executive officer’s performance, experience, knowledge, skills, level of responsibility, potential to impact our performance and future success, and the need to retain and motivate strategic talent.

The Compensation Committee generally determines an executive officer’s compensation based upon the objectives of our executive compensation program. The Compensation Committee makes compensation recommendations to the Board for the CEO and approves decisions for the other NEOs after careful review and analysis of appropriate performance information and market compensation data. Compensation for the CEO is approved by the independent members of the Board of Directors.

Beyond determining and recommending (in the case of the CEO) specific compensation for the NEOs, the Compensation Committee works with the executive management team to review and adjust compensation policies and practices to ensure that they remain consistent with the Company’s values and philosophy, support the recruitment and retention of executive talent, and help the Company achieve its business objectives.  The Compensation Committee also determines a market-based level of compensation for non-employee Directors.

ROLE OF THE CEO

The CEO provides performance assessments and recommendations to the Compensation Committee on the compensation for each executive of the Company. The CEO’s recommendations are based on his review of each executive’s performance, job responsibilities, importance to our overall business strategy, and our compensation philosophy. Although the CEO’s recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation.

ROLE OF THE COMPENSATION CONSULTANT

To assist in the review of executive compensation and to obtain information regarding market trends and governance best practices, the Compensation Committee engages independent executive compensation consultants to analyze our executive compensation structure and plan designs, and to assess whether our compensation program is competitive and supports our goal of aligning the interests of our executive officers with those of our stockholders. Such consultants also provide the Compensation Committee with the Peer Group and other market data that is discussed in the CD&A, which the Compensation Committee evaluates when establishing programs and features and determining compensation for executive officers. In connection with its 2019 compensation decisions, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) to provide market assessments of the target compensation for our executives, assist in updating the Peer Group information that we use for compensation benchmarking purposes, provide a market assessment of compensation for non-employee members of the Board, and consult on the preparation of this Proxy Statement.

The Compensation Committee has the sole authority to approve any independent compensation consultant’s fees and terms of engagement. The Compensation Committee annually reviews its relationship with each consultant to ensure their independence. The process in 2019 included a review of the services Pay Governance provides, the quality of those services, and the fees associated with those services during the fiscal year as well as consideration of the factors impacting independence that NASDAQ rules require and a review of Pay Governance’s independence policy. The Compensation Committee concluded that there were no conflicts of interest that prevented Pay Governance from serving as an independent consultant to the Compensation Committee on executive compensation matters.

TALLY SHEETS

In determining annual compensation for our executives, the Compensation Committee reviews tally sheets for each executive. Tally sheets set forth the dollar amounts of all components of each executive’s current compensation, including salary, incentive cash bonus awards, incentive equity awards, potential termination payments and other benefits deemed relevant by the Compensation Committee. These tally sheets allow the Compensation Committee to review how a change in the amount of each compensation component affects each executive’s total compensation and to consider each executive’s compensation in the aggregate. Included in each tally sheet is the estimated amount of severance and other benefits payable to the executive under various termination scenarios. Tally sheets are utilized by the Compensation Committee to establish aggregate compensation for our executives which the Compensation Committee believes to be reasonable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mara G. Aspinall, Michael Celano, James A., Datin, Eamonn P. Hobbs and Ronny B. Lancaster each served as members of the Compensation Committee during 2019, with Mr. Lancaster serving as Chairman. None of these Directors has served or is currently serving as an officer or employee of the Company, nor have they engaged in any transactions involving the Company which would require disclosure as a transaction with a related person. There are no Compensation Committee interlocks between the Company and any other entity involving the Company’s or such entity’s executive officers or board members.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. This report shall not be deemed to be “incorporated by reference” into any document filed under the Securities Act or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filing.

The Compensation Committee of OraSure Technologies, Inc. has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis, contained in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the foregoing Compensation Discussion and Analysis be included in the Company’s 2019 Annual Report on Form 10-K Report and Proxy Statement for the 2020 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE:

Ronny B. Lancaster, Chairman

Mara G. Aspinall

Michael Celano

James A. Datin

Eamonn P. Hobbs

March 30, 2020

EXECUTIVE OFFICERS

The table below provides information about the executive officers of the Company as of March 27, 2020. Officers of the Company hold office at the discretion of the Board.

Name[1]	Age	Position
Stephen S. Tang	59	President and Chief Executive Officer
Roberto Cuca	52	Chief Financial Officer
Anthony Zezzo II	66	Executive Vice President, Business Unit Leader, Infectious Disease
Kathleen G. Weber	53	Executive Vice President, Business Unit Leader, Molecular Solutions
Jack E. Jerrett	61	Senior Vice President, General Counsel and Chief Compliance Officer
Michele Miller	46	Vice President, Finance, Controller and Assistant Secretary

_________________

1 Michael Reed, Ph.D., who served as the Company’s Senior Vice President, Research and Development and Chief Science Officer and was an executive officer during 2019, left the Company in February 2020.

Stephen S. Tang, Ph.D., President and Chief Executive Officer

Stephen S. Tang, Ph.D., became a member of the Board in April 2011 and served as the Company’s Chairman until he became the Company’s President and CEO on April 1, 2018. From January 2008 to March 2018, Dr. Tang served as President and Chief Executive Officer of the University City Science Center, an urban research park and business incubator owned by over thirty leading universities, medical schools and health networks in the greater Philadelphia, Pennsylvania area.  Prior to his tenure at the University City Science Center, Dr. Tang held senior management and business development positions with several firms in the life sciences industry, including Olympus America, Inc., Millennium Cell Inc. and A.T. Kearney Inc. Dr. Tang holds a B.S. degree in Chemistry from The College of William and Mary, an M.S. and Ph.D. in Chemical Engineering from Lehigh University and an M.B.A. from The Wharton School of Business at the University of Pennsylvania.

Roberto Cuca, Chief Financial Officer

Roberto Cuca joined the Company in May 2018, initially serving as Senior Advisor until his appointment as the Company’s Chief Financial Officer in June 2018.  Prior to joining the Company, Mr. Cuca served as Senior Vice President and Chief Financial Officer of Trevena, Inc., a clinical stage biopharmaceutical company, where he led the finance and investor relations functions and worked with senior management to establish and execute overall corporate strategy.  Prior to his tenure with Trevana, Mr. Cuca held various leadership positions in the finance organization of Endo Health Solutions Inc., a pharmaceutical company, including Treasurer and Senior Vice President, Finance, where he was responsible for capital raises and cash management, mergers, acquisitions and licensing transactions, tax planning and compliance, and risk management.  Before he joined Endo, Mr. Cuca served as the Director, Corporate and Business Development at moksha8 Pharmaceuticals, Inc., an emerging markets-focused pharmaceutical company, and as an equity analyst covering U.S. pharmaceutical companies at J.P. Morgan Chase & Co. Mr. Cuca received an M.B.A. from The Wharton School of the University of Pennsylvania, a Juris Doctor from Cornell Law School, and an A.B. from Princeton University.  Mr. Cuca is also a CFA Charterholder.

Anthony Zezzo II, Executive Vice President, Business Unit Leader, Infectious Disease

Mr. Zezzo has been the Company’s Executive Vice President, Business Unit Leader, Infectious Disease since January 2017 and prior to that he served as Executive Vice President, Marketing and Sales since January 2011. From 2004 to December 2010, Mr. Zezzo was Vice President, North American Sales and Marketing at the Ortho-Clinical Diagnostics Division of Johnson & Johnson. Prior to that time, Mr. Zezzo held a series of sales and marketing positions of increasing responsibility within Johnson & Johnson. Mr. Zezzo received his B.A. in Political Science from Grove City College.

Kathleen G. Weber, Executive Vice President, Business Unit Leader, Molecular Solutions DNA Genotek, Inc.

Kathleen G. Weber has served as the Executive Vice President, Business Unit Leader, Molecular Solutions at DNAG since January 1, 2019.  Prior to that, she served as the Senior Vice President and General Manager, Consumer Products at the Company since November 2012.  Prior to her time at OraSure, Ms. Weber has served in executive leadership roles at Pfizer, Johnson and Johnson, and Wyeth.  Ms. Weber began her career in the finance industry at Chase Manhattan Bank (now known as JP Morgan Chase). Ms. Weber received a B.S. in business administration from Georgetown University and an M.B.A. from New York University’s Stern School of Business.

Jack E. Jerrett, Senior Vice President, General Counsel and Chief Compliance Officer

Mr. Jerrett has been the Company’s Senior Vice President, General Counsel and Chief Compliance Officer since February 2020.  He served as Senior Vice President and General Counsel since February 2003 and served as Vice President and General Counsel since November 2000. He has also served as the Company’s Secretary since February 2001. Prior to joining the Company, Mr. Jerrett worked as an Associate at Morgan, Lewis & Bockius and held positions of increasing legal responsibilities with companies in the transportation and energy industries. Mr. Jerrett received his B.S. in Accounting from Villanova University and his J.D. from the Villanova University School of Law. He is a member of the Pennsylvania Bar and the American and Pennsylvania Bar Associations.

Michele Miller, Vice President, Finance and Controller

Michele Miller has been the Company’s Vice President, Finance and Controller since October 2018 and served as the Company’s Director, Financial Reporting since December 2011 and as Manager, Financial Reporting since August 2007.  Prior to joining the Company, Ms. Miller served as Manager, Financial Reporting at Knoll, Inc. and as an accountant with Beard Miller Company and Ernst & Young.  Ms. Miller received her B.S. in Accounting from Bloomsburg University and is a licensed Certified Public Accountant, a Chartered Global Management Accountant, and a member of the Pennsylvania and American Institutes of Certified Public Accountants.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2019, there have been no transactions with related persons that would require disclosure in this Proxy Statement. The Audit Committee is required to review and approve in advance all transactions with related persons involving the Company. The Audit Committee may approve a related party transaction if the transaction is on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party. The Audit Committee also reviews any public disclosures of a related party transaction contained in our SEC filings. These responsibilities are described in the Audit Committee’s charter, a copy of which is available on our website at www.orasure.com.

Information regarding employment, severance and retirement agreements between our executive officers and the Company is set forth in the Section entitled, “Employment Agreements and Potential Payments Upon Termination or Change of Control,” in this Proxy Statement.

Compensation Discussion and Analysis - Table of Contents

Compensation Tables – Table of Contents

Summary Compensation Table	47
Grants of Plan-Based Awards	48
Outstanding Equity Awards at December 31, 2019	49
Option Exercises and Stock Vested	51
Retirement Benefits	51
Nonqualified Deferred Compensation	51

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Overview

This Compensation Discussion and Analysis, or CD&A, describes the material elements of the compensation of our NEOs and describes the objectives and principles underlying the Company’s executive compensation program, the compensation decisions we have recently made under this program and the factors we considered in making these decisions.

Our NEOs for 2019 who are covered in this CD&A include:

Name	Position
Stephen S. Tang, Ph.D.	President and Chief Executive Officer
Roberto Cuca	Chief Financial Officer
Anthony Zezzo, II	Executive Vice President, Business Unit Leader, Infectious Disease
Kathleen G. Weber	Executive Vice President, Business Unit Leader, Molecular Solutions
Jack E. Jerrett[1]	Senior Vice President, General Counsel and Chief Compliance Officer

_________________

1 Mr. Jerrett was appointed as the Company’s Chief Compliance Officer in February 2020.

Our Performance in 2019

The following charts describe our consolidated financial performance during the last three fiscal years, expressed in dollars (thousands).

__________

1 2017 operating income includes a $12.5 million gain related to a litigation settlement. 2018 operating income includes $9.6 million in executive transition costs and $1.2 million in transaction costs   associated with two acquisitions. 2019 operating income includes a $10.1 million gain related to the sale of the Company’s cryosurgical systems business, $664,000 of income associated with the change in the fair value of acquisition-related contingent consideration, and $1.8 million of transaction costs associated with the acquisitions in 2019.

Our 2019 consolidated revenues and operating income were negatively impacted by changes in promotional strategy and purchasing patterns by the leading ancestry testing firms in the consumer genomics market, the sale of our cryosurgical business in the summer of 2019 and a reduction in federal funding related to two development projects.   Offsetting these declines were strong contributions from our OraQuick® HIV Self-Test, increased domestic sales of our OraQuick® HCV test, and higher revenues generated from our microbiome product and services business.

2019 Business Highlights in Detail

Business highlights from 2019 and the principal factors driving our financial performance are summarized below:

•We delivered on our innovation growth strategy with the acquisition of two leading microbiome laboratory service providers, CoreBiome and Diversigen.
•We further advanced our strategy with the acquisition of Novosanis, a manufacturer of proprietary technology for the collection of first-void urine samples.
•We completed the sale of our cryosurgical systems product line in order to better align with our long-term strategy and focus on higher priority growth opportunities.

•The lower consolidated net revenues for 2019 compared to 2018 were caused by market changes in the consumer genomics market, the sale of our cryosurgical business and reduced federal funding due to the completion of two development projects.

•Partially offsetting the revenue declines in 2019 was a 15% revenue increase in sales in our OraQuick® HIV Self-Test in international markets.
•Domestic sales of our OraQuick® HCV product grew 8% compared to the prior year, reflecting the impacts of additional funding and new testing programs.

•Our microbiome revenues grew 91% compared to the prior year due to higher product sales and the addition of microbiome laboratory service revenues resulting from our acquisitions of CoreBiome and Diversigen.

•We generated $9.8 million in cash from operations in 2019.
•Aggregate cash and cash equivalents and short-term investments approximated $190 million at year end.

2019 NEO Compensation at a Glance

NEO compensation for 2019 was as follows:

•

Base Salary: The base salaries paid to our senior management (including the NEOs) during 2019 increased from 2018 by 2.8% on average. Salary adjustments for 2019 were based on the performance of each executive and the Company during 2018, the marketplace compensation data provided to the Compensation Committee in 2018 by its compensation consultant and the Company-wide average salary merit increase budget of 3.0%. Generally, an executive’s annual salary adjustment tended to be at the higher end of the range budgeted by the Company if the executive received a performance rating of “Meets Expectations” or better and such executive’s pre-adjustment salary level was below the 50th percentile for his or her position as reflected in marketplace and the Peer Group’s compensation data.  The increase in Dr. Tang’s base salary reflects a merit increase of 2.75% plus an additional adjustment to move his salary closer to the 50th percentile based on the Peer Group benchmarking data. Additional detail on these salaries is provided in the “2019 Base Salaries” Section, below.

NEO	2018 Performance Rating	2018 Salary	2019 Salary	Change (%)
Stephen S. Tang, Ph.D.	High Meets	$565,000	$609,000	7.79%
Roberto Cuca	High Meets	$415,000	$426,413	2.75%
Anthony Zezzo II	Meets	$408,512	$418,726	2.50%
Kathleen G. Weber	High Meets	$341,695	$355,000	3.89%
Jack E. Jerrett	High Meets	$369,977	$380,152	2.75%
•

Annual Incentive Bonuses: Incentive cash bonus awards for 2019 performance ranged from 45% to 70% of target for each of the NEOs.  The bonus amounts were substantially below the applicable targets for Dr. Tang and the other NEOs, primarily due to the financial performance of the Company, as described under “2019 Business Highlights in Detail” Section, above. The Company failed to achieve the Threshold target for the consolidated revenue objective established for bonus pool funding under the 2019 Incentive Plan.  This resulted in bonus payments well below target for each of the NEOs. Bonus payments at these levels reflect our performance, but also provide some recognition for progress made in 2019 toward achieving the Company’s long-term innovation growth strategy, the strong performances of the Company’s HIV Self-Test and microbiome businesses during 2019 and each executive’s individual performance in responding to various challenges. Additional detail on these bonus payments is provided in the “2019 Annual Incentive Cash Bonuses” Section, below.

			Actual 2019 Bonus Payments
NEO	2019 Performance Rating	2019 Target (% Salary)	($)	(% Salary)	(% Target)
Stephen S. Tang, Ph.D.	Meets	85%	$258,825	43%	50%
Roberto Cuca	High Meets	50%	$132,188	31%	62%
Anthony Zezzo II	Low Meets	40%	$75,371	18%	45%
Kathleen G. Weber	High Meets	40%	$88,040	25%	62%
Jack E. Jerrett	Exceeds	35%	$93,137	25%	70%

•

Long-Term Incentive Awards: Incentive equity awards granted to Dr. Tang and the other NEOs in February 2019 were based on the Company’s financial performance, as described under the “2019 Base Salaries” Section, below, and/or each executive’s performance during 2018. The value of the awards ranged from 99% to 220% of each executive’s base salary, as shown below. The NEOs received equity awards consisting of 50% time-vested RS and 50% PRUs.

			2019 Equity Awards
NEO	2018 Performance Rating	Target Range (% Salary)	($)	(% Salary)
Stephen S. Tang, Ph.D.	High Meets	150%-250%	$1,243,000	220%
Roberto Cuca	High Meets	105%-175%	$639,100	154%
Anthony Zezzo II	Meets	95%-155%	$510,641	125%
Kathleen G. Weber	High Meets	70%-115%[1]	$338,278	99%
Jack E. Jerrett	High Meets	70%-130%	$480,970	130%

1 During 2018, Ms. Weber served as Senior Vice President, General Manager, Consumer Products and, accordingly, her 2019 LTIP award reflected the potential value range of a Senior Vice President.

Additional information regarding NEO compensation for 2019 is provided below in this CD&A and in the accompanying tables, including the Summary Compensation Table (“SCT”) set forth below.

Pay for Performance

We follow a pay-for-performance approach in compensating executives. Our program pays executives for performance by rewarding the achievement of predetermined financial and/or strategic objectives.

A significant portion of each NEO’s compensation is paid out in variable and long-term compensation that is intended to align such compensation with the long-term interests of our stockholders. Both our annual and long-term compensation are tied to the Company’s overall performance in a variety of ways, including our financial results and share price performance. A further discussion of our pay mix for the NEOs is set forth in the “Pay Mix” Section, below.

One aspect of our compensation program is the use of performance targets to incentivize management to achieve improved financial results on a year-to-year basis. For the past several years, annual financial objectives have been used to determine the amount of pool funding available to pay individual awards under our annual bonus plan.  These objectives are generally set at levels intended to incentivize annual financial growth.  A combination of financial and strategic objectives may also be considered, and in the past have been used, where the Compensation Committee and the Board desire to incentivize management to meet certain near-term strategic objectives which could help drive improved financial performance in a year with increased financial uncertainty.  Each year the Compensation Committee and the Board evaluate whether financial objectives, strategic objectives, or some combination thereof, would provide the most appropriate near-term incentives for our NEOs to achieve improved financial performance.

In addition, for the past several years we have followed a policy of granting annual equity awards to executives that consist of 50% PRUs and 50% time-vested RS. The PRUs will only vest if (i) the NEO remains employed by the Company for three years following the date of grant and (ii) the performance criteria determined by the Committee and the Board are met. For the PRUs granted in 2019, a compound annual growth rate (“CAGR”) target for consolidated product and service revenues for the three-year period 2019-2021 and a one-year income before income taxes (“IBIT”) target for the fiscal year 2019 were established as the performance criteria. The time-vested RS portion of the award vests in equal annual installments over the three-year period following the grant date, subject to the NEO’s continued employment by the Company.

We believe the performance targets and three-year service period applicable to PRUs complement the short-term incentives in our annual bonus plan. We also believe the combination of the structure of our annual bonus plan and the structure of our equity award policy appropriately incentivize management to deliver substantially improved financial performance both on an annual basis and over a longer term period and help drive long-term growth in stockholder value.

Compensation Governance Practices

We are committed to maintaining good corporate governance and practices. As a result, and in response to input from stockholders, the Compensation Committee and the Board have adopted a number of changes over the past several years to specifically respond to stockholder concerns and better align our compensation program with performance. The most significant of these changes was the adoption of PRUs for 50% of the value of annual long-term equity awards for our executives. These changes and other aspects of our compensation practices are summarized below:

Performance Mix – The vast majority of our NEOs’ compensation is performance-based. For example, approximately 71% of Dr. Tang’s 2019 annual compensation opportunity consists of an incentive cash bonus and equity award, both of which are performance-based and varying with some combination of financial, strategic and/or share price performance. For the other NEOs, 58% of their aggregate annual compensation consists of performance-based compensation.

Diversified and Performance Based Portfolio – Our executive compensation consists of a mix of cash/equity, fixed/variable and short-term/long-term compensation.

Performance Vested Equity – 50% of our NEOs’ annual equity awards consist of PRUs that will not vest until three years after the grant date and only if certain performance measures are met during the three-year period.

Long-Term Focus – Equity awards are subject to long-term vesting requirements, with time-vested RS vesting over 3 years. PRUs also vest only after three years. Structuring our equity awards in this manner helps align the interests of our executives with the long-term interests of our stockholders.

Target Bonus Objectives – Our annual bonus pool is funded based on the achievement of annual financial objectives, strategic objectives or a combination thereof, in order to incentivize management to achieve improved financial performance on a year-over-year basis.

Limited Bonus Pool Discretion – The aggregate bonus pool funding for annual cash bonuses is determined pursuant to a plan funding formula tied to the Company’s achievement of specific financial objectives. The Board and Compensation Committee can make discretionary adjustments to the pool, but such adjustments are limited to +/– 10% of the pool amount determined under the plan’s self-funding formula.

Balanced Performance Metrics – Variable compensation is based on a combination of corporate and individual performance, measured over varying timeframes to help ensure balanced incentives for executives.

Change-in-Control Severance and Tax Gross Ups – Our policy is that employment agreements with our executives provide for “double trigger” change-in-control severance rather than “single trigger” change-in-control severance and do not provide for a 280G income tax gross up.

Strong Stock Ownership and Retention Conditions – We have implemented stock ownership requirements of six (6) times salary for our President and CEO, two (2) times salary for our CFO and one (1) times salary for other NEOs.

Prudent Benchmarking – The total compensation paid to our executives is targeted at the 50th percentile of our Peer Group of comparable companies based on achievement of performance objectives. We use a Peer Group consisting of companies in the medical diagnostic and healthcare industries comparable in size to the Company based on total revenues and market value.

Tally Sheets – The Compensation Committee reviews tally sheets as part of making individual compensation determinations.

Independent Compensation Consultants – The Compensation Committee regularly utilizes independent compensation consultants to provide compensation advice, including competitive assessments of our program compared to compensation paid to executives at the Peer Group of comparable medical diagnostic and healthcare companies. During 2019, the Compensation Committee engaged Pay Governance as its independent consultant.

Recoupment Policy – The Company maintains a compensation recoupment or “clawback” policy, under which we will seek to recover excess compensation paid to an executive if our financial statements are restated due to misconduct by that executive.

No Repricing – Our LTIP prohibits both the repricing and repurchase of underwater stock options or other equity awards without stockholder approval.
No Perquisites – We do not provide executives with any perquisites that are not offered to all employees of the Company.
Risk Review Process – We periodically assess the risks associated with our compensation programs.
No Hedging – Our policy prohibits Directors and NEOs from engaging in hedging activities with respect to our stock.
No Pledging – Our Directors and NEOs are not permitted to pledge our stock.
Confidentiality/Non–Compete Agreements – Our NEOs are subject to confidentiality and non-compete agreements.

Realizable Pay vs. TSR

To ensure that our executive compensation program and compensation levels are consistent with our pay-for-performance philosophy, we evaluated the degree of alignment between our CEO’s total realizable pay versus our TSR over the prior three fiscal years (2017 to 2019) relative to our Peer Group. The graph below shows the comparison of our three-year TSR and “realizable pay” relative to our Peer Group.

Realizable pay for our CEO consists of Dr. Tang’s compensation for 2019 and 2018, the year he joined the Company and the compensation of Douglas A. Michels, the Company’s former CEO, for 2017.  Compensation includes base salary, incentive cash bonus and all other compensation reported in the Summary Compensation Table. Equity awards are valued using the closing stock price on December 31, 2019 for each company in our Peer Group, except for Genomic Health where a November 2019 closing price was used due to the acquisition of that company. Restricted stock and restricted unit awards are valued by multiplying the number of shares or units by the applicable closing stock price.  The number of restricted units included in the calculations for Dr. Tang reflects a payout based on the Company’s currently expected performance against the applicable performance measures for those awards.  Option awards are valued as the difference between the closing stock price on December 31, 2019 and the exercise price multiplied by the number of option shares granted during the period. An option award with an exercise price greater than the closing stock price on December 31, 2019 is valued at $0.

As indicated by the graphical display of this realizable pay versus performance analysis relative to peers, there is a close relationship between our TSR performance and the realizable pay for our CEO relative to the relationship seen in our Peer Group. This analysis confirms the strong link between pay and performance embedded in our compensation program.

Realizable Pay vs. SCT Compensation

As described further below, we believe long-term equity awards are a key incentive for our executives to drive the Company’s long-term growth and align the interests of our executives with those of our stockholders. The SCT includes the estimated value of long-term incentive equity awards at the time of grant based on the accounting valuation determined under ASC 718. The actual value of these awards that may be realizable by our executives may vary from the estimates depending on the Company’s financial and stock performance and often differs significantly from what is reported in the SCT.

A comparison of the realizable value of long-term equity incentive awards as of December 31, 2019 against the values reported in the SCT indicates how compensation outcomes may be impacted by our performance. Such a comparison also shows the degree of alignment between our stock performance and the level of compensation provided to executives.

The table below compares the compensation values reported in the SCT and the value of realizable pay (“RP”) for the compensation awarded during the three-year period 2017 to 2019 and includes the compensation for our CEO, Dr. Tang for 2019 and 2018 and the compensation of our former CEO, Mr. Michels, for 2017.

Our CEO’s RP for the three years 2017–2019 of $6.8 million is 11% below the CEO’s SCT compensation for the same period. This shows a strong link between pay and performance as our (8.5%) TSR for the last three years decreased the value of our CEO’s RP for that period.

Pay vs. Other Company Measures of Performance

While TSR is a common measure of performance that is often used to evaluate a company’s compensation practices, we consider other performance measures to be, at times, more reflective of the success of our business and more important as an incentive to focus our leaders on key priorities. It is important to recognize that our TSR can be extremely volatile, as evidenced by the substantial movements in our stock price during the past several years. Our TSR can be, and often is, influenced by a variety of macro-economic factors that are outside the control of our executives. Specifically, in 2013 our stock price declined 12%, but rose 61% in 2014. Our stock price declined again by 37% in 2015 and rose 36% in 2016. More recently, our stock price rose 115% in 2017 and then declined 38% in 2018, followed by a 31% decline in 2019. These price changes were not solely tied to our underlying performance. For example, our stock price declined in 2015 and 2018 even though we achieved record financial performance with substantial growth and strong profitability in those years.

As a result, while our executive compensation opportunities do not follow a linear relationship with TSR, the pay realizable to our executives (as noted above for our CEO) should and does demonstrate a clear relationship with both TSR and financial results. We have tried to align our executive compensation with performance results that are part of our overall business strategy that we believe will drive stock price improvement and increased value for our stockholders over the longer term.

When establishing and evaluating our executive compensation program generally, and performance-based incentive plans in particular, we believe that TSR alone will not always immediately account for the value of our accomplishments and, in many cases, it may take time for the impact of our strategic and other accomplishments to be fully reflected in the value of our stock. Thus, while obviously important, TSR is only one of several factors we consider in making compensation decisions for our executives.

Pay Comparison $20,000,000 $15,503,935 $15,000,000 $4,648,636 $10,000,000 $8,426,767 $4,849,264 $1,333,088 $1,890,774 $1,641,826 $5,000,000 $838,697 $4,364,208 $4,364,208 Total Cash + All Other Stock Options Restricted Stock PSUs

Say-on-Pay Results in 2019 and the Company’s Response

At our 2019 Annual Meeting, stockholders were asked to vote on an advisory (non-binding) basis on the compensation paid to our NEOs for 2018. We obtained strong stockholder support for our NEO compensation for 2018 with approximately 97% of stockholder votes cast in favor of our “say-on-pay” or SOP resolution. Even with this overwhelmingly positive response, we continued our historical approach to contact certain of our major stockholders in order to continue to understand their concerns, if any, regarding our compensation practices. Overall, we attempted to contact stockholders who, in the aggregate, beneficially held approximately 34% of our outstanding Common Stock. As a general matter, our stockholders either did not respond or indicated that they saw no need to meet with us despite having done so in the past. We believe these stockholders responded in this manner because they are strongly supportive of our executive compensation practices. As a result, we made no further changes to our executive compensation program following the SOP vote at the 2019 Annual Meeting.

We believe our stockholder engagement has been and continues to be beneficial for the Company and our stockholders. The feedback we received reaffirms that the compensation changes we made in recent years were responsive to stockholder concerns and our executive compensation is strongly aligned with performance. The Board intends to continue ongoing dialogue with our stockholders to ensure our executive compensation programs are well understood by all stakeholders and that we continue to be responsive to stockholder concerns.

Compensation Risk Assessment

Management periodically conducts a risk assessment of the Company’s compensation policies and practices, including its executive compensation program. In its review, management considers the attributes of the Company’s policies and practices and other factors, including:

•	The mix of fixed and variable compensation opportunities;
•	The balance between annual and long-term performance opportunities;
•	The corporate and individual performance objectives established for annual and long-term incentive compensation;
•	The internal controls and procedures in place to mitigate risks facing the Company, including the Company’s “clawback” policy and stock ownership guidelines; and
•	The risk that unintended consequences could result from various aspects of the Company’s compensation policies and practices.

Based on its consideration of the foregoing, management believes that the Company’s policies and practices are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not incentivize employees to take unnecessary or excessive risks. The Company has also concluded that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION PHILOSOPHY

The primary objectives of our compensation program for executive officers are to:

Set compensation opportunities at levels sufficient to attract and retain high quality executives, to motivate them to contribute to our success and to reward them for performance.
Ensure the compensation opportunities provided align the interests of executives with the interests of our stockholders.
Focus our executives on both short and longer-term individual and Company priorities established by the Board and appropriately reward them for performance against these objectives.

The total direct compensation provided to each executive consists of an annual base salary, an annual incentive cash bonus and long-term incentive equity awards. The amount of the incentive cash bonus and the size of annual incentive equity awards are variable and depend on an executive’s and the Company’s achievement of predetermined financial and other objectives. As a result, a substantial portion of each executive’s annual compensation is based on performance.

BENCHMARKING

We believe it is useful to regularly compare our compensation program against compensation paid to executives at other comparable medical diagnostic and healthcare companies. With the assistance of Pay Governance, an independent compensation consultant engaged by the Compensation Committee, an updated Peer Group of companies was selected using criteria based on industry, revenues and market capitalization and a competitive assessment of our executive compensation was prepared.

The Compensation Committee seeks to set total direct compensation opportunity levels for each executive near the fiftieth (50th) percentile of amounts paid by the Peer Group of companies for performance consistent with the Company’s target financial and other business plans for the applicable year. Use of the fiftieth (50th) percentile is intended as a market-based reference and not as an absolute target. As a result, the total direct compensation opportunity and the value of specific compensation components for individual executives may fall below or exceed the fiftieth (50th) percentile depending on the experience and individual performance of the executive, the criticality of his or her role, the executive’s contribution to our business, and other factors.

Based on advice from Pay Governance, the Compensation Committee decided not to make changes to the Peer Group most recently used for benchmark purposes.  The following provides information about the Peer Group used by the Compensation Committee in setting executive compensation and how we compare to these companies (all dollars in millions):

Peer Company[1]	FY 2019 Revenue[2]	12/31/19 Market Capitalization	Business[3]
Anika Therapeutics, Inc.	$115	$740	Biotechnology
AtriCure, Inc.	$231	$1,286	Healthcare Equipment
Atrion Corporation	$155	$1,394	Healthcare Supplies
Cardiovascular Systems, Inc.	$264	$1,710	Healthcare Equipment
Endologix, Inc.	$143	$28	Healthcare Supplies
Enzo Biochem, Inc.	$80	$125	Healthcare Services
Fluidigm Corporation	$117	$242	Life Sciences Tools and Services
Genomic Health, Inc.[4]	$442	$2,385	Biotechnology
Harvard Bioscience, Inc.	$116	$116	Life Sciences Tools and Services
Lantheus Holdings, Inc.	$347	$805	Healthcare Supplies
Luminex Corporation	$335	$1,043	Life Sciences Tools and Services
Meridian Bioscience, Inc.	$197	$418	Healthcare Supplies
NeoGenomics, Inc.	$409	$3,054	Life Sciences Tools and Services
Quidel Corporation	$535	$3,125	Healthcare Supplies
RTI Surgical Holdings, Inc.	$299	$202	Healthcare Supplies
STAAR Surgical Company	$142	$1,567	Healthcare Supplies

	FY 2019 Revenue[1]	12/31/19 Market Capitalization

25th Percentile	$136	$ 232
Median	$214	$ 924
75th Percentile	$338	$1,603
OraSure Technologies, Inc.	$155	$ 496
Percentile Rank	40%	35%

Source: Standard & Poor’s Capital I.Q.

1 This Peer Group represents the same group of companies used by the Compensation Committee in benchmarking our 2018 executive compensation.

[2]	Reflects revenue reported for fiscal year 2019.
[3]	Reflects Global Industry Classification Standard sub-industry designation.

4 Revenue for Genomic Health, Inc. reflects revenues for the 12-months ended 9/30/2019 and market cap as of 11/7/2019 due to the acquisition of the company by Exact Sciences.

In preparing its 2019 competitive assessment of executive compensation, Pay Governance compared the compensation of our NEOs with a 50/50 blend of proxy data from the Peer Group and data for each NEO position from the 2019 Radford Global Life Sciences Survey. Since compensation market data can be volatile from year to year, the Compensation Committee believes a blend of specific Peer Group proxy data and broader survey data better reflect market trends.

Based on its review of the Pay Governance assessment, the Compensation Committee decided not to make any changes to our executive compensation program.

2019 EXECUTIVE COMPENSATION COMPONENTS

Overview

Our compensation program consists of the following components:

Compensation	Form of Compensation	Purpose
Base Salary	Cash	Base salaries provide fixed compensation necessary to attract and retain key executives.
Annual Incentive Bonus Awards	Cash	Annual incentive bonus awards provide performance-based incentives to our executives to achieve both Company-wide financial and strategic goals and the executives’ individual performance objectives.
Long-Term Incentive Awards	Performance-Vested Restricted Units and Time-Vested Restricted Stock

The largest component of our executive compensation is paid in equity. Annual LTIP awards for the NEOs consist of 50% PRUs and 50% time-vested RS in order to provide a strong link between pay and performance.

Benefits	401(k) Plan Health and Welfare Benefits

Retirement and health and welfare benefits provide a complete compensation package that is competitive with the market and addresses the needs of all employees and their families, including our executives.

Employment Agreements	Cash severance and accelerated equity vesting	Severance and accelerated equity vesting are provided to our executive officers in order to ensure continued focus on the strategic matters of the Company during potentially uncertain times.

Pay Mix

We follow a pay-for-performance approach to executive compensation, with a significant portion of our executives’ compensation consisting of annual incentive cash bonuses and long-term equity awards that are based on the executives’ and the Company’s achievement of predetermined performance objectives.

The following charts illustrate the relative proportion of 2019 base salaries compared to the performance-based elements of our executive compensation for Dr. Tang and the other NEOs.

Approximately 71% of Dr. Tang’s aggregate compensation and 58% of the other NEOs’ aggregate compensation for 2019 consisted of performance-based compensation.

Compensation Components in Detail

2019 Base Salaries

Annual base salaries paid in 2019 to our NEOs were established by the Compensation Committee at the beginning of 2019 based on a review of the Company’s performance and the individual contributions of each officer compared to pre-established performance objectives for 2018. The Compensation Committee also considered the Company’s budget for expected salary adjustments, salary levels paid at the Peer Group companies and recommendations provided by the compensation consultant engaged to assist the Compensation Committee.

Based on these factors, the Compensation Committee approved an annual base salary increase for our senior management averaging approximately 2.8%. This was below our Company-wide budgeted average salary increase of 3.0%. Individual salary increases for 2019 were determined by using the following guidelines:

Performance Rating	Merit Increase Range
Outstanding	5.0% - 7.0%
Exceeds Requirements	3.0% - 4.0%
Meets Requirements	2.0% - 2.5%
Does Not Consistently Meet	1.0% – 1.5%
Does Not Meet Requirements	0%

In evaluating Dr. Tang’s and the Company’s performance during 2018, the Compensation Committee recognized the successful leadership transition to a new CEO and CFO and the completion of an updated long-term strategy focused on innovation and growth.  The Compensation Committee also noted the record 2018 net consolidated revenues of $181.7 million, our continued strong profitability, the generation of $39.1 million in cash for the year and our strong cash position at year end.  Finally, the Compensation Committee recognized the substantial completion of two strategic acquisitions of CoreBiome, Inc. and Novosanis, N.V., which both closed during the first week of January 2019, as evidence of initial progress in executing against our new growth strategy.

In view of the foregoing, the Compensation Committee determined that Dr. Tang should receive a High Meets performance rating for 2018. The remaining NEOs were evaluated based on individual objectives established for their positions and the determinations regarding their performance ratings for 2018 are set forth below. As a result of these performance ratings, the Compensation Committee approved the 2019 salary levels set forth below for the NEOs. Dr. Tang’s new salary reflected a 2.75% merit increase in view of his High Meets performance rating and an additional adjustment to bring his salary more in line with the 50th percentile of Peer Group benchmarking data provided by Pay Governance to the Compensation Committee.

NEO	2018 Performance	2018 Performance Rating	2018 Salary	2019 Salary	% Increase
Stephen S. Tang, Ph.D. President and Chief Executive Officer	•Strong corporate performance, including record revenues and continued strong profitability. •Successful CEO transition.	High Meets	$565,000[1]	$609,000	7.79%
Roberto Cuca Chief Financial Officer	•Strong corporate performance, including record revenues and continued strong profitability. •Successful transition into CFO role. •Strong management of financial planning, reporting and accounting. •Maintenance of strong investor base. •Assistance in business development activities. •Support for updated long-term business strategy.	High Meets	$415,000[1]	$426,413	2.75%
Anthony Zezzo II Executive Vice President, Business Unit Leader, Infectious Disease	•Mixed achievement of sales goals. •Oversight of infectious disease sales and marketing functions. •Support for updated long-term business strategy. •93% increase in international OraQuick® HIV revenues for 2018.	Meets	$408,512	$418,726	2.50%

NEO	2018 Performance	2018 Performance Rating	2018 Salary	2019 Salary	% Increase
Kathleen G. Weber Executive Vice President, Business Unit Leader, Molecular Solutions	•Led development and implementation of Board approved strategy update. •Completed transition to new position as head of molecular business unit. •Met budget for HIV OTC business. •Supported business development activities.	High Meets	$341,695	$355,000	3.89%
Jack E. Jerrett Senior Vice President General Counsel and Chief Compliance Officer	•Oversight of global legal function. •Leadership in successfully completing two acquisitions •Assistance in evaluating various business development opportunities. •Assistance on numerous important commercial matters. ●Ongoing advice and counsel to the Board and senior management.	High Meets	$369,977	$380,152	2.75%

1 Represents annualized salary amounts for Dr. Tang and Mr. Cuca because they were employed for only a portion of 2018.

2019 Annual Incentive Cash Bonuses

Annual cash bonuses are included as part of executive compensation because the Compensation Committee and Board believes that a significant portion of each executive’s compensation should be structured as a variable incentive focused on short-term priorities relating to both the overall performance of the Company and the individual contributions of the executive. On an annual basis, the Compensation Committee has adopted, with approval of the Board, an incentive plan (the “Incentive Plan”), which is intended to be the principal vehicle for incentive cash bonus awards.

When establishing the terms of the Incentive Plan, the Compensation Committee and the Board evaluate which funding objectives will provide the most appropriate incentives for our NEOs to improve our annual financial performance.  In recent years, bonus pool funding has been based solely on the achievement of annual financial objectives.  Strategic objectives may also be (and in the past have been) used in combination with annual financial objectives where there is greater financial uncertainty facing the Company and the Compensation Committee and the Board desires to incentivize our NEOs to take near-term strategic steps required to drive annual financial growth and stability.  In general, the Compensation Committee and the Board will choose those funding objectives, whether they be financial, strategic, or a combination thereof, which in their judgement provide the most appropriate incentive for management to drive improved financial performance on a year-over-year basis.

Where funding is based on the achievement of financial objectives, if the Company meets the Target levels for all funding objectives, the pool is initially funded at 100% of the aggregate projected bonuses for all participants in the Incentive Plan adjusted to reflect a normal range or mix of performance assessments (i.e., Outstanding, Exceeds, Meets, Does Not Meet), which increases or decreases the total amount of individual bonuses to be paid to participants. Unless circumstances require otherwise, the pool generally is initially funded at 50% of the aggregate projected bonuses if all of the Threshold levels are met and at 150% of the aggregate projected bonuses if all of the High levels are met. If the Company achieves a Maximum performance level for all objectives, the pool can be initially funded up to 200% of the aggregate projected bonuses. A linear interpolation of the amount of funding for each target objective is made where a particular performance is between the pre-established performance levels. To the extent the performance level for a funding objective is below the Threshold level, generally there is no funding for that particular objective.  The Compensation Committee and the Board have some limited discretion to increase funding to recognize unique market conditions and extraordinary circumstances.

The amount of the cash bonus pool is determined by the Compensation Committee and recommended for Board approval. The Compensation Committee and Board also retain discretion to increase or decrease the size of the pool in order to reflect differences in the mix of actual performance assessments of the participants or market conditions affecting the Company or other factors. However, the Compensation Committee and Board have limited their ability to make discretionary bonus pool adjustments to +/- 10% of the pool size otherwise determined pursuant to the funding formula under the Incentive Plan. The cash bonus pool is used to pay bonuses not only to the Company’s NEOs, but also to all other officers and certain higher-level employees of the Company and its subsidiary, DNA Genotek.

Individual payments from the bonus pool to executives are generally calculated using a formula that considers the size of the bonus pool, the executive’s achievement of individual performance objectives, the number of individuals participating in the plan at the time bonuses are awarded and the executive’s target bonus percentage. Bonuses are paid based on an assessment of each executive’s performance for the applicable year, using targets expressed as a percentage of the executive officer’s annual base salary.

If an executive officer has met or exceeded his or her individual performance objectives and/or the Company’s expectations for the applicable year, he or she may be eligible to receive up to 150% of his or her target bonus, depending on the size of the bonus pool. The Compensation Committee and Board retain the discretion to adjust an individual executive’s performance evaluation and to increase or decrease the bonus paid to such individual to reflect the specific contributions of that executive, the Company’s overall performance, market conditions or other circumstances.

The Compensation Committee recommends for Board approval any bonus award for the CEO based on an assessment of the Company’s overall performance. The CEO recommends individual awards for the other executive officers for approval by the Compensation Committee based on an assessment of each executive’s performance against his or her applicable individual performance objectives. The Compensation Committee and Board have the right, in their sole discretion, to reject any or all of the recommended bonus awards, even if the bonus pool has been funded and any or all applicable performance criteria have been satisfied, based on the business conditions of the Company or other factors deemed relevant by the Compensation Committee or the Board.

In establishing the 2019 Incentive Plan, the Board and Compensation Committee decided that the amount of bonus pool funding should be based on the achievement of both financial and strategic objectives. Specific financial objectives were established for consolidated revenues and operating income and the Board also established four strategic initiatives for purposes of pool funding. These initiatives focused on either the advancement of strategic transactions or significant commercial milestones that the Board believed would help drive growth in the Company’s business.

In early 2019, the Company disclosed that a large consumer genetics customer had changed its promotional strategy and, as a result, reduced its projected purchases for 2019, thereby lowering the Company’s projected revenues for the year.  The Board structured the financial objectives and added the strategic initiatives to take account of this unexpected event while at the same time providing an appropriate incentive for management to take steps necessary to drive growth in the remainder of the Company’s business.

Under the 2019 Incentive Plan, Threshold, Target, High and Maximum performance levels were established for each of the financial objectives to be used to fund the bonus pool.  In past years, the Threshold level represented the Company’s actual performance for the prior year and the Target level represented performance reflected in the Company’s operating plan, or budget, as adopted by the Board for the plan year.  In order to recognize the impact of the large consumer genomics customer’s change in purchasing strategy and still provide a reasonable incentive for management, the Board adopted a Target performance level that represented modest growth from 2018, and a Threshold level somewhat below the Target.  Consistent with past practice, the High and Maximum performance levels were set at 105% and 110%, respectively, of the Target performance levels.

In past years, the objectives for consolidated revenue and operating income were weighted equally for purposes of determining bonus pool funding.  However, based on feedback from our stockholders, the Board decided that it would be appropriate to provide a greater incentive for revenue growth in the 2019 Incentive Plan.  Accordingly, the financial objectives were given equal weight for performance at the Threshold and Target performance levels, and a higher weight was given to the revenue objective for performance at the High and Maximum performance levels.  The relative weighting assigned to the performance objectives was expressed as a percentage of the maximum pool funding amount, which would equal 200% of the aggregate target bonuses for all participants in the 2019 Incentive Plan (the “Maximum Funding Amount”), assuming a historically normal range or mix of individual performance assessments for those participants (i.e. Outstanding, Exceeds, Meets or Does Not Meet).   The Board also decided that at least one strategic initiative must be achieved in order for the pool to receive 100% of the funding amount for a specific financial performance level.  If no strategic initiatives were achieved, the funding for a performance level would be discounted to 90%.

The following sets forth the financial objectives and strategic initiatives, the relative weighting of the financial objectives as described above (expressed as a percentage of the Maximum Funding Amount) and the applicable adjustment percentage (“Adjustment Percentage”) applied for achievement of the strategic initiatives (dollars in millions):

Financial Objectives	Threshold	Target	High	Maximum
Consolidated Revenue (Weighting)	$167.8 (12.5%)	$184.5 (25%)	$193.7 (50%)	$202.9 (75%)
Operating Income (Weighting)	$ 15.7 (12.5%)	$ 16.6 (25%)	$ 16.6 (25%)	$ 16.6 (25%)
Strategic Initiatives

Initiatives:

•Win Ancestry arbitration or convert Ancestry to Customer.

•Complete new acquisition with $16.3 million or more in annual revenues.

•Divest non-strategic business line.

•Sell at least $2.5 million more OraQuick® HIV Self-Tests than reflected in 2019 budget.

Adjustment Percentages (“A”): -90% if no Strategic Initiative achieved. -100% if at least one Strategic Initiative achieved.

The following sets forth the potential and actual bonus pool funding for the financial objectives at each performance level after application of the applicable Adjustment Percentage for achievement of the strategic initiatives established under the 2019 Incentive Plan (dollars in millions):

Objective	Threshold	Target	High	Maximum	Actual
Consolidated Revenues	$167.8	$184.5	$193.7	$202.9	$158.2
Payouts % of Max	A % x 12.5%	A % x 25%	A % x 50%	A % x 75%	100% x 0
- No Strat.	$890,000	$1.8	$3.6	$5.3
- At Least One Strat.	$989,000	$2.0	$4.0	$5.9
Operating Income	$15.7	$16.6	$16.6	$16.6	$20.7
Payouts as % of Max.	A% x 12.5%	A% x 25%	A% x 25%	A% x 25%	100% x 25%
- No Strat.	$890,000	$1.8	$1.8	$1.8	$2.0
- At Least One Strat.	$1.0	$2.0	$2.0	$2.0	$2.0
Strategic Initiatives	Sale of cryosurgical systems business resulted in achievement of one Strategic
	Initiative and a 100% Adjustment Percentage

During 2019, we reported consolidated net revenues totaling $154.6 million, which fell below the Threshold performance level, resulting in no funding for that objective. The Company’s 2019 consolidated net operating income was $20.7 million after eliminating the impact of the Diversigen acquisition which occurred in late 2019 and excluding transaction expenses relating to successfully completed acquisitions. This amount exceeded the Target performance level, resulting in funding of $2.0 million for that objective. As a result, the aggregate pool funding under the 2019 Incentive Plan was calculated to be $2.0 million.

The final bonus pool amount was approved by the full Board and used to pay bonuses to the Company’s NEOs and other members of our management team. The specific target payouts for NEO bonuses for 2019 (expressed as a percentage of annual base salary) are shown below:

Title	Target Payout Opportunities
Chief Executive Officer	85%
Chief Financial Officer (and Chief Operating Officer)	50%
Executive Vice President	40%
Senior Vice President	35%

In January 2020, the Compensation Committee authorized the payout of individual bonus awards to executive officers from the bonus pool for 2019 based on the target bonus amounts described above and an assessment of each officer’s performance during 2019 against pre-established performance objectives (except for Dr. Tang whose assessment was based on the Company’s overall performance). The calculation of individual bonus awards was based on a formula that adjusted the foregoing target payments for both the executives’ individual performance during 2019 and the degree to which the final approved bonus pool funding exceeded the Target under the plan funding formula.

In evaluating Dr. Tang’s and the Company’s performance, the Compensation Committee recognized the significant strategic accomplishments achieved during 2019 with the acquisitions of CoreBiome, Diversigen and Novosanis and the strategic divestiture of the Company’s cryosurgical systems business.  Although 2019 revenues came in below expectations, the Compensation Committee recognized that was driven largely by developments outside of management’s control within the consumer genomics market, the strategic divestiture of the Company’s cryosurgical business and the reduced federal funding associated with the development of the Company’s Ebola and Zika tests.  Finally, the Compensation Committee recognized the underlying strength in the Company’s business, as evidenced by the continued strong performance of its OraQuick® HIV Self-Test product line, increased domestic HCV sales, and the strong growth delivered by the Company’s microbiome products and services business.

In view of the foregoing, the Compensation Committee determined that Dr. Tang should receive a Meets performance rating for 2019 as a reflection of the mix of achievements during the year.  The remaining NEOs were evaluated based on individual objectives established for their respective positions.

Using these performance ratings, the Compensation Committee next considered individual performance factors to adjust the bonuses for Dr. Tang, the other NEOs and the other participants in the 2019 Incentive Plan to reflect their performance assessments for 2019. As a final step, the Compensation Committee adjusted the bonuses further by a pool funding factor reflecting the amount by which pool funding exceeded Target under the plan formula.

Using the approach described above, a final 2019 incentive cash bonus of $258,825 was calculated for Dr. Tang, representing approximately 50% of his target bonus, as follows:

2019 Base		Target		2019 Individual Performance		2019 Pool Funding		2019
Salary	X	Bonus %	X	Factor	X	Factor	=	Bonus
$609,000		85%		100%		50%		$258,825

This same formula was used to calculate the 2019 bonus awards for all other NEOs, as follows:

2019 Bonus Payments

NEO	2019 Salary	Bonus Target (% Salary)	2019 Performance Assessment and Rating	Individual 2019 Performance Factor	2019 Pool Funding Factor	2019 Bonus
Stephen S. Tang, Ph.D. President and Chief Executive Officer	$609,000	85%	Meets •Advancement of long-term innovation growth strategy through completion of three acquisitions. •Disposition of cryosurgical systems business which advances strategy and allows better focus on high priority growth opportunities. •Continued aggressive pursuit of potential acquisitions related to the Company’s core business and strategic priorities. •Responded to challenges in consumer genomics market while supporting underlying strengths of the business. •Continued building a global organization with culture that empowers decision making by management.	100%	50%	$258,875
Roberto Cuca Chief Financial Officer	$426,413	50%	High Meets •Strong management of financial planning, reporting and accounting. •Maintenance of strong investor base. •Assistance in business development activities. •Support for updated long-term business strategy.	124%	50%	$132,188

NEO	2019 Salary	Bonus Target (% Salary)	2019 Performance Assessment and Rating	Individual 2019 Performance Factor	2019 Pool Funding Factor	2019 Bonus
Anthony Zezzo II Executive Vice President, Business Unit Leader, Infectious Disease	$418,726	40%	Low Meets •Mixed achievement of sales goals. •Oversight of infectious disease sales and marketing functions. •Support for updated long-term business strategy. •Moderate growth in infectious disease testing revenue. •15% increase in international OraQuick® HIV revenue for 2019. •8% growth in domestic HCV revenue for 2019.	90%	50%	$75,371
Kathleen G. Weber Executive Vice President, Business Unit Leader, Molecular Solutions	$355,000	40%	High Meets •Implemented significant organizational changes in molecular business unit to prepare for future growth. •Continued implementation of global organizations. •Assisted in completing three acquisitions and startup of microbiome services business. •Led response to genomic market changes.	124%	50%	$88,040

NEO	2019 Salary	Bonus Target (% Salary)	2019 Performance Assessment and Rating	Individual 2019 Performance Factor	2019 Pool Funding Factor	2019 Bonus
Jack E. Jerrett Senior Vice President, General Counsel and Chief Compliance Officer	$380,152	35%	Exceeds •Oversight of global legal function. •Leadership in completing three acquisitions and divestiture of cryosurgical systems business. •Assistance in evaluating various business development opportunities. •Assistance on numerous important commercial matters. •Ongoing advice and counsel to the Board and senior management.	140%	50%	$93,137

2019 Long-Term Incentive Equity Awards

An additional way that we promote the long-term growth of the Company and align the interests of our executives with those of our stockholders is by compensating executives with equity in the Company that vests over a multi-year period. To accomplish this, the Compensation Committee administers the Company’s LTIP (Long-Term Incentive Policy), pursuant to which grants of time-vested restricted shares and performance-vested restricted units are made to executive officers.

Incentive equity awards under the LTIP are made on an annual basis, and are discretionary and subject to approval by the Compensation Committee and/or the Board. Awards to individual participants under the LTIP are based on an evaluation of a number of factors, including:

•	Performance of the participant for the applicable year;
•	The participant’s level of responsibilities and relative contribution to the Company’s business;
•	A competitive assessment of awards at Peer Group companies;
•	History of equity awards to the participant; and
•	Other factors deemed relevant by the Compensation Committee and/or the Board.

Each participant’s individual performance for the applicable year is evaluated against his or her individual performance objectives for that year, except for Dr. Tang who is evaluated based on total Company performance.  A “Meets Expectations” performance is typically the threshold requirement to receive an equity award under the LTIP. Awards below this performance level may be considered on an exception basis at the discretion of the Compensation Committee and/or the Board.

The value of potential incentive equity awards that could have been granted in 2019 under the LTIP (expressed as a percentage of annual base salary) based on performance during 2018, are summarized below:

2019 LTIP Award Ranges
	Performance
Position	Lower End	Target	Maximum
President/CEO	150%	200%	250%
CFO	105%	140%	175%
EVP	95%	125%	155%
SVP and General Counsel	70%	100%	130%
Other SVPs	70%	90%	115%

 The percentages set forth above were established at levels that the Compensation Committee believed represented an appropriate long-term incentive compensation value for each executive, based on the results of a competitive assessment of long-term incentive awards at the Peer Group companies. Once the aggregate dollar value of an award has been established by applying the Compensation Committee approved award percentage to a participant’s base salary, the value is converted into shares or units based on a valuation of the restricted stock and restricted unit portions of the award using the average of the high and low stock price on the grant date as reported on the NASDAQ Stock Market.

In February 2019, the range of percentages set forth above for annual incentive equity awards were increased by the Compensation Committee for Dr. Tang, the Company’s President and CEO from 150%/200%/250% to 200%/250%/300% and for Mr. Jerrett, the Company’s Senior Vice President and General Counsel from 70%/100%/130% to 95%/125%/155%, based on recommendations to the Compensation Committee from Pay Governance, in order to bring the ranges more closely in line with market levels. The new percentage ranges were effective beginning with the incentive equity awards made in 2020 for performance during 2019.

Under the LTIP, 50% of an executive’s total equity award consists of PRUs that will not vest until three years after the grant date and only if certain performance measures are met during that three-year period. The awards made in 2019 incorporate two performance metrics: (i) a compound annual growth rate (“CAGR”) for consolidated product revenues during the three-year period beginning with the year in which the award was made and (ii) a one-year income before income tax (“IBIT”), performance measure followed by a further two-year vesting requirement.  The remaining 50% of each executive’s incentive equity award consists of grants of time-vested RS that vest in equal annual installments over a three-year period. These vesting restrictions serve to promote the Company’s long-term growth by restricting executives’ ability to realize short-term gains from their awards. The Compensation Committee believes the terms of its incentive equity awards to executives are competitive with the terms of equity awards offered at comparable medical diagnostics and healthcare companies.

The structure of the equity awards reflects market-based good governance practices as well as input from our stockholders, several of whom advocated that a meaningful portion of the equity awards should have performance-based vesting. We believe 50% is a meaningful portion and is consistent with or exceeds the performance orientation of our Peer Group. In addition, although some stockholders have mentioned TSR as a possible performance target, most of the stockholders we have contacted in recent years indicated that other measures such as financial or operational objectives would also be appropriate. The Board decided to use consolidated net product revenue and IBIT targets because they are important for our business, especially as we continue improving our profitability, and because of the Board’s belief that these measures will directly influence the performance of our stock price over time. As discussed above, the Board does not believe that the use of TSR as a performance metric in the long-term incentive plan is appropriate at this time, although the choice of performance metrics will be reviewed each year.

The adoption of performance-based vesting conditions with a three-year service requirement for 50% of an executive’s annual equity award substantially strengthens the link between pay and performance and creates an appropriate long-term incentive for our executives. At the same time, the use of time-based vesting conditions for the remaining 50% of each award achieves the equally important goal of share ownership/accumulation that directly promotes alignment with stockholders and further supports executive retention. Overall, the Compensation Committee and Board believe that this approach represents a balanced performance-based approach to our executive compensation program that is appropriate for our Company, directly responds to feedback from our stockholders, and is consistent with executive pay governance best practices.

Equity awards are generally made by the Compensation Committee each year as part of the normal annual compensation cycle. The awards for a particular year generally occur in late January or early February of the following year after the Company’s full year financial results are known and performance evaluations for the executive officers have been prepared. Equity awards approved by the Compensation Committee for the CEO are then reviewed and approved by the Board. In addition to the annual equity awards, the Compensation Committee may approve equity awards for newly hired officers or in recognition of an executive’s promotion or expansion of responsibilities. These latter grants may have vesting or other terms that differ from the terms generally approved for annual equity awards. Notwithstanding the terms of the LTIP, equity awards are made at the discretion of the Compensation Committee or Board.

Effective February 1, 2019, the Compensation Committee approved equity awards for the NEOs under the LTIP based on the performance evaluations of such officers for 2018, as summarized below. A description of the basis for each of the NEO’s 2018 performance evaluation is set forth above under the Section entitled, “2019 Base Salaries,” in this CD&A.

 The following summarizes the equity awards provided to the NEOs during 2019:

Executive Officer	2018 Performance Assessment	Time Vested Restricted Stock	Performance-Vested Restricted Units	Award Value (% of Base Salary)
Stephen S. Tang, Ph.D. President and Chief Executive Officer	High Meets	47,872 Shs	47,872 Shs	220%
Roberto Cuca Chief Financial Officer	High Meets	24,614 Shs	24,614 Shs	154%
Anthony Zezzo II Executive Vice President, Business Unit Leader, Infectious Disease	Meets	19,667 Shs	19,666 Shs	125%
Kathleen G. Weber Executive Vice President, Business Unit Leader, Molecular Solutions	High Meets	13,028 Shs	13,028 Shs	99%[1]
Jack E. Jerrett Senior Vice President General Counsel, Chief Compliance Officer and Secretary	High Meets	18,524 Shs	18,524 Shs	130%

_____________

1 During 2018, Ms. Weber served as Senior Vice President, General Manager, Consumer Products and, accordingly, her 2019 LTIP award reflected the potential value range of a Senior Vice President, as described above.

Compensation Developments in 2020

Pay Out Under 2017 PRUs. The PRU portion of equity awards made to executives in early 2017 based on performance during 2016 did not vest until three years after the grant date and only if a three-year product revenue CAGR target and/or a one-year EPS target were met.  The three-year service period for these PRUs expired on February 1, 2020.  Under the terms of the PRUs, the number of shares that paid in settlement depended on the degree to which the performance revenue CAGR and EPS measures were met.  The following table summarizes the potential range of shares that could be delivered based upon the degree of achievement of the applicable performance measures:

Achievement Level of Applicable Performance Target	Percentage of PRUs To Become Vested
80%	50%
90%	75%
100%	100%
110%	125%
120%	150%

For the 2017 PRUs, Company performance exceeded both of the applicable performance measures by more than 120%, thereby resulting in the maximum payout of 150% under the foregoing table.  The following summarizes the three-year revenue CAGR and one-year EPS targets for the 2017 PRUs, our performance against these targets and the resulting number of shares delivered to the NEOs upon settlement of the PRUs:

	Performance Target	Actual Performance	% of Target	% Vested
CAGR	8.7%	15.4%	177%	150%
EPS	$0.34	$0.51	150%	150%

	2017 PRU’s Target and Actual Payout
	CAGR Target (# of shs)	CAGR Actual (# of shs)	EPS Target (# of shs)	EPS Actual (# of shs)
Stephen S. Tang, Ph.D.	N/A	N/A	N/A	N/A
Roberto Cuca	N/A	N/A	N/A	N/A
Anthony Zezzo II	11,040	16,560	11,040	16,560
Kathleen G. Weber	6,825	10,238	6,825	10,238
Jack E. Jerrett	7,462	11,193	7,463	11,195

OTHER COMPENSATION

We provide minimal additional benefits outside of our primary elements of compensation, as follows:

Retirement Programs

All of our U.S. employees, including executive officers, are eligible to participate in our 401(k) profit sharing plan (the “401(k) Plan”). We make matching contributions for participants on a dollar-for-dollar basis up to $4,000 per year. Payments of employer-provided benefits accrued for a 401(k) Plan participant will be made upon retirement or upon termination of employment prior to retirement, provided certain vesting conditions have been met by the participant prior to termination. Our subsidiary DNA Genotek, which is located in Canada, offers a registered retirement plan to its employees, which similarly allows employee contributions for retirement savings, with matching contributions by DNA Genotek of up to CAD $2,000 per year in 2019 and CAD $4,000 per year beginning in 2020.

The Company also maintains the OraSure Technologies, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) for the benefit of the Company’s highly compensated employees, including all of the NEOs, and its non-employee Directors. The Deferred Compensation Plan allows participants to defer up to 100% of their annual base salaries (or fees in the case of non-employee Directors) and up to 100% of annual incentive cash bonuses and, upon vesting, restricted shares of the Company’s Common Stock awarded to the participant. The Company may also make discretionary contributions to the participants’ accounts that vest over one or more years as determined by the Company, as well as upon death, disability or a change of control. Since the Deferred Compensation Plan was put in place, the Company has made no discretionary contributions. Participants may elect to receive distributions of deferred amounts on a specified date, separation from service, a change of control, disability and/or death.

Perquisites and Other Compensation

As a general matter, the Compensation Committee and Board do not believe that executive officers should be treated differently than other employees by receiving special perquisites unrelated to our general compensation program. Therefore, our healthcare, disability, and other insurance programs and benefits are the same for all eligible employees, including executive officers. Executive officers do not receive any additional perquisites.

Potential Payments Upon Termination or Change of Control Pursuant to Employment Agreements

The Company has entered into employment agreements with each of the NEOs. In addition to the compensation elements discussed above, these agreements provide for post-employment severance payments and benefits in the event of termination of employment by the Company without “cause” or by the executive for “good reason” and provide enhanced severance payments upon such terminations in connection with a “change of control” of the Company. The terms of these arrangements are discussed in more detail under the Section entitled, “Employment Agreements and Potential Payments Upon Termination or Change of Control,” in this Proxy Statement. The Compensation Committee believes that these arrangements are generally consistent with industry practice at the Peer Group companies, provide an incentive to the applicable executive to remain with the Company, and serve to align the interests of stockholders and the executives in the event of a change of control of the Company.

Accounting and Tax Treatment of Compensation.

In approving the amount and form of compensation for the NEOs, the Compensation Committee considers all elements of the cost to the Company of providing such compensation, including accounting and tax implications. In particular, it considers the potential impact of Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for certain covered employees. Historically, there had been an exemption that permitted qualified “performance-based compensation” to be exempt from this $1 million cap on deductibility. Under the Tax Cuts and Jobs Act (the “Tax Act”), this performance-based compensation exemption was eliminated. Thus, bonuses paid under the LTIP will be subject to the cap on deductibility described above. Notwithstanding the Tax Act, the Compensation Committee intends to maintain flexibility to pay compensation that is not entirely deductible when the best interests of the Company would make that advisable.

Compensation Recoupment Policy

The Board has adopted a compensation recoupment or “clawback” policy, applicable to all officers subject to Section 16 of the Exchange Act. Under this policy, the Company will pursue recoupment of any excess compensation, including incentive cash bonuses, restricted awards, stock options or other compensation, which was awarded to a covered officer based on financial statements of the Company where such statements are required to be restated as a result of the gross negligence, intentional misconduct or fraud of the covered officer. In addition to recoupment, the Company shall take such other remedial actions deemed necessary against a covered employee, including recommending disciplinary actions up to and including termination and other available remedies. The recovery period for recoupment of any compensation is up to three fiscal years preceding the date on which the Company is required to prepare and file the restated financial statements. This policy has been proactively adopted in advance of final guidance under Section 954 of the Dodd-Frank Act and will be amended to conform with this Section when final guidance is available.

CEO Pay Ratio

As required by applicable law and SEC regulations, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Stephen S. Tang, Ph.D., our President and CEO.

For the 2019 fiscal year, (i) the median of the annual total compensation of all employees of the Company (other than Dr. Tang) and its subsidiaries was $76,909; and (ii) the annual total compensation of Dr. Tang, as reported in the Summary Compensation Table included immediately after this CD&A, was $2,114,821.  Based on this information, for 2019 the ratio of the annual total compensation of Dr. Tang, our President and CEO, to the median of the annual total compensation for employees was 27 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, we took the following steps:

•	We determined that, as of December 31, 2019, our world-wide employee population consisted of 463 people.
•

To identify the “median employee” from our employee population, we compared the amount of salary, wages, overtime, commissions and bonuses of our employees as reflected in our payroll records. In making this determination, we did not annualize the compensation of employees who were hired in 2019 but did not work for us for the entire fiscal year. Since we do not widely distribute annual equity awards to our employees, such awards were excluded from our compensation measure.

•

Once we identified our median employee, we combined all of the elements of this employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation as described above.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our CEO and the other NEOs, for the fiscal years ended December 31, 2019, 2018 and 2017:

Name & Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards[3] ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compen- sation[5] ($)	Total ($)
Stephen S. Tang, Ph.D.	2019	$609,000		—		$1,242,996	—	$258,825	—	$4,000	$2,114,821
President and Chief	2018	$412,885	[1]	$230,000	[2]	$623,363	—	$818,346	—	$15,000	$2,099,594
Executive Officer
Roberto Cuca	2019	$426,413		—		$639,102	—	$132,188	—	$4,000	$1,201,703
Chief Financial Officer	2018	$263,365	[1]	—		$435,758	—	$353,580	—	—	$1,052,703

Anthony Zezzo II	2019	$418,726		—		$510,641	—	$75,371	—	—	$1,004,738
Executive Vice President,	2018	$408,359		—		$420,519	—	$232,035	—	—	$1,060,913
Business Unit Leader	2017	$400,333		—		$391,691	—	$272,341	—	—	$1,064,365
Infectious Disease
Kathleen G. Weber	2019	$355,000		—		$338,272	—	$88,040	—	87,247	$868,559
Executive Vice President,	2018	$341,695		—		$346,666	—	$203,787	—	4,000	$896,148
Business Unit Leader,	2017	$330,140		—		$242,152	—	$288,873	—	4,000	$865,165
Molecular Solutions
Jack E. Jerrett	2019	$380,152		—		$480,976	—	$93,137	—	$4,000	$958,265
Senior Vice President,	2018	$369,804		—		$379,004	—	$220,654	—	$4,000	$973,462
General Counsel and	2017	$360,800		—		$264,761	—	$290,567	—	$4,000	$920,128
Chief Compliance Officer

____________________________________

[1]	The 2018 salaries shown for Dr. Tang and Mr. Cuca represent the amounts paid to these executives after they joined the Company on April 1, 2018 and May 7, 2018, respectively.

2 The indicated amount represents an onboarding cash bonus paid to Dr. Tang pursuant to the terms of his employment agreement.

[3]

The indicated amounts reflect the aggregate grant date fair value of RS and PRU awards made to the NEOs during the applicable year, computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. The value of the PRUs reflect the assumption that 100% of target will be achieved for each of the performance measures reflected in the terms of the PRUs. Certain assumptions used in the calculation of the indicated amounts are set forth for the applicable year of award in footnote 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2019, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2020 (the “2019 10-K Report”). The maximum grant-date fair value of the PRU awards made in 2019, assuming the highest level of performance measures will be achieved (120% of target resulting in a 150% payout), are as follows: Dr. Tang, $932,247; Mr. Cuca, $479,340; Mr. Zezzo, $382,984; Ms. Weber $253,704; and Mr. Jerrett, $360,732.

[4]

The indicated amounts reflect incentive cash bonuses paid to the NEOs pursuant to an Incentive Plan, based on performance during the applicable year. For a description of incentive cash bonus payments for performance during 2019, see the Section entitled, “2019 Annual Incentive Cash Bonuses,” in the CD&A.

[5]

The indicated amounts reflect $4,000 in cash contributed to a 401(k) profit sharing plan as an employer-matching contribution, which was offered to U.S. employees of the Company during each of the indicated years. The amount indicated for Ms. Weber in 2019 represents $4,000 in cash contributed to a 401(k) profit sharing plan as an employer-matching contribution, $14,347 for the reimbursement of moving expenses, and $68,900 representing a monthly living expense allowance as a result of Ms. Weber’s promotion to head our Molecular Solutions business and relocation to Ottawa, Canada. The amount indicated for Dr. Tang in 2018 represents the reimbursement of legal fees he incurred in connection with the review and negotiation of his employment agreement with the Company.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes information concerning possible incentive cash bonuses and possible and actual RS and PRU awards for the NEOs during the fiscal year ended December 31, 2019:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Possible Payouts Under Equity Incentive Plan Awards[3]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (# Shs.)		Target (# Shs.)		Maximum (# Shs.)		All other Stock Awards: Number of Shares of Stock or Units[4] (#Shs.)		All other Option Awards: Number of Securities Underlying Options (#Shs.)	Exercise of Base Price of Option awards ($/Sh)	Grant Date Fair Value of Stock Awards[5] ($)
Stephen S. Tang, Ph.D.	2/1/2019[1]	—	—	—	—		—		—		47,872	RS	—	—	$621,498
President and	2/1/2019[1]	—	—	—	—		—		—		47,872	PRU	—	—	$621,498
Chief Executive Officer	N/A	$258,825	$517,650	$1,552,950	32,640	RS	43,520	RS	54,400	RS	—		—	—	N/A
	N/A	—	—	—	32,640	PRU	43,520	PRU	54,400	PRU	—		—	—	N/A
Roberto Cuca	2/1/2019[1]	—	—	—	—		—		—		24,614	RS	—	—	$319,551
Chief Financial Officer	2/1/2019[1]	—	—	—	—		—		—		24,614	PRU	—	—	$319,551
	N/A	$106,603	$213,207	$639,620	16,782	RS	22,376	RS	27,970	RS	—		—	—	N/A
	N/A	—	—	—	16,782	PRU	22,376	PRU	27,970	PRU	—		—	—	N/A
Anthony Zezzo II	2/1/2019[1]	—	—	—	—		—		—		19,667	RS	—	—	$255,327
Executive Vice President	2/1/2019[1]	—	—	—	—		—		—		19,666	PRU	—	—	$255,314
Business Unit Leader,	N/A	$83,745	$167,490	$502,471	14,947	RS	19,667	RS	24,386	RS	—		—	—	N/A
Infectious Disease	N/A	—	—	—	14,947	PRU	19,667	PRU	24,386	PRU	—		—	—	N/A
Kathleen G. Weber	2/1/2019[1]	—	—	—	—		—		—		13,028	RS	—	—	$169,136
Executive Vice President	2/1/2019[1]	—	—	—	—		—		—		13,028	PRU	—	—	$169,136
Business Unit Leader,	N/A	$71,000	$142,000	$426,000	12,502	RS	16,450	RS	20,398	RS	—		—	—	N/A
Molecular Solutions	N/A	—	—	—	12,502	PRU	16,450	PRU	20,398	PRU	—		—	—	N/A
Jack E. Jerrett	2/1/2019[1]	—	—	—	—		—		—		18,524	RS	—	—	$240,488
Senior Vice President,	2/1/2019[1]	—	—	—	—		—		—		18,524	PRU	—	—	$240,488
General Counsel, and	N/A	$66,527	$133,053	$399,160	9,974	RS	14,249	RS	18,524	RS	—		—	—	N/A
Chief Compliance Officer	N/A	—	—	—	9,974	PRU	14,249	PRU	18,524	PRU	—		—	—	N/A

_________________________________

1   Annual incentive equity awards to NEOs consisted of a combination of time-vested RS and PRUs that were granted in 2019 pursuant to the LTIP based on performance during 2018. Annual equity awards made during 2019 were approved by the Compensation Committee effective on February 1, 2019. For a description of these equity awards and their terms, see the Section entitled, “2019 Long-Term Incentive Awards,” in the CD&A.

[2]

The indicated amounts represent potential incentive cash bonus payments to the NEOs under the 2019 Incentive Plan. On January 27, 2020, bonus payments under the 2019 Incentive Plan were approved by the Compensation Committee for the NEOs, based on performance during 2019. The Threshold and Target amounts assume the executive receives 50% and 100% of his or her target bonus and that the aggregate bonus pool is funded at 50% and 100% for each performance objective in the 2019 Incentive Plan, respectively. The Maximum amounts assume that the recipient receives 150% of his or her target bonus based on performance for 2019 and that the bonus pool is funded at 200% or the Maximum level for each performance objective in the 2019 Incentive Plan. A further description of the payments approved under the 2019 Incentive Plan is set forth in the Section entitled, “2019 Annual Incentive Cash Bonuses,” in the CD&A.

[3]

The indicated amounts represent the potential number of shares which could have been granted to the NEOs in 2019 in the form of RS and PRUs pursuant to the LTIP, based on performance during 2018. The individual share numbers for each potential award were calculated by dividing 50% of the long-term incentive targets for each NEO set forth in the LTIP by the mean between the high and low sales price of the Common Stock as reported by NASDAQ on the date of grant. The number of shares corresponding to the PRUs were calculated based on the assumption that 100% of target is achieved for each of the performance measures set forth in the terms of such PRU awards. The actual number of shares received upon vesting of the PRUs could vary from 50% to 150% of target depending on the degree to which the performance measures are achieved.

[4]

The indicated amounts represent the actual number of shares of RS or PRUs granted to the NEOs in 2019 under the LTIP, based on performance during 2018. A further description of these equity awards and their terms is set forth in the Section entitled, “2019 Long-Term Incentive Awards,” in the CD&A.

[5]	The indicated amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

The following table summarizes information regarding unexercised stock options and unvested RS and PRUs held by the NEOs as of December 31, 2019:

	Option Awards[1]					Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options[2] (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh.)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2](#)		Market Value of Shares or Units of Stock That Have Not Vested [8]($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested [2](#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested[8]($)
Stephen S. Tang, Ph.D.	—	—	—	—	—	—		—	—		—
President and Chief	—	—	—	—	—	37,116	3(a)	$298,041	—		—
Executive Officer	—	—	—	—	—	47,872	3(b)	$384,412	—		—
	—	—	—	—	—	—		—	23,936	3(c)	$192,206
Roberto Cuca	—	—	—	—	—	9,546	4(a)	$76,654	—		—
Chief Financial Officer	—	—	—	—	—	24,614	4(b)	$197,650	—		—
	—	—	—	—	—	—		—	10,740	4(c)	$86,242
	—	—	—	—	—	—		—	7,160	4(d)	$57,495
	—	—	—	—	—	—		—	12,307	4(e)	$98,825
Anthony Zezzo II	36,204	—	—	$11.30	2/1/2022	—		—	—		—
Executive Vice President,	32,921	—	—	$7.05	2/1/2023	—		—	—		—
Business Unit Leader,	10,427	—	—	$5.71	2/3/2024	—		—	—		—
Infectious Disease	41,781	—	—	$9.31	2/3/2025	—		—	—		—
	—	—	—	—	—	7,359	5(a)	$59,093	—		—
	—	—	—	—	—	6,476	5(b)	$52,002	—		—
	—	—	—	—	—	19,667	5(c)	$157,926	—		—
	—	—	—	—	—	—		—	16,560	5(d)	$132,977
	—	—	—	—	—	—		—	16,560	5(d)	$132,977
	—	—	—	—	—	—		—	7,286	5(e)	$58,507
	—	—	—	—	—	—		—	4,857	5(f)	$39,002
	—	—	—	—	—	—		—	9,833	5(g)	$78,959
Kathleen Weber	4,129	—	—	$5.71	2/3/2024	—		—	—		—
Executive Vice	10,404	—	—	$9.31	2/3/2025	—		—	—		—
President, Molecular	—	—	—	—	—	4,550	6(a)	$36,537	—		—
Solutions	—	—	—	—	—	5,338	6(b)	$42,864	—		—
	—	—	—	—	—	13,028	6(c)	$104,615	—		—
	—	—	—	—	—	—		—	10,238	6(d)	$82,211
	—	—	—	—	—	—		—	10,238	6(d)	$82,211
	—	—	—	—	—	—		—	6,006	6(e)	$48,228
	—	—	—	—	—	—		—	4,004	6(f)	$32,152
	—	—	—	—	—	—		—	6,514	6(g)	$52,307
Jack E. Jerrett	6,407	—	—	$5.71	2/3/2024	—		—	—		—
Senior Vice President,	13,650	—	—	$9.31	2/3/2025	—		—	—		—
General Counsel, and	—	—	—	—	—	4,974	7(a)	$39,941	—		—
Chief Compliance Officer	—	—	—	—	—	5,836	7(b)	$46,863	—		—
	—	—	—	—	—	18,524	7(c)	$148,748	—		—
	—	—	—	—	—	—		—	11,193	7(d)	$89,880
	—	—	—	—	—	—		—	11,194	7(e)	$89,888
	—	—	—	—	—	—		—	6,567	7(f)	$52,733
	—	—	—	—	—	—		—	4,377	7(g)	$35,147
	—	—	—	—	—	—		—	9,262	7(h)	$74,374

[1]	The table does not include RS and PRUs awarded to the NEOs in February 2020 pursuant to the LTIP in respect of performance during 2019.
[2]

Stock options vest over four years, with the first 25% vesting on the first anniversary of the grant date and the remaining 75% vesting on a monthly basis over the next three years following the first anniversary of the grant date. Grants of RS vest over a three-year period, with one-third vesting on the first anniversary of the grant date, a second third vesting on the second anniversary and the final third vesting on the third anniversary. PRUs will not vest until three years from the grant date and only if certain performance measures are met during the three-year service period.

[3]	The indicated stock options, RS, and PRUs vest as follows:

(a)	37,116 restricted shares cliff vesting on April 1, 2023;
(b)	15,957 restricted shares on February 1, 2020, 15,958 shares on February 1, 2021, and 15,957 shares on February 1, 2022; and
(c)

23,936 PRUs cliff vesting on February 1, 2022, provided performance metrics have been achieved.  This grant also included 23,936 PRUs which will not vest on February 1, 2022 as the related performance metric was not achieved.

[4]	The indicated RS and PRUs vest as follows:

(a)	4,773 restricted shares on May 7, 2020 and 2021;
(b)	8,205 restricted shares on February 1, 2020, 8,204 restricted shares on February 1, 2021, and 8,205 restricted shares on February 1, 2022;
(c)	10,740 PRUs cliff vesting on May 7, 2021, provided performance metrics have been achieved;
(d)	7,160 PRUs cliff vesting on May 7, 2021, provided performance metrics have been achieved; and
(e)

12,307 PRUs cliff vesting on February 1, 2022, provided performance metrics have been achieved.  This grant also included 12,307 PRUs which have been forfeited because the related performance metric was not achieved.

[5]	The indicated RS and PRUs vest as follows:

(a)	7,359 restricted shares on February 1, 2020;
(b)	3,238 restricted shares on February 1, 2020 and 2021;
(c)	6,556 restricted shares on February 1, 2020, 6,555 restricted shares on February 1, 2021, and 6,556 restricted shares on February 1, 2022;
(d)	16,560 PRUs cliff vesting on February 1, 2020, provided performance metrics have been achieved;
(e)	7,286 PRUs cliff vesting on February 1, 2021, provided performance metrics have been achieved;
(f)	4,857 PRUs cliff vesting on February 1, 2021, provided performance metrics have been achieved; and
(g)

9,833 PRUs cliff vesting on February 1, 2022, provided performance metrics have been achieved.  This grant also included 9,833 PRUs which have been forfeited because the related performance metric was not achieved.

[6]	The indicated RS and PRUs vest as follows:
(a)	4,550 restricted shares on February 1, 2020;
(b)	2,669 restricted shares on February 1, 2020 and February 1, 2021;
(c)	4,343 restricted shares on February 1, 2020, 4,342 restricted shares on February 1, 2021, and 4,343 restricted shares on February 1, 2022;
(d)	10,238 PRUs cliff vesting on February 1, 2020, provided performance metrics have been achieved;
(e)	6,006 PRUs cliff vesting on February 1, 2021, provided performance metrics have been achieved;
(f)	4,004 PRUs cliff vesting on February 1, 2020, provided performance metrics have been achieved; and
(g)

6,514 PRUs cliff vesting on February 1, 2022, provided performance metrics have been achieved. This grant also included 6,514 PRUs which have been forfeited because the related performance metric was not achieved.

[7]	The indicated RS and PRUs vest as follows:
(a)	4,974 restricted shares on February 1, 2020;
(b)	2,918 restricted shares on February 1, 2020 and 2021;
(c)	6,175 restricted shares on February 1, 2020, 6,174 restricted shares on February 1, 2021, and 6,175 restricted shares on February 1, 2021;
(d)	11,193 PRUs cliff vesting on February 1, 2020, provided performance metrics have been achieved;
(e)	11,194 PRUs cliff vesting on February 1, 2020, provided performance metrics have been achieved;
(f)	6,567 PRUs cliff vesting on February 1, 2021, provided performance metrics have been achieved;
(g)	4,377 PRUs cliff vesting on February 1, 2021, provided performance metrics have been achieved; and
(h)

9,262 PRUs cliff vesting on February 1, 2022, provided performance metrics have been achieved.  This grant also included 9,262 PRUs which have been forfeited because the related performance metric was not achieved.

[8]

The indicated values were determined by multiplying the number of unvested shares of RS and unvested PRUs shown in this table by $8.03 per share, the closing price of the Company’s Common Stock as reported by NASDAQ on December 31, 2019.

OPTION EXERCISES AND STOCK VESTED

The following table summarizes information with respect to the exercise of stock options and vesting of RS for each of the NEOs during the fiscal year ended December 31, 2019:

	Option Awards		Stock Awards[1]
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[2] ($)	Number Of Shares Acquired on Vesting (#)	Value Realized on Vesting[3] ($)
Stephen S. Tang, Ph.D.	16,667	$46,168	—	$—
President and Chief Executive Officer
Roberto Cuca	—	—	4,774	$46,976
Chief Financial Officer
Anthony Zezzo II	—	—	69,594	$903,504
Executive Vice President, Business Unit Leader, Infectious Disease
Kathleen Weber	—	—	57,086	$741,119
Executive Vice President, Molecular Solutions
Jack E. Jerrett	—	—	51,986	$674,908
Senior Vice President, General Counsel, and Chief Compliance Officer

[1] Includes the vesting of restricted stock awards and performance-vested restricted units.

2 The indicated amounts represent the number of shares acquired upon exercise of the options multiplied by the difference between the market value of the Company’s Common Stock on the applicable exercise date and the option exercise price.

[3]

The indicated amounts were calculated by multiplying the number of restricted shares and performance-vested restricted shares acquired upon vesting by the market value of the Company’s Common Stock on the applicable vesting date. The market value was determined by calculating the mean between the high and low sales prices of the Common Stock as reported by NASDAQ on the vesting date.

RETIREMENT BENEFITS

The NEOs are eligible to participate in our 401(k) Plan on the same terms and conditions applicable to other employees. For a further description of the terms of the 401(k) Plan, see the Section entitled, “Retirement Programs,” in the CD&A.

NONQUALIFIED DEFERRED COMPENSATION

The OraSure Technologies, Inc. Deferred Compensation Plan (the “Plan”) is a non-qualified deferred compensation plan designed to provide deferred compensation benefits to a select group of the Company’s highly compensated employees, including all of the NEOs, and to non-employee members of the Board.

The Plan allows for deferrals by participants of up to 100% of their annual base salaries (or in the case of non-employee Directors, 100% of fees payable under the Company’s Non-Employee Director Compensation Policy), up to 100% of annual incentive cash bonuses and, upon vesting, restricted shares of the Company’s Common Stock and shares received in respect of performance-vested restricted units awarded under the LTIP. The Company may also make discretionary contributions to the accounts of employees participating in the Plan. Cash balances in participants’ accounts may be invested in a list of investment options that are similar to the fund choices offered in the Company’s 401(k) plan. Participants will be permitted to sell vested shares in their accounts, subject to compliance with the Company’s Insider Trading Policy and applicable securities laws, and invest the proceeds of any such sale in the investment options available under the Plan. Participants will be 100% vested in their accounts and the restricted shares they defer, except that Company contributions will vest over one or more years as determined by the Company. In the event of death, disability or change of control, a participant will become 100% vested in any then unvested Company contributions.

A Participant may elect to receive a distribution from his or her account upon a specified date, separation from service, change of control, disability and/or death. Distributions will be made in a lump sum or installments, as allowed under the Plan.

Amounts contributed to a participant’s account through elective deferrals or through the Company’s discretionary contributions are generally not subject to income tax, and the Company does not receive a deduction until they are distributed pursuant to the Plan.

However, cash deferrals are subject to the Federal Insurance Contributions Act Tax imposed at the time of deferral (the “FICA tax”). Deferrals of restricted shares and shares received in respect of performance-vested restricted units are subject to the FICA tax at the time the shares vest, but are not subject to income tax, and the Company does not receive the deduction until the shares are distributed pursuant to the Plan. The Company may amend or terminate the Plan at any time in accordance with applicable law.

None of the Company’s NEO’s participated in the Plan during 2019.

 EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements

We have entered into employment agreements with all of our NEOs. We believe such agreements are necessary to attract and retain critical talent, and are in-line with market practices. The following summary describes the material terms of the employment arrangements with Dr. Tang and the other NEOs.

In January 2018, we entered into an employment agreement with Dr. Tang in connection with his appointment as the Company’s new President and CEO, effective April 1, 2018. Under the agreement, Dr. Tang will receive (i) an annual base salary of at least $565,000, (ii) an annual cash bonus opportunity under the Company’s annual Incentive Plan with a bonus target of at least 85% of his base salary and (iii) annual equity awards under the Company’s LTIP ranging from at least 150%-250% of his base salary, with a target of 200%. Dr. Tang also received a sign-on cash bonus of $230,000 and an award of 37,116 shares of time-vested RS. The award of RS will vest on the fifth anniversary of Dr. Tang’s date of employment. Upon a termination of employment, Dr. Tang’s agreement provides for certain post-employment severance and other benefits, as described below.

Dr. Tang’s employment agreement will terminate upon his death or disability. In addition, Dr. Tang may unilaterally terminate his employment at any time and for any reason upon 90 days written notice to the Company or for “good reason” (as defined below). Dr. Tang’s employment agreement can also be terminated by the Company for “Cause” (as defined below) or without “Cause.”

As used in Dr. Tang’s agreement, the term “good reason” means (i) a material breach of the agreement by the Company, (ii) a material diminution in Dr. Tang’s base compensation or authority, duties or responsibilities (following a change of control, such a diminution shall occur if Dr. Tang no longer functions as the sole chief executive officer of the successor organization), (iii) a material change in Dr. Tang’s reporting relationship from the Board to another employee of the Company (following a change of control, such a diminution shall occur if Dr. Tang no longer reports to the board of directors of a public company),  or (iv) a material change in Dr. Tang’s job location.

A “change of control” generally is defined to take place when disclosure of such a change would be required by the proxy rules promulgated by the SEC or when:

•

any person, or more than one person acting as a group within the meaning of Section 409A of the Internal Revenue Code (the “Code”) and the regulations issued thereunder, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;

•

any person, or more than one person acting as a group within the meaning of Code Section 409A and the regulations issued thereunder, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30 percent or more of the total voting power of the Company’s stock;

•

a majority of the members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

•

a person, or more than one person acting as a group within the meaning of Code Section 409A and the regulations issued thereunder, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions.

A “change of control period” is the period which begins 60 days prior to the occurrence of a change of control and ends 18 months thereafter.

“Cause” is defined as (i) the willful and continued failure by Dr. Tang to substantially perform his duties as provided in the agreement after a written demand for substantial performance is delivered to Dr. Tang by the Board, and Dr. Tang’s failure to comply with such demand within a reasonable time; (ii) the engaging by Dr. Tang in gross misconduct or gross negligence materially injurious to the Company; (iii) the commission of any act in direct competition with or materially detrimental to the best interests of the Company; or (iv) Dr. Tang’ conviction of having committed a felony.

Upon the termination of Dr. Tang’s employment for any reason, Dr. Tang will be entitled to receive his salary through the date of termination and any bonus approved by the Board or the Compensation Committee prior to the date of termination but not yet paid. In the case of a termination upon his death or disability or by the Company without Cause, or in the case of a unilateral termination by Dr. Tang or a termination by Dr. Tang for good reason where in either case the termination occurs after June 30 of any year, Dr. Tang will also receive a cash bonus for the year of termination prorated through the date of termination. In addition, if termination is for good reason or without Cause (which includes the Company’s failure to renew the agreement) and does not occur during a change of control period, Dr. Tang would receive additional severance in the form of a lump sum amount equivalent to 18 months of his annual salary plus reimbursement of the costs of continuation coverage under the Company’s health plans (if Dr. Tang elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985) for a period of 18 months after the date of termination. If, however, termination is for good reason or without Cause (which includes the Company’s failure to renew the agreement) and occurs during a change of control period, Dr. Tang will receive a lump sum amount equivalent to 36 months of his annual salary and reimbursement of continuation coverage under the Company’s health plan for 36 months. If Dr. Tang is a “specified employee” within the meaning of Code Section 409A at the time of the termination of his employment and any of the foregoing payments would subject him to any tax, interest or penalty under Code Section 409A or regulation thereunder, then the payment shall not be made until the first day which is at least six months after the date of termination of his employment.

All stock awards granted to Dr. Tang are required to immediately vest (i) in the event of a change of control or (ii) if Dr. Tang’s employment is terminated for good reason by Dr. Tang or by the Company without Cause during a change of control period, and 50% of such stock awards shall vest in the event Dr. Tang’s employment is terminated for good reason by Dr. Tang or by the Company without Cause during any period other than a change of control period.

In May 2018, we entered into an employment agreement with Mr. Cuca, pursuant to which Mr. Cuca will receive (i) an annual base salary of at least $415,000, (ii) a target bonus opportunity under the Company’s annual incentive plan of 50% of his base salary, and (iii) annual equity awards under the Company’s long-term incentive policy ranging from 105% to 175% of his base salary (with a target of 140%).   Mr. Cuca also received an onboarding equity award having an aggregate value of $435,750.  This award consisted of 50% time-vested RS and 50% PRUs.  The terms of Mr. Cuca’s award are substantially the same as the terms of awards made to the Company’s other executives in February 2018.

The termination and severance provisions in the employment agreements for Mr. Cuca and the other NEOs are substantially similar to Dr. Tang’s employment agreement, with the following exceptions: Mr. Jerrett is entitled to receive severance equivalent to 12 months of his annual salary, rather than 18 months, in the event of a termination for good reason or without Cause where such termination does not occur during a change of control period and he will be entitled to receive severance equivalent to 24 months of his annual salary, rather than the 36 months, if Mr. Jerrett terminates his agreement after a change of control or a termination for good reason or without Cause occurs during a change of control period. Mr. Zezzo and Ms. Weber will also be entitled to receive severance equal to 12 months of their annual salary if he or she is terminated for good reason or without Cause, but he or she will receive 24 months of his or her annual salary if such termination occurs during a change of control period. In the employment agreements with Messrs. Zezzo and Jerrett, the term “good reason” also includes a material diminution of the budget over which the executive exercises control and a change of control period begins upon the occurrence of a change of control. Finally, neither Mr. Zezzo nor Mr. Jerrett shall be entitled to a prorated bonus in the event of a unilateral termination by either executive after June 30 of the applicable year.

The following table provides estimates of the potential severance and other post-termination benefits the NEOs would receive assuming their employment was terminated as of December 31, 2019:

Name	Benefit	Voluntary Termination or Termination for Cause[1]	Termination for Death or Disability[2]	Termination for Good Reason or Without Cause Not Within Change of Control Period[2]	Voluntary Termination after Change of Control (only for Mr. Jerrett), or Termination for Good Reason or Without Cause Within Change of Control Period[2]
Stephen S. Tang, Ph.D.	Salary Continuation	—	—	$913,500	$1,827,000
President	Bonus	$517,650	$258,825	$517,650	$517,650
and Chief Executive Officer	Accelerated Option Vesting	—	—	—	—
	Accelerated Restricted Stock/Unit Vesting	—	$1,066,866	$533,433	$1,066,866
	Health Care Benefits	—	—	$37,618	$37,618
	Total	$517,650	$1,325,691	$2,002,201	$3,449,134
Roberto Cuca	Salary Continuation	—	—	$639,620	$1,279,239
Chief Financial Officer	Bonus	$213,207	$132,188	$213,207	$213,207
	Accelerated Option Vesting	—	—	—	—
	Accelerated Restricted Stock/Unit Vesting	—	$586,945	$293,472	$586,945
	Health Care Benefits	—	—	$3,456	$3,456
	Total	$213,207	$719,133	$1,149,755	$2,082,847
Anthony Zezzo II	Salary Continuation	—	—	$418,726	$837,452
Executive Vice President,	Bonus	—	$75,371	$167,490	$167,490
Business Unit Leader,	Accelerated Option Vesting	—	—	—	—
Infectious Disease	Accelerated Restricted Stock/Unit Vesting	—	$682,245	$341,122	$682,245
	Health Care Benefits	—	—	$4,687	$4,687
	Total	$—	$757,616	$932,025	$1,691,874
Kathleen G. Weber	Salary Continuation	—	—	$355,000	$710,000
Executive Vice President,	Bonus	$142,000	$88,040	$142,000	$142,000
Business Unit Leader	Accelerated Option Vesting	—	—	—	—
Molecular Solutions	Accelerated Restricted Stock/Unit Vesting	—	$462,544	$231,272	$462,544
	Health Care Benefits	—	—	$37,266	$37,266
	Total	$142,000	$550,584	$765,538	$1,351,810
Jack E. Jerrett	Salary Continuation	—	—	$380,152	$760,304
Senior Vice President,	Bonus	—	$93,137	$133,053	$133,053
General Counsel, and	Accelerated Option Vesting	—	—	—	—
Chief Compliance Officer	Accelerated Restricted Stock/Unit Vesting	—	$574,450	$287,225	$574,450
	Health Care Benefits	—	—	$28,660	$28,660
	Total	—	$667,587	$829,090	$1,496,467

[1]	In the event of a unilateral termination by Dr. Tang, Mr. Cuca, or Ms. Weber after June 30, they would receive a prorated bonus for the year in which termination occurs.

2 The indicated values for the accelerated vesting of stock options reflect (i) the number of option shares which would vest on an accelerated basis, multiplied by (ii) the excess, if any, of the $8.03 per share closing price for the Company’s Common Stock, as reported by NASDAQ on December 31, 2019, over the applicable exercise price for each option. The indicated values for the accelerated vesting of RS and PRUs reflect the $8.03 per share closing price on December 31, 2019 multiplied by the number of shares which would vest on an accelerated basis (assuming, in the case of PRUs, that the applicable performance measures for the PRUs are met at 100% of target).

Stock Award PLAN INFORMATION

The following table provides information as of December 31, 2019 about the shares of Common Stock that may be issued upon the exercise of options under the OraSure Technologies, Inc. Stock Award Plan (the “Stock Award Plan” or the “Plan”). Additional grants of equity compensation may only be made under the Stock Award Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted- Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,192,935	$10.71	2,534,296	[1]
Equity compensation plans not approved by security holders	—	—	—
Total	1,192,935		2,534,296
[1]	Represents shares remaining available for future issuance as of December 31, 2019 under the Stock Award Plan.

DIRECTOR COMPENSATION

ANNUAL FEES

Under our Non-Employee Director Compensation Policy (“Director Policy”), non-employee members of the Board receive fixed annual fees for service on the Board and Committees of the Board during 2019, as set forth below. The fees were paid quarterly in arrears.

Position	Annual Fee
Board Member (Base Fee)	$55,000
Board Chairman (Additional Fee)	$25,000
Audit Chairman	$20,000
Compensation Chairman	$20,000
Nominating & Corporate Governance Chairman	$20,000
Non-Chairman Committee member	$5,000

Each non-employee Director has the option to receive shares of the Company’s Common Stock in lieu of cash fees, as described above.  Prior to the end of each calendar year, each non-employee Director shall make an annual election with respect to cash fees for the following calendar year, indicating whether he or she elects to receive the fees in cash, or in Company Common Stock in lieu of the cash fees.  If no election has been made as of the first day of the year, the non-employee Director shall receive all fees in cash, as set forth above, or, if a previous election has been made to receive Common Stock in lieu of the cash fees, such election shall remain in effect for subsequent calendar years until such election is changed by the completion, signature and delivery to the Company of a new election form.  Each newly elected or appointed non-employee Director shall make an election prior to, or within 30 days of, his or her initial appointment or election to the Board, for the remainder of the year of such appointment or election, whether to receive the fees in cash or in Common Stock.

In the event an election is made by a non-employee Director to receive Common Stock in lieu of cash fees, such Director shall automatically be granted on the applicable fee payment date a number of shares of Common Stock having an aggregate fair market value equal to the aggregate amount of such non-employee Director’s cash fee for such fiscal quarter, determined by dividing (A) the aggregate amount of the fee by (B) the average of the high and low sales price of the Company’s Common Stock as reported on the NASDAQ Stock Exchange on the applicable fee payment date (rounded down to the nearest whole share) (the “Quarterly Grant”).  Non-employee Directors are permitted to direct the Company to withhold shares of stock in order to pay tax withholding obligations arising upon the receipt of a Quarterly Grant.

INITIAL AND ANNUAL EQUITY AWARDS

Upon joining the Board, non-employee Directors receive an initial grant of restricted shares of the Company’s Common Stock having an aggregate value of $100,000 (the “Initial Grant”).  The Initial Grant will cliff vest two (2) years after the Director joins the Board.  In addition, non-employee Directors will receive an annual grant of restricted shares (the “Annual Grant”) on the date of the Company’s Annual Meeting of Stockholders, which will vest on or prior to the Company’s next Annual Meeting of Stockholders.  The value of Annual Grants for Board members are as follows:

Board Position	Award Grant Value
Board Member (Base)	$105,000
Board Chairman (Additional Value)	$ 25,000

The dollar value of each Initial Grant and Annual Grant is converted into restricted stock by dividing the above values by the average of the high and low sales prices of the Company’s Common Stock, as reported on the NASDAQ Stock Market, on the grant date. Non-employee Directors are permitted to direct the Company to withhold restricted stock in order to pay tax withholding obligations arising upon the vesting of such shares.

EQUITY AWARD TERMS

Each Initial Grant, Annual Grant and Quarterly Grant shall be made under the terms of the Company’s Stock Award Plan or a successor plan and will be subject to the terms and conditions of such plan and the applicable award agreement.

Any unvested restricted stock granted to non-employee Directors will vest in their entirety immediately upon the occurrence of a “change of control” of the Company. A “change of control” means a change of control that would be required to be reported under the Securities Exchange Act of 1934, as amended, and would be deemed to have occurred at such time as (i) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; (ii) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30 percent or more of the total voting power of the Company’s stock; (iii) a majority of the members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (iv) a person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions. In addition, if a non-employee Director leaves the Board for any reason other than a change of control, prior to the end of the vesting period for the Annual Grant of restricted stock, such award shall immediately vest on a pro-rata basis based on the actual duration of such Director’s service to the Board during such vesting period.

DEFERRED COMPENSATION

Non-employee Directors are permitted to defer all or a portion of the fees and grants of restricted stock under the Company’s Non-Qualified Deferred Compensation Plan, on terms similar to those applicable to our officers.

DIRECTOR COMPENSATION DURING 2019

The following table summarizes information related to compensation of non-employee Directors during the fiscal year ended December 31, 2019:

Name[1,2]	Fees Earned or Paid in Cash[3] ($)	Stock Awards[4] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mara G. Aspinall	$65,000	$104,999	—	—	—	—	$169,999
Michael Celano	$90,000	$129,998	—	—	—	—	$219,998
James A. Datin	$24,976	$100,001	—				$124,977
Eamonn P. Hobbs	$78,306	$104,999	—	—	—	—	$183,305
Ronny B. Lancaster	$80,000	$104,999	—	—	—	—	$184,999
Charles W. Patrick	$66,764	$104,999	—	—	—	—	$171,763
Aradhana Sarin, M.D.	$80,000	$104,999	—	—	—	—	$184,999
David J. Shulkin, M.D.	—	—	—	—	—	—	—

[1]

Because Dr. Tang is an officer of the Company, he is not entitled to any separate compensation for service on the Board or any Committee thereof and has not been included in this table. Mr. Datin became a Director in August 2019 and Dr. Shulkin became a Director in April 2020.

[2]

Non-employee Directors held the following number of unvested shares of restricted stock (“RS”) and stock options (“SOs”) at December 31, 2019: Ms. Aspinall: 12,382 RS; Mr. Celano: 15,330 RS; 6,667 SOs; Mr. Hobbs: 12,382 RS; Mr. Lancaster: 12,382 RS; Mr. Patrick: 12,382 RS; Dr. Sarin: 12,382 RS; 1,667 SOs and Mr. Datin: 13,432 RS. The aggregate number of stock options and restricted shares held by Dr. Tang are set forth in the table in the Section entitled, “Outstanding Equity Awards,” in this Proxy Statement.

[3]	The indicated amounts earned by Dr. Sarin were deferred into the Company’s Nonqualified Deferred Compensation plan and no cash payments were made.
[4]	The indicated amounts reflect the aggregate grant date fair value of restricted stock awards made to non-employee Directors during 2019, computed in accordance with FAS ASC Topic 718.

 PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1. ELECTION OF DIRECTORS

Background

At the Annual Meeting, you will be asked to vote on the election of two Directors. A majority of the independent members of the Board have nominated Mara G. Aspinall and Ronny B. Lancaster for election as Class II Directors, for terms expiring at the Annual Meeting of Stockholders in 2023.

We do not know of anything that would preclude any nominee from serving. However, should any nominee for any reason become unable or unwilling to serve as a Director, the persons named in the enclosed Proxy Card will vote the shares represented by each Proxy for such substitute nominee as the Board may approve.

Aradhana Sarin, M.D. joined our Board as a Class II Director in 2018.  Dr. Sarin recently informed us that she has decided to leave the Board so that she can focus on her responsibilities as Chief Financial Officer at Alexion Pharmaceuticals.  As a result, Dr. Sarin will not stand for re-election at the Annual Meeting with the other Class II Directors.  The Board and the Company would like to thank Dr. Sarin for her many contributions as a member of the Board and wish her well in her future endeavors.

Each of the nominees for election as Directors is presently a member of our Board and has consented to continue to serve if re-elected to the Board. Ms. Aspinall joined the Board in 2017 and serves as a member of the Audit Committee and Compensation Committee. Mr. Lancaster joined the Board in 2003 and serves as the Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee.

Any vacancy that occurs on the Board that results from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, and any other vacancy on the Board may be filled by the affirmative vote of a majority of the Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director.

Certain information with respect to each person nominated for election as a Director and each person whose term of office as a Director will continue after the Annual Meeting, including the particular experience, qualifications, attributes and skills they possess that led to the conclusion that they should serve as a Director, is set forth below.

Name	Principal Occupation	Age	Director Since
Class I (Directors Whose Terms Expire in 2022):
Eamonn P. Hobbs	President of Hobbs Medical Ventures, LLC	61	2016
David J. Shulkin, MD	President and Chief Executive Officer, Shulkin Solutions, Inc.	60	2020
Stephen S. Tang, Ph.D.	President and Chief Executive Officer, OraSure Technologies, Inc.	59	2011

Class II (Nominees With Terms Expiring in 2023):
Mara G. Aspinall	President & Chief Executive Officer, Health Catalysts Group	57	2017
Ronny B. Lancaster	Former Senior Vice President for Federal Government Relations of Assurant, Inc.	68	2003

Class III (Directors Whose Terms Expire in 2021):
Michael Celano	Chief Financial Officer, The Columbus Organization	61	2006
Charles W. Patrick	Principal, Patrick Consulting	65	2006
James A. Datin	President & Chief Executive Officer, BioAgilytix Labs LLC	54	2019

Eamonn P. Hobbs

Independent Director Director since: 2016 Class I Director Term Expires: 2022 Age: 61 Other Current Public Company Directorships: None

Eamonn P. Hobbs joined the Board in 2016.  Mr. Hobbs serves as President of Hobbs Medical Ventures, LLC, a consulting company he founded in the healthcare field. In March 2018, he co-founded and serves as Chairman of the Board and CEO of ImmunSYS, Inc. a company that is developing a new immunotherapy for late stage metastatic prostate cancer.  From December 2016 to June 2017, Mr. Hobbs served as President and CEO of Digital Cognition Technologies, Inc., an early stage medical device company. From July 2014 to January 2016, Mr. Hobbs served as the President and Chief Executive Officer of Antares Pharma, Inc., a specialty pharmaceutical company focused on self-injection pharmaceutical products and technologies. He also served on the Antares board of directors from 2009 to 2016. From 2009 to 2013, Mr. Hobbs served as President and Chief Executive Officer, and from 2008 to 2013 was a member of the board of directors, of Delcath Systems, Inc., a specialty pharmaceutical and medical device public company specializing in cancer treatment. Prior to Delcath Systems, Inc., Mr. Hobbs served as President and Chief Executive Officer of AngioDynamics, Inc., a company he co-founded in 1988 as a division of E-Z-EM, Inc. which grew into a leading medical technology public company with a highly diverse product line. From 1988 to 2004, Mr. Hobbs also served as Executive Vice President of Business Development of E-Z-EM, Inc., a NASDAQ-traded company. Before joining AngioDynamics, Mr. Hobbs was Director of Marketing and Product Development at NAMIC; founder, President and Chief Executive Officer of Hobbs Medical, Inc.; and a Product Development Engineer at Cook Incorporated. Mr. Hobbs received a B.S. in Plastics Engineering with a Biomaterials emphasis at the University of Massachusetts (Lowell). Mr. Hobbs has served on the Board of Directors of the Medical Device Manufacturers Association since 2009.

Skills and Qualifications leading to conclusion that he should serve on the Board:

•    Executive-level management experience as CEO of several public companies.

•    Extensive experience in the medical device, pharmaceutical and combination products industries.

•    Extensive experience managing operations in a cost-effective, efficient manner.

•    Experience with governance and policy development for the medical device industry.

David J. Shulkin, M.D.

Independent Director Director since: 2020 Class I Director Term Expires: 2022 Age: 60 Other Current Public Company Directorships: None

David J. Shulkin, M.D. joined the Board in 2020.  Since 2018, he has served as President and Chief Executive Officer of Shulkin Solutions, Inc., a company that promotes innovation in healthcare and advocates for veterans and underserved populations. From 2015 through 2018, Dr. Shulkin served in various capacities at the U.S. Department of Veterans Affairs (the “VA”), including as Secretary of the VA from 2017 to 2018 and as Under Secretary for Health from 2015 to 2017. Prior to his tenure at the VA, he served in executive leadership positions at Morristown Medical Center, Beth Israel Medical Center, Temple University Hospital, Drexel University School of Medicine, Doctor Quality, Inc. and the University of Pennsylvania Health System and Hospital of the University of Pennsylvania.  Dr. Shulkin received a B.A. from Hampshire College and his M.D. from the Medical College of Pennsylvania.  He also completed residencies in Internal Medicine at Yale University School of Medicine and University of Pittsburgh School of Medicine, was a Fellow in General Medicine at the University of Pittsburgh School of Medicine and was a Robert Wood Johnson Foundation Clinical Scholar at the University of Pennsylvania School of Medicine.  He is certified by the American Board of Internal Medicine.

Skills and Qualifications leading to conclusion that he should serve on the Board:

•    Expertise in medical matters and public health.

•    Expertise in government affairs.

.

•    Executive-level management experience.

Stephen S. Tang, Ph.D.

Director Director since: 2011 Class I Director Term Expires: 2019 Age: 59 Other Current Public Company Directorships: None

For biographical information on Dr. Tang, see the Section entitled, “Executive Officers,” in this Proxy Statement.

Skills and Qualifications leading to conclusion that he should serve on the Board:

•    Extensive business experience, particularly in the life sciences industry.

•    Experience with strategic and business development matters.

•    Executive-level management experience.

Mara G. Aspinall

Independent Director Director since: 2017 Class II Nominee Term Expires: 2020 Age: 57 Other Current Public Company Directorships: 2

Mara G. Aspinall joined the Board in June 2017. Since 2014, she has served as the President and Chief Executive Officer of Health Catalysts Group, a consulting firm that focuses on growth of early stage life science and technology companies. Ms. Aspinall is also Managing Director of BlueStone Venture Partners, a venture capital firm dedicated to investing in life sciences and healthcare related companies. Prior to these positions, Ms. Aspinall served as President and CEO, Global Head of Roche Tissue Diagnostics/Ventana Medical Systems, a division of The Roche Group that provides tissue-based cancer diagnostic instruments, products and services. Prior to that, she founded and served as CEO and Director of On-Q-ity, Inc., a diagnostic research company focused on improving cancer treatment through the capture of circulating tumor cells in a patient’s blood. Ms. Aspinall also spent 12 years with Genzyme Corporation, serving as President of the Genzyme Genetics division, a leading provider of esoteric and genetic tests for the reproductive, oncology and personalized medicine markets, and as President of the Genzyme Pharmaceuticals division, a custom pharmaceutical intermediates provider. Ms. Aspinall began her career as a management consultant with Bain & Company. Ms. Aspinall holds an M.B.A from Harvard Business School and a B.A. in International Relations from Tufts University. Ms. Aspinall previously served on the Board at Safeguard Scientific and currently serves on the Boards of Abcam Plc and Allscripts.

Skills and Qualifications leading to conclusion that she should serve on the Board:

•    Executive level experience as a CEO.

•    Executive experience in the life sciences industry.

•    Extensive experience in molecular diagnostics.

Ronny B. Lancaster

Independent Director Director since: 2003 Class II Nominee Term Expires: 2020 Age: 68 Other Current Public Company Directorships: None

Ronny B. Lancaster became a member of the Board in May 2003. From September 2005 to December 2018, Mr. Lancaster served as Senior Vice President, Federal Government Relations of Assurant, Inc., a provider of specialty insurance and insurance-related products and services. Prior to that, Mr. Lancaster served as Chief Operating Officer of the Morehouse School of Medicine, Executive Assistant to the Secretary and Principal Deputy Assistant Secretary for Planning and Evaluation at the U.S. Department of Health and Human Services, General Counsel of Hamilton Enterprises, Inc., Senior Washington Representative for Blue Cross/Blue Shield Association, and Chief of the Division of Fee-For-Service Plans at the U.S. Office of Personnel Management. Mr. Lancaster received a B.A. in Economics from the Catholic University of America, an M.B.A. from the Wharton School of the University of Pennsylvania, and a J.D. from The Georgetown University Law Center. He is admitted to the Bars of Pennsylvania and the District of Columbia. Mr. Lancaster previously served on the board of directors of Immucor, Inc.

Skills and Qualifications leading to conclusion that he should serve on the Board:

•    Expertise in government affairs and political matters.

•    Extensive medical and healthcare experience.

•    Legal training.

Aradhana M. Sarin, M.D.

Independent Director Director since: 2018 Class II Director Term Expires: 2020 Age: 45 Other Current Public Company Directorships: None

Aradhana Sarin, M.D. became a member of the Board in January 2018. Since February 2019, Dr. Sarin has served as the Executive Vice President, Chief Financial Officer for Alexion Pharmaceuticals, a global biopharmaceutical company.  Prior to that, since joining Alexion in November 2017, she served as Executive Vice President, Chief Strategy and Business Officer; and Senior Vice President, Head of Corporate Business Development and Strategy. Prior to her tenure at Alexion, Dr. Sarin served as the Managing Director of Healthcare Corporate & Investment Banking at Citi Global Banking, focusing on clients in the diagnostics, life sciences and biopharmaceutical sectors. Earlier in her career, Dr. Sarin also held various other positions in the investment banking industry, including with UBS and JP Morgan. Prior to her career in investment banking, Dr. Sarin spent two years as a medical resident practicing in both India and Africa. Dr. Sarin received her M.B.A. from Stanford Business School and obtained her medical training from the University of Delhi in India.

Skills and Qualifications leading to conclusion that she should serve on the Board:

•    Extensive experience in the healthcare and life sciences sectors.

•    Scientific and medical background and experience.

•    Extensive experience at global financial institutions, involving M&A and equity and debt financing transactions.

•    Extensive knowledge of global healthcare systems.

Michael Celano

Independent Director Director since: 2006 Class III Director Term Expires: 2021 Age: 61 Other Current Public Company Directorships: None

Michael Celano became a member of the Board in October 2006 and has served as the Company’s Chairman of the Board since April 2018. Mr. Celano has served as the Chief Financial Officer of The Columbus Group since January 2020. From January 2018 to May 2019, Mr. Celano served as the Chief Operating Officer of Recro Pharma, Inc. and from July 2016 to January 2018, Mr. Celano served as Chief Financial Officer. Between 2015 and June 2016 Mr. Celano was self-employed providing consulting services to healthcare companies. From 2013 to 2015, Mr. Celano served as Chief Financial Officer of DrugScan, Inc. a clinical laboratory services company.  Prior to that, Mr. Celano served as the Chief Financial Officer of Kensey Nash Corporation, a biomaterials company from 2009 to 2012. From 2007 to 2008, Mr. Celano also served as Chief Financial Officer for BioRexis Pharmaceutical Corporation, a biopharmaceutical company. Before joining BioRexis, Mr. Celano served as a partner with KPMG LLP, where he was co-leader of its National Life Science Practice. Mr. Celano also was co-leader of the Life Science Practice for Arthur Andersen before he joined KPMG. Mr. Celano previously served on the Board of Directors of Performance Health, a consumer health care product manufacturing company from 2015 to 2016.  Mr. Celano holds a B.S. in Accounting from St. Joseph’s University.

Skills and Qualifications leading to conclusion that he should serve on the Board:

•    Long career in public accounting focused in the life sciences area.

●    Life sciences industry operating company experience.

•    Accounting and financial expertise.

•    Extensive business experience.

James A. Datin

Independent Director Director since: 2019 Class III Director Term Expires: 2021 Age: 54 Other Current Public Company Directorships: 1

James A. Datin became a member of the Board in August 2019.  Since November 2013, Mr. Datin has served as President & Chief Executive Officer of BioAgilytix Labs, LLC, a leading global bioanalytical contract research organization. From September 2005 to July 2013, Mr. Datin served as Executive Vice President and Managing Director at Safeguard Scientifics, Inc., a company focused on providing capital and advice to technology driven businesses in healthcare, financial services and digital media.  Prior to that time, Mr. Datin served as Chief Executive Officer of Touchpoint Solutions, Inc., a remote management and monitoring company serving the medical, imaging, print, retail and other industries.  He has also held senior leadership positions at Dendrite International, Inc., GlaxoSmithKline PLC, the Isuta Holdings Group of companies, Baxter and other companies.  Mr. Datin currently serves on the Board of FSD Pharma and previously served on the Boards of Clarient, Inc., Intralinks Holdings, Inc. and NuPathe Inc. Mr. Datin received a B.B.A. at Marshall University, an M.B.A. at the University of New Haven and an Advanced Management Degree at The Wharton School at The University of Pennsylvania.

Skills and Qualifications leading to conclusion that he should serve on the Board:

●Extensive life science and business experience.

●Executive leadership experience.

●Strong M&A background.

●Operations and financial experience.

Charles W. Patrick

Independent Director Director since: 2006 Class III Director Term Expires: 2021 Age: 65 Other Current Public Company Directorships: None

Charles W. Patrick became a member of the Board in January 2006. Since 2000, Mr. Patrick has served as Principal of Patrick Consulting, a management consulting firm that helps diagnostic, medical device and technology companies develop sales, marketing and distribution strategies. From 2001 through 2011, Mr. Patrick also served as the President and Co-owner of ADS Golf, Inc. Prior to that time, he served as the President and Chief Executive Officer of CallNexus, Inc., a provider of virtual call center services, and Vice President of Sales and Marketing for Biosite, Inc., a medical diagnostics company, where he had primary responsibility for developing and achieving Biosite’s strategic sales, marketing and distribution objectives. Prior to his time at Biosite, Mr. Patrick served as World Wide Group Marketing Manager and held several other sales and marketing positions for the Diagnostics Division of Abbott Laboratories. Mr. Patrick also previously served on the board of directors for DiaDexus, Inc., Accumentrics, Inc. and Seamless Medical Systems, Inc. Mr. Patrick received his undergraduate degree from the University of Central Florida.

Skills and Qualifications leading to conclusion that he should serve on the Board:

•    Extensive sales and marketing background.

•    More than 40 years of experience in the medical diagnostics industry.

•    Entrepreneurial skills.

Vote Required; Board Recommendation

If a quorum is present, each nominee will be elected if he or she receives a majority of the votes cast by shares present in person or by Proxy and entitled to vote at the Annual Meeting. Shares voted in person or represented by proxy which are not voted for a nominee (by voting no or abstaining) will have the effect of voting against the nominee. Broker non-votes will have no effect on the required vote. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for the nominees, each of whom has consented to be named and to serve if elected.

Your Board recommends that you vote FOR the election of the Director nominees.

PROPOSAL NO. 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

The Audit Committee of the Board of Directors has approved the reappointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2020 fiscal year. The Audit Committee has also recommended that the Board submit the appointment of KPMG for ratification by stockholders at the Annual Meeting. Although action by the stockholders on this matter is not legally required, the Audit Committee and the Board believe it is appropriate to seek stockholder ratification of this appointment in light of the important role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. If this appointment is not ratified by stockholders, the Audit Committee may reconsider its appointment of KPMG for the 2020 fiscal year or in the future.

One or more representatives of KPMG are expected to attend the Annual Meeting electronically. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

Ratification of the appointment of KPMG requires the affirmative vote of a majority of shares present in person or by Proxy and entitled to vote at the Annual Meeting. Shares voted in person or represented by Proxy which are not voted for this ratification (by voting no or abstaining) will have the effect of voting against this proposal. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for ratification of the appointment of KPMG as our independent registered public accounting firm for the 2020 fiscal year.

Your Board recommends that the stockholders vote FOR ratification of the appointment of KPMG.

PROPOSAL NO. 3. ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

Background

Section 14A of the Exchange Act, enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), requires that stockholders be given the opportunity to vote to approve, on an advisory (non-binding) basis, no less frequently than once every three years, the compensation of our NEOs. Based on feedback received at our 2017 Annual Meeting, the Board determined that such a vote will continue to be held on an annual basis until the next advisory vote on frequency.

The vote on the resolution recommended below is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs. As described more fully under the CD&A Section of this Proxy Statement and the related tables and narrative, our compensation program is performance-based and is designed to pay executives for performance by offering rewards for the achievement of pre-determined objectives. In addition, our program is designed to align the interests of executives with the interests of our stockholders, provide long-term incentives and set compensation at levels sufficiently competitive to attract, retain and motivate high quality executives, and meet strong corporate governance principles. You are urged to carefully review the CD&A Section of this Proxy Statement which contains a detailed discussion of our executive compensation program, including the 2019 compensation of our NEOs.

Compensation Program Features

As described more fully in the CD&A, there are many important features to our compensation program that illustrate our commitment to pay-for-performance and good corporate governance. A summary of some of the more significant of these features is set forth below:

•	Compensation is market driven and performance-based.	•	Total compensation targeted at 50th percentile of Peer Group.
•	Balanced mix of cash/equity, fixed/variable, short-term/long-term compensation components.	•	Use of peer company benchmarking and tally sheets.
•	Threshold financial performance objectives for annual bonus pool funding meet or exceed fiscal performance for the prior fiscal year.	•	Compensation recoupment policy.
•	Equity awards provide long-term incentive with three year vesting.	•	No hedging or pledge of our Common Stock.
•	50% of annual equity is performance-vested.	•	Robust stockholder outreach on compensation/governance matters.

Vote Required; Board Recommendation

If a quorum is present, the affirmative vote of a majority of shares present, in person or by Proxy and entitled to vote at the Annual Meeting, is required to approve, on an advisory (non-binding) basis, the compensation paid to NEOs. Shares voted in person or represented by Proxy which are not voted for approval of our executive compensation (by voting no or abstaining) will have the effect of voting against this proposal. Broker non-votes will not count toward the determination of whether this proposal is approved and will have no impact on the vote. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for approval of our executive compensation, as disclosed in this Proxy Statement. Because this stockholder vote is advisory, it will not be binding on the Company or the Board of Directors. However, the Compensation Committee and Board will take into account the outcome of the vote when considering future executive compensation programs and arrangements.

Based on the foregoing, the Board is requesting that stockholders vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Your Board recommends that the stockholders vote FOR the approval of our executive compensation as described in the preceding resolution.

PROPOSAL NO. 4. AMENDMENT AND RESTATEMENT OF STOCK AWARD PLAN

General

Effective September 29, 2000, in connection with the merger of Epitope and STC Technologies, Inc. into the Company (the “Merger”), the Company adopted the Epitope, Inc. 2000 Stock Award Plan, which was subsequently renamed the OraSure Technologies, Inc. Stock Award Plan (the “Stock Award Plan” or the “Plan”).

Since the Merger, the Company’s Stock Award Plan has been amended several times to increase the number of authorized shares, subject to stockholder approval, and to make certain additional amendments. Under the terms of the Plan, as of April 4, 2020, there were:

(a)	668,183 shares of the Company’s Common Stock remaining available for grant under the Plan as stock options or other equity awards;
(b)	1,660,489 stock options issued and outstanding, with a weighted-average exercise price of $9.64 per share and a weighted average remaining contractual term of 6.9 years;
(c)	755,237 restricted shares issued and unvested, with a weighted-average grant date fair value of $9.37 per share; and
(d)	637,030 restricted units issued and unvested, with a weighted-average grant date for value of $11.16 per share.

In light of the foregoing, the Board has approved and recommended for submission to stockholders an amendment and restatement of the Stock Award Plan to increase in the number of shares of Common Stock authorized for grant under the Plan. A description of the proposed amendment and terms of the Stock Award Plan are set forth below.

Amendment of Stock Award Plan.

In order to enable the Company to continue to attract and retain qualified Directors, officers, employees and outside advisors and to compensate its Directors, officers, employees and advisors in a manner that is competitive with compensation provided by other medical diagnostic companies, the Board has determined that additional shares of Common Stock would need to be authorized for grants under the Stock Award Plan. The Board believes that the proposed increase in the number of shares is necessary for retaining the flexibility to grant equity-based compensation at optimal levels to motivate and reward the Company’s Directors, officers, employees and advisors for their contributions to the success of the Company and the growth in the value of our stock.  In addition, the Board wants to ensure that sufficient shares are available if needed to provide retention or other equity awards in connection with potential acquisitions or other business development activities.

Accordingly, subject to stockholder approval, the Board approved an amendment and restatement of the Stock Award Plan to increase the number of authorized shares by 5,000,000 shares (the “Amendment”).  If the Amendment is approved by the stockholders, there will be a total of 5,668,183 shares available under the Stock Award Plan on or after April 4, 2020.  The Stock Award Plan provides that any shares granted pursuant to the Plan as “full value” shares (i.e. restricted awards, performance awards or other stock-based awards) shall be counted against the total available shares on the basis of one and a half shares for every such “full value” share granted. In approving the Amendment, the Board considered various aspects of the Stock Award Plan, including the number of shares subject to outstanding awards, the number of shares that remain available for future awards under the Plan, the Company’s historic grant rates, the cost of issuing additional shares, the impact of share dilution on existing stockholders, and the central role of equity compensation in our executive compensation program, as described more fully in the CD&A section of this Proxy Statement.

Our Board recognizes the impact of dilution on our stockholders and has evaluated this share request very carefully in the context of the need to motivate, retain and ensure our leadership team is focused on our strategic and long-term growth priorities.  Equity is an important component of a compensation program that aligns with our strategy of achieving long-term sustainable growth.  The shares of Common Stock being requested for approval pursuant to the Amendment represent approximately 8.03% of the fully diluted shares of our Common Stock as of March 31, 2020.  Our Board believes that the increase in shares of Common Stock available for issuance to employees represents a reasonable amount of potential equity dilution given our strategic, human capital and long-term growth priorities.

Because grants of future awards are based on a number of factors, including the achievement of both business and individual performance goals, the Board cannot currently predict the rate at which shares will become subject to future grants. However, the Board determined that the proposed increase in authorized shares will meet the Company’s needs under the Stock Award Plan for the foreseeable future. A copy of the Amended and Restated Stock Award Plan is attached to this Proxy Statement as Exhibit A.

Summary of Amended and Restated Plan

A summary description of certain terms and provisions of the Stock Award Plan follows.  Defined terms that are not otherwise defined herein are as defined in the Plan.

Purpose

The purpose of the Stock Award Plan is to promote and advance the interests of the Company and its stockholders by enabling the Company to attract, retain, and reward employees, outside advisors, and Directors of the Company and any subsidiaries. The Stock Award Plan is intended to strengthen the mutuality of interests between employees, advisors, and Directors and the Company’s stockholders by offering equity‑based incentives to promote the long-term growth, profitability and financial success of the Company.

Eligibility

The Stock Award Plan provides for stock‑based awards (“Awards”) to (i) employees of the Company and any subsidiaries, if any (ii) members of advisory committees or other consultants to the Company or its subsidiaries (“Advisors”), and (iii) non-employee Directors of the Company.  Persons who help the Company raise money by selling securities or who promote or maintain a market for the Company's securities are not eligible to participate in the Stock Award Plan as Advisors.  In addition, only Advisors who, in the judgment of the Compensation Committee of the Board (the “Committee”), are or will be contributors to the long-term success of the Company, will be eligible to receive Awards (as defined below).  As of March 27, 2020, the Company and its subsidiaries had 475 employees and seven (7) non-employee Directors, all of whom are eligible to receive Awards under the Plan.

Administration of the Stock Award Plan

The Committee administers the Stock Award Plan and determines the persons who are to receive Awards and the types, amounts, and terms of Awards.  For example, the Committee may determine the exercise price, the form of payment of the exercise price, the number of shares subject to an Award, and the date or dates on which an Award becomes exercisable.  The Committee may delegate to one or more officers of the Company the authority to determine the recipients of and the types, amounts and terms of Awards granted to participants who are not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. Awards made by the Committee for the Company’s Chief Executive Officer are also reviewed and approved by the full Board.

The Stock Award Plan will continue in effect until February 21, 2027 or until the Plan is otherwise terminated by the Board.  Termination or expiration of the Plan will not affect outstanding Awards.

The Stock Award Plan permits the Board to amend, suspend or terminate the Plan or any portion of the Plan. Stockholder approval is required if (i) any such action would increase the number of shares of Common Stock subject to the Plan, (ii) such action would decrease the price at which Awards may be granted, (iii) such action would result in an Award becoming fully vested, exercisable or earned in the event of a change in control prior to the consummation of the change in control or (iv) such approval is required by law or regulation or the rules of a stock exchange or over-the-counter trading system.

Awards

Awards that may be granted under the Stock Award Plan include stock options, stock appreciation rights, restricted awards, performance awards, and other stock‑based awards.  The following is a brief summary of the various types of Awards that may be granted under the Plan.

Stock Options.  Options granted under the Stock Award Plan may be either incentive stock options ("ISOs"), a tax-favored form of Award meeting the requirements of Section 422 of the Internal Revenue Code, as amended, or nonqualified options (“NQOs”), which are not entitled to special tax treatment.  The Stock Award Plan limits the maximum term of any option granted to a period not longer than ten years from the date of grant.  The exercise price of any option granted under the Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant, except that in the case of an option granted to holders of 10% or more of the Company’s voting securities, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant.

The agreement evidencing the grant of a stock option (the “Option Agreement”) will specify, as determined by the Committee, the time or times when the option is exercisable, in whole or in part, and the extent to which the option remains exercisable after the option holder ceases to be an employee, Advisor or nonemployee Director of the Company. The Option Agreement may, in the discretion of the Committee, provide whether the option will become fully exercisable upon the death, disability or retirement of the option holder or upon a change in control of the Company. As a general matter, the option holder may not transfer an option except by testamentary will or the laws of descent and distribution.  An option may be exercised by payment of the exercise price in cash or, at the discretion of the Committee, in any combination of cash, previously held shares of Common Stock or share equivalents, or with proceeds from the sale of shares subject to the option.

A “change in control” generally is defined to take place when disclosure of such a change would be required by the proxy rules promulgated by the SEC or when:

•

any person, or more than one person acting as a group within the meaning of Section 409A of the Internal Revenue Code (the “Code”) and the regulations issued thereunder, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;

•

any person, or more than one person acting as a group within the meaning of Code Section 409A and the regulations issued thereunder, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30 percent or more of the total voting power of the Company’s stock;

•

a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

•

a person, or more than one person acting as a group within the meaning of Code Section 409A and the regulations issued thereunder, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions.

Options granted to employees under the Stock Award Plan generally vest over four years, with 25% of the grant vesting on the first anniversary of the grant date and the remaining 75% vesting ratably on a monthly basis over the next three years. Options granted to non-employee Directors in the past have generally vested ratably on a monthly basis over either a 12 or 24-month period, depending on the type of grant. Options granted under the Plan generally provide for accelerated vesting upon a “change in control.” The Committee may provide for different vesting for any option granted under the Plan.

In no event may options for more than 500,000 shares of Common Stock be granted to any individual under the Stock Award Plan during any fiscal year period.

Stock Appreciation Rights.  A recipient of stock appreciation rights ("SARs”) will receive, upon exercise, a payment (in cash or in shares of Common Stock) based on the increase in the fair market value of a share of Common Stock between the date of grant and the date of exercise.  SARs may be granted in connection with options or other Awards granted under the Stock Award Plan or may be granted as independent Awards. The Plan limits the maximum term for the exercise of a

SAR to a period not longer than ten years from the date of grant.  In no event may SARs for more than 500,000 shares of Common Stock be granted to any individual under the Plan during any fiscal year period.

Restricted Awards.  Restricted Awards may take the form of restricted shares or restricted units.  Restricted shares are shares of Common Stock that may be subject to forfeiture if the recipient terminates employment or service as an Advisor or non-employee Director during a specified period (the “Restriction Period”).  Stock certificates representing restricted shares are issued in the name of the recipient, but are held by the Company until the expiration of the Restriction Period.  From the date of issuance of restricted shares, the recipient is entitled to the rights of a stockholder with respect to the shares, including voting and dividend rights.  Any right to receive dividends on restricted shares shall be subject to the same forfeiture requirements applicable to the restricted shares. Restricted units are Awards that entitle the recipient to receive a share of Common Stock or the fair market value of a share at some future date, which similarly may be subject to forfeiture if the recipient terminates employment or service as an Advisor or non-employee Director during the applicable Restriction Period. Unvested Restricted Awards may not be sold, assigned, transferred, pledged, encumbered or otherwise transferred, voluntarily or involuntarily, by the recipient.

At the expiration of the Restriction Period, payment with respect to restricted units is made in an amount equal to the fair market value of the number of shares of Common Stock covered by the restricted units.  Payment may be in cash, unrestricted shares of Common Stock, or any other form approved by the Committee. Restricted Awards that are subject to forfeiture based solely on continued employment or passage of time shall vest over a period of at least three years, subject to certain exceptions set forth in the Stock Award Plan.

Performance Awards.  Performance Awards are designated in units equivalent in value to a share of Common Stock.  A Performance Award is subject to forfeiture if or to the extent that the Company, a subsidiary, an operating group, or the recipient, as specified by the Committee in the Award, fails to meet performance goals established for a designated performance period, which must have a duration of at least one year.  Performance Awards earned by attaining performance goals are paid at the end of a performance period in cash, shares of Common Stock, or any other form approved by the Committee.  The number of shares of Common Stock issuable with respect to Performance Awards granted to any individual executive officer may not exceed 150,000 shares for any calendar year.

Other Stock-Based Awards.  The Committee may grant other Awards that involve payments or grants of shares of Common Stock or are measured by or in relation to shares of Common Stock.

No Repricing or Exchanges.  Since the Merger, neither the Board nor the Committee has taken any action that resulted in the repricing, replacement or repurchase of out-of-the-money Options, SARs or other Awards. No such action can be taken under the Stock Award Plan without the approval of our stockholders.

Shares Subject to the Stock Award Plan

If the Amendment is approved by our stockholders at our 2020 Annual Meeting, there will be 5,668,183 shares available for issuance under the Stock Award Plan as of April 4, 2020. If an Award under the Plan is cancelled or expires for any reason prior to becoming fully vested or exercised or is settled in cash in lieu of shares, or is exchanged for other Awards under the Plan, then all shares covered by such Awards will be made available for future Awards under the Plan.  In the event of a change in the Company’s capitalization affecting the Common Stock, including a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, the Committee shall make such proportionate adjustments as it may determine, in its sole discretion to be appropriate as a result of such change, to the aggregate number of shares for which Awards may be granted under the Plan, the maximum number of shares which may be sold or awarded to any participant, the number of shares covered by each outstanding Award, and the price per share in respect of outstanding Awards.

Federal Income Tax Consequences

The following discussion summarizes the principal anticipated federal income tax consequences of Awards granted under the Stock Award Plan, to participants and to the Company.

Incentive Stock Options.  A recipient of an option does not recognize taxable income upon the grant or exercise of an ISO. If no disposition of shares occurs within two years from the date of grant or within one year from the date of exercise, then (a) upon the sale of the shares, any amount realized in excess of the exercise price is taxed to the option recipient as long‑term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction is allowed to the Company for federal income tax purposes.  For purposes of computing alternative minimum taxable income, an ISO is treated as an NQO.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two‑year and one‑year holding periods described above, then (a) the recipient will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of the shares) over the exercise price thereof and (b) the Company would be entitled to deduct such amount.  Any further gain realized is taxed as a short-term or long-term capital gain, as applicable, and does not result in any deduction for the Company.  Any disqualifying disposition as described above will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonqualified Options.  No income is recognized by an option recipient at the time an NQO is granted.  Upon exercise, (a) ordinary income is recognized by the option recipient in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount.  Upon disposition of the shares, appreciation or depreciation in the value of the shares after the date of exercise is treated as a short‑term or long‑term capital gain or loss, as applicable, and will not result in any deduction to the Company.

Payment of Exercise Price in Shares.  The Committee may permit participants to pay all or a portion of the exercise price for an option using previously acquired shares of Common Stock.  If an option is exercised and payment is made in previously held shares (held for six months or longer), there is no taxable gain or loss to the participant other than any gain recognized as a result of the exercise of the option, as described above.

Stock Appreciation Rights.  The grant of a SAR to a participant will not cause the recognition of income by the participant.  Upon exercise of a SAR, the participant will recognize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any shares of Common Stock delivered to the participant.  The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of a SAR.

Restricted Awards and Performance Awards.  Generally, a participant will not recognize any income upon issuance of a Restricted Award or Performance Award that is subject to forfeiture.  Generally, a participant will recognize ordinary income upon the vesting of Restricted Awards or Performance Awards in an amount equal to the amount of cash payable to the participant plus the fair market value of shares of Common Stock delivered to the participant.  Dividends paid with respect to Awards during the Restriction Period will be subject to the same restrictions and will be taxable as ordinary income to the participant when, and if, the restrictions lapse.  However, a participant may elect to recognize compensation income upon the grant of restricted shares, based on the fair market value of the shares of Common Stock subject to the Award at the date of grant.  If a participant makes such an election, dividends paid with respect to the restricted shares will not be treated as compensation, but rather as dividend income at the time when the restricted shares vest.  The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.  If a participant who receives an Award of restricted shares makes the special election described above, the Company will not be entitled to deduct dividends paid with respect to the restricted shares.

Limitation on Deductibility of Certain Compensation.  Section 162(m) of the Internal Revenue Code generally makes nondeductible to the Company taxable compensation paid to a single individual in excess of $1 million in any calendar year if the individual is the Chief Executive Officer or one of the next four highest-paid executive officers.

Vote Required for Approval; Board Recommendation

Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by Proxy at the Annual Meeting, is required for approval of the proposed Amendment.  Shares voted in person or represented by a Proxy which are not voted for approval of the Amendment (by voting no or abstaining) will have the effect of voting against this proposal. Shares as to which a broker or other nominee has indicated on a duly executed and returned Proxy or otherwise advised us that it lacks voting authority will have no effect on the vote for this proposal.

Your Board recommends that stockholders vote FOR approval of the Company’s Amended and Restated Stock Award Plan.

ANNUAL REPORT

Our Annual Report to Stockholders for the year ended December 31, 2019 accompanies this Proxy Statement. Following receipt of a written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of our Common Stock on March 27, 2020, the record date for the Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Corporate Secretary of the Company at our address set forth in the Notice of Annual Meeting of Stockholders immediately preceding this Proxy Statement.

DEADLINE FOR STOCKHOLDER PROPOSALS

You may submit proposals for inclusion in the proxy materials for the Company’s 2021 Annual Meeting of Stockholders. Any such proposals must meet the stockholder eligibility and other requirements imposed by rules issued by the SEC and must be received by the Company at 220 East First Street, Bethlehem, Pennsylvania 18015, Attention: Corporate Secretary, in accordance with Rule 14a-8 promulgated under the Exchange Act, not later than December 11, 2020.

In addition, our Bylaws provide that a stockholder proposal must meet certain predetermined requirements in order to be considered at the Annual Meeting. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder proposal included in the proxy materials pursuant to the SEC’s rules and regulations. In order to be considered, a stockholder’s proposal must be made in writing to the Company’s Secretary and must be delivered to or received at our principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the meeting. However, if less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The notice to the Secretary must set forth, with respect to each matter the stockholder proposes to bring before the meeting, a brief description of the matter and the reasons for considering that matter at the Annual Meeting. The notice must also include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf notice of the proposed business is made: (i) the name and address of the stockholder and such beneficial owner; (ii) any material interest of such stockholder and such beneficial holder in such business; (iii) the class and number of shares of capital stock of the Company which are held of record or beneficially owned by the stockholder and such beneficial owner and any other direct or indirect pecuniary or economic interest in any capital stock of the Company of such stockholder and such beneficial owner, including without limitation, any derivative instrument, swap, option, warrant, short interest, hedge, profit sharing arrangement or borrowed or loaned shares; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to propose the business described in its notice; and (v) any other information relating to such business matter that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. To the extent the Board of Directors or the SEC, or a court of competent jurisdiction, deems these Bylaw provisions to be inconsistent with the right of stockholders to request inclusion of a proposal in the Company’s proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act, such rule shall prevail.

The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a stockholder intends to present a proposal at our 2021 Annual Meeting without inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Secretary of the Company by February 24, 2021 (the date that is 45 days before the one-year anniversary of the date on which the Company first sent its proxy materials for the Annual Meeting), or if the Company meets other requirements of the applicable SEC rules and regulations, the proxies solicited by the Board for use at the 2021 Annual Meeting will confer discretionary authority to vote on the proposal should it then be raised at the 2021 Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Jack E. Jerrett

Secretary

April 9, 2020

EXHIBIT A

ORASURE TECHNOLOGIES, INC.

STOCK AWARD PLAN

ARTICLE 1

ESTABLISHMENT AND PURPOSE

(Amended and Restated Effective as of April 4, 2020)

Establishment. Epitope, Inc. established this Plan as the Epitope, Inc. 2000 Stock Award Plan, effective as of February 15, 2000, and the Plan was approved by shareholders of Epitope, Inc. at the 2000 annual shareholders meeting.  Effective September 29, 2000, in connection with the merger of Epitope, Inc. with and into OraSure Technologies, Inc., the name of the Plan was changed to the OraSure Technologies, Inc. 2000 Stock Award Plan and the Plan was adopted as a stock award plan of OraSure Technologies, Inc.  The Plan was amended and restated, subject to shareholder approval, effective May 16, 2006.  The Plan was amended further, subject to shareholder approval, effective May 13, 2008.  The Plan again was amended and restated in its entirety, subject to shareholder approval, effective May 17, 2011 and February 12, 2013.  The Plan was amended further, subject to shareholder approval, effective May 22, 2014.  The Plan was again amended and restated in its entirety, subject to shareholder approval, effective May 16, 2017.

1.1Purpose. The purpose of the Plan is to promote and advance the interests of Corporation and its shareholders by enabling Corporation to attract, retain, and reward employees, outside advisors, and directors of Corporation and its subsidiaries. It is also intended to strengthen the mutuality of interests between such employees, advisors, and directors and Corporation’s shareholders. The Plan is designed to meet this intent by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Corporation.

ARTICLE 2
DEFINITIONS

2.1Defined Terms. For purposes of the Plan, the following terms have the meanings set forth below:

“Advisor” means a natural person who is a consultant to or member of an Advisory Committee of Corporation or a Subsidiary, who provides bona fide services to Corporation and who is neither an employee of Corporation or a Subsidiary nor a Non-Employee Director. “Advisor” excludes any person who provides services to Corporation in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for Corporation’s securities, and any other person excluded from the class of persons to whom securities may be offered pursuant to a registration statement on Form S-8 or any successor form of registration statement.

“Advisory Committee” means a scientific advisory committee to Corporation or a Subsidiary.

“Award” means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Awards, Performance Awards, or Other Stock-Based Awards pursuant to the Plan.

“Award Agreement” means an agreement as described in Section 6.4.

“Board” means the Board of Directors of Corporation.

“Change in Control” means, unless otherwise provided in the applicable Award Agreement, a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Exchange Act; provided, however, that a change of control shall only be deemed to have occurred at such time as (i) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Corporation; (ii) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Corporation possessing 30 percent or more of the total voting power of the Corporation’s stock; (iii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the

Board before the date of the appointment or election; or (iv) a person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Corporation immediately before such acquisition or acquisitions.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

“Committee” means the committee appointed by the Board to administer the Plan as provided in Article 3 of the Plan.

“Common Stock” means the Common Stock, par value $0.000001 per share, of Corporation or any security of Corporation issued in substitution, in exchange, or in lieu of such stock.

“Continuing Restriction” means a Restriction contained in Sections 6.7, 6.8, and 15.4 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

“Corporation” means OraSure Technologies, Inc., a Delaware corporation, or any successor corporation. As to awards granted or other action taken prior to September 29, 2000, “Corporation” includes Epitope, Inc., as predecessor to OraSure Technologies, Inc.

“Disability” means the condition of being “disabled” within the meaning of Section 422(c)(6) of the Code. However, the Committee may change the foregoing definition of “Disability” or may adopt a different definition for purposes of specific Awards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, shall be construed to refer to successor provisions to such section or rule.

“Fair Market Value” means with respect to Common Stock, on a particular day, without regard to any restrictions (other than a restriction which, by its terms, will never lapse):

(1)if the Common Stock is at the time listed or admitted to trading on any stock exchange, the mean between the highest and lowest prices of the Common Stock on the date in question on the principal national securities exchange on which it is then listed or admitted to trading.  If no reported sale of Common Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Common Stock on such date on the principal exchange shall be determinative of “Fair Market Value;”

(2)if the Common Stock is not at the time listed or admitted to trading on a stock exchange, the mean between the highest reported asked price and lowest reported bid price of the Common Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market; or

(3)if the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, an amount as determined in good faith by the Committee and which shall comply with Section 409A of the Code.

“Incentive Stock Option” or “ISO” means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not an employee of Corporation or any Subsidiary.

“Nonqualified Option” or “NQSO” means any Option granted pursuant to the Plan that is not an Incentive Stock Option.

“Option” means an ISO or an NQSO.

“Other Stock-Based Award” means an Award as defined in Section 11.1.

“Participant” means an employee of Corporation or a Subsidiary, an Advisor, or a Non-Employee Director who is granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to the provisions of Article 10 of the Plan, the Vesting of which is contingent on performance attainment.

“Performance Cycle” means a designated performance period pursuant to the provisions of Section 10.3 of the Plan.

“Performance Goal” means a designated performance objective pursuant to the provisions of Section 10.4 of the Plan.

“Plan” means this OraSure Technologies, Inc. 2000 Stock Award Plan, as set forth herein and as it may be amended from time to time.

“Reporting Person” means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Restricted Award” means a Restricted Share or a Restricted Unit granted pursuant to Article 9 of the Plan.

“Restricted Share” means an Award described in Section 9.1(a) of the Plan.

“Restricted Unit” means an Award of units representing Shares described in Section 9.1(b) of the Plan.

“Restriction” means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

“Retirement” means:

(a)For Participants who are employees, retirement from active employment with Corporation and its Subsidiaries at or after age 50, or such earlier retirement date as approved by the Committee for purposes of the Plan;

(b)For Participants who are Non-Employee Directors, termination of membership on the Board after attaining age 50, or such earlier retirement date as approved by the Committee for purposes of the Plan; and

(c)For Participants who are Advisors, termination of service as an Advisor after attaining age 50, or such earlier retirement date as approved by the Committee for purposes of the Plan.

However, the Committee may change the foregoing definition of “Retirement” or may adopt a different definition for purposes of specific Awards.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Article 8 of the Plan.

“Subsidiary” means any “subsidiary corporation” of Corporation within the meaning of Section 424 of the Code, namely any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

“Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or any Subsidiary under Section 424(f) of the Code.

“Vest” or “Vested” means:

(a)In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

(b)In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

(c)In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

(d)In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

2.2Gender and Number. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan shall also include the opposite gender; and the definition of any term in Section 2.1 in the singular shall also include the plural, and vice versa.

ARTICLE 3
ADMINISTRATION

3.1General. Except as provided in Section 3.7, the Plan will be administered by a Committee composed as described in Section 3.2.

3.2Composition of the Committee. The Committee will be appointed by the Board from among its members in a number and with such qualifications as will meet the independence and other requirements for (i) approval by a committee pursuant to Rule 16b-3 under the Exchange Act, (ii) establishing, administering and certifying performance goals pursuant to Section 162(m) of the Code and (iii) trading or listing securities on the securities exchange or association on which the Common Stock is then traded or listed. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, will be filled by the Board. The initial members of the Committee will be the members of Corporation’s existing Executive Compensation Committee. The Board may at any time replace the Executive Compensation Committee with another Committee. In the event that the Executive Compensation Committee ceases to satisfy the requirements of Rule 16b-3, Section 162(m) of the Code or a securities exchange or association described above in 3.2(iii), the Board will appoint another Committee satisfying such requirements.

3.3Authority of the Committee. The Committee will have full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:

(a)	Construe and interpret the Plan and any Award Agreement;

(b)Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

(c)	With respect to employees and Advisors:
(i)	Select the employees and Advisors who shall be granted Awards;
(ii)	Determine the number and types of Awards to be granted to each such Participant;
(iii)	Determine the number of Shares, or Share equivalents, to be subject to each Award;
(iv)	Determine the option price, purchase price, base price, or similar feature for any Award; and

(v) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, shall be final, conclusive, and binding on all Participants.

3.4Action by the Committee. A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by all the members of the Committee, will be the valid acts of the Committee.

3.5Delegation. Notwithstanding the foregoing, the Committee may delegate to one or more officers of Corporation the authority to determine the recipients, types, amounts, and terms of Awards granted to Participants who are not Reporting Persons or “covered employees” within the meaning of Section 162(m) of the Code.

3.6Liability of Committee Members. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

3.7Awards to Non-Employee Directors. The Board or Committee may grant Awards from time to time to Non-Employee

Directors.

3.8Costs of Plan. The costs and expenses of administering the Plan will be borne by Corporation.

ARTICLE 4
DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

4.1Duration of the Plan. This amendment and restatement of the Plan is effective April 4, 2020. The Plan shall remain in full force and effect until February 21, 2027, or the date it is terminated by the Board.  The Board shall have the power to amend, suspend or terminate the Plan as provided in Article 14.  Termination of the Plan under Article 14 shall not affect Awards outstanding under the Plan at the time of termination.

4.2Shares Subject to the Plan.

4.2.1 General. The shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares may be issued under the Plan.

4.2.2 Number of Shares; Limits.

(a)The maximum number of Shares for which Awards may be granted under the Plan on or after April 4, 2020, is 5,668,183 Shares, plus any Shares that become available as the result of the cancellation or expiration of any Award, subject to adjustment for changes in capitalization affecting the Corporation’s Common Stock pursuant to Section 13.2 of the Plan. Any Shares granted in connection with Options and Stock Appreciation Rights shall be counted against this limit on the basis of one Share for each Share subject to such Option or Stock Appreciation Right.  Any Shares granted in connection with Restricted Awards, Performance Awards or Other Stock-Based Awards shall be counted against this limit on the basis of one and a half Shares for every one Share granted in connection with such Awards.

(b)The maximum number of Shares that may be issued pursuant to paragraph (a) above on or after April 4, 2020, pursuant to Incentive Stock Options, is 5,668,183. Shares, subject to adjustment for changes in capitalization affecting the Corporation’s Common Stock pursuant to Section 13.2 of the Plan.

4.2.3 Availability of Shares for Future Awards. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards will be made available for future Awards under the Plan.  In no event shall the following be made available for future awards under the Plan: (a) Shares retained or reacquired by the Corporation in payment of an option price or satisfaction of a withholding tax obligation by a Participant in connection with any Award, (b) Shares repurchased by the Corporation with Option proceeds and (c) Shares covered by an SAR, to the extent the SAR is exercised and settled in Shares and whether or not Shares are actually issued to the Participant upon exercise of the SAR.

ARTICLE 5
ELIGIBILITY

5.1Employees and Advisors. Officers and other employees of Corporation and any Subsidiaries (who may also be directors of Corporation or a Subsidiary) and Advisors who, in the Committee’s judgment, are or will be contributors to the long-term success of Corporation will be eligible to receive Awards under the Plan.

5.2Non-Employee Directors. All Non-Employee Directors will be eligible to receive Awards as provided in Section 3.7 of the Plan.

ARTICLE 6
AWARDS

6.1Types of Awards. The types of Awards that may be granted under the Plan are:

(a)	Options governed by Article 7 of the Plan;
(b)	Stock Appreciation Rights governed by Article 8 of the Plan;
(c)	Restricted Awards governed by Article 9 of the Plan;

(d)	Performance Awards governed by Article 10 of the Plan; and
(e)	Other Stock-Based Awards or combination awards governed by Article 11 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

6.2General. Subject to the limitations of the Plan, the Committee may cause Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan.

6.3Nonuniform Determinations. The Committee’s determinations under the Plan or under one or more Award Agreements, including without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

6.4Award Agreements. Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

6.5Provisions Governing All Awards. All Awards will be subject to the following provisions:

(a)Alternative Awards. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award automatically will cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

(b)Rights as Shareholders. No Participant will have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

(c)Employment Rights. Neither the adoption of the Plan nor the granting of any Award will confer on any person the right to continued employment with Corporation or any Subsidiary or the right to remain as a director of Corporation or a member of any Advisory Committee, as the case may be, nor will it interfere in any way with the right of Corporation or a Subsidiary to terminate such person’s employment or to remove such person as an Advisor or as a director at any time for any reason or for no reason, with or without cause.

(d)Termination of Employment. The terms and conditions under which an Award may be exercised or will continue to Vest, if at all, after a Participant’s termination of employment or service as an Advisor or as a Non-Employee Director will be determined by the Committee and specified in the applicable Award Agreement.

(e)Change in Control. The Committee, in its discretion, may provide in any Award Agreement that in the event of a Change in Control of  the Corporation:

(i)All, or a specified portion of, Awards requiring exercise will become fully and immediately exercisable, notwithstanding any other limitations on exercise;

(ii)All, or a specified portion of, Awards subject to Restrictions will become fully Vested; and

(iii)All, or a specified portion of, Awards subject to Performance Goals will be deemed to have been fully earned.

The Committee, in its discretion, may include Change in Control provisions in some Award Agreements and not in others, may include different Change in Control provisions in different Award Agreements, and may include Change in Control provisions for some Awards or some Participants and not for others.

(f)Service Periods. At the time of granting Awards, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

6.6Tax Withholding.

(a)General. Corporation will have the right to deduct from any settlement, including the delivery or Vesting of Shares, made under the Plan any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan will make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligations. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

(b)Stock Withholding. The Committee, in its sole discretion, may permit a Participant to satisfy all or a part of the withholding tax obligations incident to the settlement of an Award involving payment or delivery of Shares to the Participant by having Corporation withhold a portion of the Shares that would otherwise be issuable to the Participant. Such Shares will be valued based on their Fair Market Value on the date the tax withholding is required to be made. Any stock withholding with respect to a Reporting Person will be subject to such limitations as the Committee may impose to comply with the requirements of the Exchange Act.  Notwithstanding the foregoing, Reporting Persons shall be permitted to elect to satisfy all or a portion of the withholding tax obligations incident to the settlement of an Award involving payment or delivery of Shares to such Participant by having Corporation withhold a portion of the Shares that would otherwise be issuable to the Participant.

6.7Annulment of Awards. Any Award Agreement may provide that the grant of an Award payable in cash is provisional until cash is paid in settlement thereof or that grant of an Award payable in Shares is provisional until the Participant becomes entitled to the Shares in settlement thereof. In the event the employment (or service as an Advisor or membership on the Board) of a Participant is terminated for cause (as defined below), any Award that is provisional will be annulled as of the date of such termination for cause. For the purpose of this Section 6.7, the term “for cause” has the meaning set forth in the Participant’s employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Corporation or for other job performance or conduct which is materially detrimental to the best interests of Corporation, as determined by the Committee.

6.8Engaging in Competition With Corporation. Any Award Agreement may provide that, if a Participant terminates employment with Corporation or a Subsidiary for any reason whatsoever, and within 18 months after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Committee, in its sole discretion, may require such Participant to return to Corporation the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date of such Participant’s termination of employment with Corporation.

ARTICLE 7
OPTIONS

7.1Types of Options. Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQSO. In the event the Code is amended to provide for tax-favored forms of stock options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of options.

7.2General. Options will be subject to the terms and conditions set forth in Article 6 and this Article 7 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

7.3Option Price. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which will not be less than 100 percent (100%) of the Fair Market Value of a Share on the date of grant for all Options (ISOs or NQSOs); provided, however, that in the case of any ISO granted to a Ten Percent Shareholder, the option exercise price per Share shall not be less than 110 percent (110%) of the Fair Market Value of a Share on the date of grant

7.4Option Term. The Award Agreement for each Option will specify the term of each Option, which shall have a specified period during which the Option may be exercised which is no longer than ten years, as determined by the Committee.

7.5Time of Exercise. The Award Agreement for each Option will specify, as determined by the Committee:

(a)The time or times when the Option will become exercisable and whether the Option will become exercisable in full or in graduated amounts over a period specified in the Award Agreement;

(b)Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the

Committee; and

(c)The extent, if any, to which the Option will remain exercisable after the Participant ceases to be an employee, Advisor, or director of Corporation or a Subsidiary.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the Option will become immediately and fully exercisable (i) in the event of the death, Disability, or Retirement of the Participant, or (ii) upon the occurrence of a Change in Control of Corporation.

7.6Method of Exercise. The Award Agreement for each Option will specify the method or methods of payment acceptable upon exercise of an Option. An Award Agreement may provide that the option price is payable in full in cash or, at the discretion of the Committee:

(a)In previously acquired Shares (including Restricted Shares);

(b)By surrendering outstanding Awards under the Plan denominated in Shares or in Share-equivalent units;

(c)By delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

(i)To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the option price and withholding taxes due; or

(ii)To pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the option price and withholding taxes due; or

(d)In any combination of the foregoing or in any other form approved by the Committee.

If Restricted Shares are surrendered in full or partial payment of an Option price, a corresponding number of the Shares issued upon exercise of the Option will be Restricted Shares subject to the same Restrictions as the surrendered Restricted Shares.

7.7Special Rules for Incentive Stock Options. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement must be in conformance with the statutory and regulatory requirements specified in Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may be granted only to employees of Corporation or a Subsidiary. ISOs may not be granted under the Plan after February 21, 2027, unless the ten-year limitation of Section 422(b)(2) of the Code is removed or extended.

7.8Restricted Shares. In the discretion of the Committee, the Shares issuable upon exercise of an Option may be Restricted Shares if so provided in the Award Agreement.

7.9Limitation on Number of Shares Subject to Options. In no event may Options for more than 500,000 Shares be granted to any individual under the Plan during any fiscal year period.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1General. Stock Appreciation Rights will be subject to the terms and conditions set forth in Article 6 and this Article 8 and may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

8.2Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or if the Committee determines at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR has been exercised. The base price will be designated by the Committee in the Award Agreement for the SAR and shall be not less than 100 percent (100%) of the Fair Market Value of a Share on the grant date of the SAR.

8.3Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee.  The Committee may also provide that an SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions. In the case of SARs granted to Reporting Persons, exercise of the SAR will be limited by the Committee to the extent required to comply with the applicable requirements of Rule 16b-3 under the Exchange Act.

8.4Term. The Award Agreement for each SAR shall have a specified period during which the SAR may be exercised, which is no longer than ten years, as determined by the Committee.

8.5Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in installments, in Shares, or in any combination of the foregoing, or in any other form as the Committee determines.

8.6Limitation on Number of Shares Subject to SARs. In no event may SARs for more than 500,000 Shares be granted to any individual under the Plan during any fiscal year period.

ARTICLE 9
RESTRICTED AWARDS

9.1Types of Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Shares or Restricted Units.

(a)Restricted Shares. A Restricted Share is an Award of Shares transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Restricted Shares and may include a requirement that the Participant forfeit such Restricted Shares back to Corporation upon termination of Participant’s employment (or service as an Advisor or Non-Employee Director) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving a Restricted Share will be issued a stock certificate in respect of such Shares, registered in the name of such Participant, or such certificate, registered in the name of such Participant, will be placed in a restricted stock account (including an electronic account) with a transfer agent.  If such certificate is issued to the Participant, the Participant will be required to execute a stock power in blank with respect to the Shares evidenced by such certificate, and such certificate and the stock power will be held in custody by Corporation until the Restrictions thereon will have lapsed.

(b)Restricted Units. A Restricted Unit is an Award to receive a Share or the Fair Market Value of a Share at some date in the future, which is granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such Restricted Units upon termination of Participant’s employment (or service as an Advisor or Non-Employee Director) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Units.

9.2General. Restricted Awards will be subject to the terms and conditions of Article 6 and this Article 9 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

9.3Restriction Period. Restricted Awards will provide that such Awards, and the Shares subject to such Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Awards, the Participant must remain in the employment (or remain as an Advisor or Non-Employee Director) of Corporation or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the date of the Award and ending on such later date or dates as the Committee designates at the time of the Award (the “Restriction Period”). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under or governed by a Restricted Award grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period; provided that a Restricted Award with a Restriction Period based solely on continued employment or passage of time may not permit the lapse of all restrictions over a total period less than three (3) years (subject to three (3) one year installments) after the date of the Award, except in the case of (a) Restricted Awards to Non-Employee Directors or Advisors, (b) Restricted Awards granted upon the commencement of a Participant’s employment with the Corporation, (c) Restricted Awards which, in the aggregate, cover not more than 5% of the number of Shares available for Awards under the Plan under Section 4.2.2(a) (determined without regard to any other limits set forth in Section 4.2.2(b) or (c)), or (d) restrictions which lapse (i) upon the death or Disability of the Participant, (ii) upon the  retirement of the Participant, (iii) as may be required pursuant to an employment agreement between the Participant and the Corporation or (iv) upon a Change in Control.  Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant shall be entitled to settlement of the Restricted Award or portion thereof, as the case may be. Although Restricted Awards will usually Vest based on continued employment (or service as an Advisor or Non-Employee Director) and Performance Awards under Article 10 shall usually Vest based on attainment of Performance Goals, the Committee, in its discretion, may condition Vesting of Restricted Awards on attainment of Performance Goals as well as continued employment (or service as an Advisor or Non-Employee Director). In such case, the Restriction Period for such a Restricted Award will include the period prior to satisfaction of the Performance

Goals.

9.4Forfeiture. If a Participant ceases to be an employee, Advisor of Corporation or a Subsidiary or Non-Employee Director during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement), the Award Agreement may require that all non-Vested Restricted Awards previously granted to the Participant be forfeited and returned to Corporation.

9.5Settlement of Restricted Awards.

(a)Restricted Shares. Upon Vesting of a Restricted Share Award, the legend on such Shares will be removed and the Participant’s stock power, if any, will be returned and the Shares will no longer be Restricted Shares. The Committee may also, in its discretion, permit a Participant to receive, in lieu of unrestricted Shares at the conclusion of the Restriction Period, payment in cash, installments, or in any other manner or combination of such methods as the Committee, in its sole discretion, determines.

(b)Restricted Units. Upon Vesting of a Restricted Unit Award, a Participant will be entitled to receive payment for Restricted Units in an amount equal to the aggregate Fair Market Value of the Shares covered by such Restricted Units at the expiration of the Applicable Restriction Period. Payment in settlement of a Restricted Unit will be made as soon as practicable following the conclusion of the applicable Restriction Period in cash, in installments, in Shares equal to the number of Restricted Units, or in any other manner or combination of such methods as the Committee, in its sole discretion, determines, subject to the applicable restrictions contained in Section 409A of the Code.

9.6Rights as a Shareholder. A Participant will have, with respect to unforfeited Shares received under a grant of Restricted Shares, all the rights of a shareholder of Corporation, including the right to vote the Shares and the right to receive any cash dividends. The right to receive cash dividends on Restricted Shares shall be subject to the Restrictions applicable to the Restricted Shares. Stock dividends issued with respect to Restricted Shares will be treated as additional Shares covered by the grant of Restricted Shares and will also be subject to the same Restrictions.

ARTICLE 10
PERFORMANCE AWARDS

10.1  General. Performance Awards will be subject to the terms and conditions set forth in Article 6 and this Article 10 and may contain such other terms and conditions not inconsistent with the express provisions of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

10.2  Nature of Performance Awards. A Performance Award is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such Performance Award or a portion thereof in the event specified performance criteria are not met within a designated period of time.

10.3  Performance Cycles. For each Performance Award, the Committee will designate a performance period (the “Performance Cycle”) with a duration of at least one (1) year, as may be determined by the Committee in its discretion within which specified Performance Goals are to be attained. There may be several Performance Cycles in existence at any one time and the duration of Performance Cycles may differ from each other.

10.4  Performance Goals. The Committee will establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals may be based on performance criteria for Corporation, a Subsidiary, or an operating group, or based on a Participant’s individual performance. Performance Goals may include objective and subjective criteria. During any Performance Cycle, the Committee may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

10.5  Determination of Awards. As soon as practicable after the end of a Performance Cycle, the Committee will determine the extent to which Performance Awards have been earned on the basis of performance in relation to the established Performance Goals.

10.6  Timing and Form of Payment. Settlement of earned Performance Awards will be made to the Participant as soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under Section 10.5, in the form of cash, installments, Shares, or any combination of the foregoing or in any other form as the Committee determines.

10.7  Performance Goals for Executive Officers. The performance goals for Performance Awards granted to executive officers of Corporation may relate to corporate performance, business unit performance, or a combination of both.

(a)Corporate performance goals will be based on financial performance goals related to the performance of Corporation as a whole and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profit, stock price, costs of production, or other measures.

(b)Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introductory products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures.

(c)Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

10.8  Award Limitations. The maximum number of Shares issuable with respect to Performance Awards granted to any individual executive officer may not exceed 150,000 Shares for any calendar year.

ARTICLE 11
OTHER STOCK-BASED AND COMBINATION AWARDS

11.1  Other Stock-Based Awards. The Committee (or the Board with respect to Awards to Non-Employee Directors) may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

11.2  Combination Awards. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation, including the plan of any acquired entity. No action authorized by this section may reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant’s consent.

ARTICLE 12
DEFERRAL ELECTIONS

The Committee may permit a Participant to elect to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, earn-out, or Vesting of an Award made under the Plan. If any such election is permitted, the Committee will establish rules and procedures for such payment deferrals, including, but not limited to: (a) payment or crediting of reasonable interest on such deferred amounts credited in cash or (b) the payment or crediting of dividend equivalents in respect of deferrals credited in Share equivalent units.  Such deferrals, if permitted, shall to the extent possible, comply with Section 409A of the Code and the regulations and other guidance promulgated thereunder.

ARTICLE 13
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

13.1Plan Does Not Restrict Corporation. The existence of the Plan and the Awards granted hereunder will not affect or restrict in any way the right or power of the Board or the shareholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation’s capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation’s capital stock or the rights thereof, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

13.2Adjustments by the Committee. In the event of any change in capitalization affecting the Common Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the price per Share in respect of outstanding

Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Corporation assets to shareholders.

ARTICLE 14
AMENDMENT AND TERMINATION

The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time; provided that no such action may be taken without shareholder approval if (i) such action would increase the number of shares subject to the Plan; (ii) such action would result in the repricing, replacement or repurchase of out-of-the money Options, Stock Appreciation Rights or other Awards; (iii) such action would result in an Award being fully Vested, exercisable or earned in the event of a Change in Control prior to the consummation of the Change in Control; or (iv) such approval is required by applicable law or regulation or the applicable requirements of a stock exchange or over-the-counter stock trading system; provided further that the Board may, in its discretion, determine to submit any other changes to the Plan to the shareholders for approval; provided further that no amendment, suspension or termination of the Plan may materially and adversely affect the rights of a Participant under any outstanding Award without such Participant’s consent, unless such action is necessary to ensure a deduction under Section 162(m) of the Code or to avoid the additional tax described in Section 409A of the Code.

ARTICLE 15
MISCELLANEOUS

15.1Unfunded Plan. The Plan will be unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Corporation will be deemed to be secured by any pledge of, or other encumbrance on, any property of Corporation.

15.2Payments to Trust. The Committee is authorized (but has no obligation) to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

15.3Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan will not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any state or country and shall not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Corporation or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with Corporation and its Subsidiaries.

15.4Securities Law Restrictions. No Shares may be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.5Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Delaware.

ARTICLE 16

SHAREHOLDER APPROVAL

The Plan, as amended and restated, is expressly subject to the approval of the Plan by the shareholders at the 2020 annual meeting of Corporation’s shareholders.

220 EAST FIRST STREET BETHLEHEM, PA 18015	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E38313-P03935 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ORASURE TECHNOLOGIES, INC. The Board of Directors recommends you vote FOR each of the following nominees:
1.	ELECTION OF DIRECTORS Class II (Expiring 2023)
	Nominees:		For	Against	Abstain
	1a. Mara G. Aspinall		☐	☐	☐
	1b. Ronny B. Lancaster		☐	☐	☐
The Board of Directors recommends you vote FOR items 2 and 3.						For	Against	Abstain
2.						Ratification of Appointment of KPMG LLP as the Independent Registered Public Accounting Firm for Fiscal Year 2020. ☐	☐	☐
3.						Advisory (Non-Binding) Vote to Approve Executive Compensation. ☐	☐	☐
4.						Amendment to the Company’s Stock Award Plan. ☐	☐	☐
Mark Here for Address Changes or Comments SEE REVERSE					☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

OraSure Technologies, Inc.

2020 Annual Meeting of Stockholders

Tuesday, May 19, 2020

Important notice regarding the Internet availability of proxy materials for the

Annual Meeting of Stockholders.

The Notice and Proxy Statement and 2019 Annual Report to Stockholders

are available at www.proxyvote.com.

E38314-P03935

PROXY 2020Annual Meeting of Stockholders PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack E. Jerrett and Michele Miller, and each of them, proxies with full power of substitution, to vote all of the shares which the undersigned is entitled to vote at the 2020 Annual Meeting of Stockholders of OraSure Technologies, Inc. (the “Company”), on Tuesday, May 19, 2020, at 10:00 a.m. (Eastern Time), and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present, with respect to the matters listed on the reverse side.

The shares represented by this Proxy, if properly executed, will be voted (i) FOR the election of the nominees listed on the reverse side as directors, (ii) FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020, (iii) FOR approval of the compensation of the Company’s named executive officers, and (iv) FOR approval of the Company’s Amended and Restated Stock Award Plan. If any other business properly comes before the meeting, the proxies named above will have discretionary authority to vote thereon in accordance with their best judgment.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY.

Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed, on the other side)